As filed with Securities and Exchange Commission on May 14, 2018 .

Registration No. 333-220295

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

Amendment No. 9 to
FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________________

Airborne Wireless Network
(Exact name of registrant as specified in its charter)

Nevada	5961	27-4453740
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4115 Guardian Street, Suite C

Simi Valley, California 93063

805-583-4302

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Michael J. Warren

Chief Executive Officer

Airborne Wireless Network

4115 Guardian Street, Suite C

Simi Valley, California 93063

805-583-4302

(Name, Address and Telephone Number of Agent for Service)

___________________________

Copies to:
Stephen E. Older, Esq. McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, New York 10020 (212) 548-2100	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

___________________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company	☐
		(Do not check if a smaller reporting company)	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed maximum aggregate offering price(1)	Amount of Registration Fee
Units consisting of:	$9,000,000	$1,120.50
Shares of Series A Convertible Preferred Stock
Series 1 Warrants to Purchase Series A Convertible Preferred Stock
Series 2 Warrants to Purchase Series A Convertible Preferred Stock
Series 3 Warrants to Purchase Series A Convertible Preferred Stock

Shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock(2)(3)	-	-
Shares of Series A Convertible Preferred Stock issuable upon exercise of the warrants included in the Units(2)	$27,000,000	$3,361.50
Warrants to be issued to the underwriter(4)(5)	-	-
Units underlying underwriter’s warrants consisting of(2)(5)	$792,000	$98.60
Shares of Series A Convertible Preferred Stock
Series 1 Warrants to Purchase Series A Convertible Preferred Stock
Series 2 Warrants to Purchase Series A Convertible Preferred Stock
Series 3 Warrants to Purchase Series A Convertible Preferred Stock
Shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock underlying underwriter’s warrants(2)(3)	-	-
Shares of Series A Convertible Preferred Stock issuable upon exercise of the warrants included in the underwriter’s units(2)	$2,160,000	$268.92
Total	$38,952,000	$4,849.52	(6)

__________

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	No additional consideration is payable upon conversion of the Series A Convertible Preferred Stock.
(4)	No registration fee required pursuant Rule 457(g) under the Securities Act.
(5)	Represents warrants to purchase a number of Units equal to 8% of the number of Units sold in this offering at an exercise price equal to 110% of the Public offering price.
(6)	Previously paid.

_____________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 14, 2018

9,000 Units, Each Consisting of One Share of Series A Convertible Preferred Stock and Series 1 Warrant to Purchase one share of Series A Convertible Preferred Stock, Series 2 Warrant to purchase one share of Series A Convertible Preferred Stock and Series 3 Warrant to Purchase up to one Share of Series A Convertible Preferred Stock

We are offering by this prospectus up to  9,000 units, each consisting of one share of our Series A Convertible Preferred Stock and one Series 1 warrant to purchase one share of Series A Convertible Preferred Stock, one Series 2 warrant to purchase one share of Series A Convertible Preferred Stock and one Series 3 warrant to purchase one share of Series A Convertible Preferred Stock, each exercisable at an initial exercise price of $1,000 per share of Series A Convertible Preferred Stock. The units are being offered at a price of $1,000 per unit. The units will not be issued or certificated. The shares of Series A Convertible Preferred Stock and Series 1 Warrants, The Series 2 Warrants and the Series 3 Warrants (collectively, the “Warrants”) comprising the units are immediately separable and will be issued separately. The offering also includes the shares of common stock issuable from time to time upon conversion of the Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock issuable from time to time upon exercise of the warrants included in the units and the shares of common stock issuable from time to time upon conversion of those Series A Convertible Preferred .

Our common stock is currently quoted on the OTCQB under the symbol “ABWN.” On May 11 , 2018, the last reported per share price for our common stock was $ 0.78 , as quoted by the OTCQB. There is no established trading market for the Series A Convertible Preferred Stock or the warrants, and we do not intend to list the Series A Convertible Preferred Stock or the warrants on any national securities exchange.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and applicable Securities and Exchange Commission rules and are, therefore, currently eligible for reduced public company reporting requirements.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

	Per Unit	Total
Public offering price	$1,000	$9,000,000
Underwriting discounts and commissions(1)	$80	$720,000
Proceeds to us, before expenses	$920	$8,280,000

(1)

Does not include additional compensation payable to the underwriters. We have also agreed to issue to the underwriters warrants to purchase a number of Units equal to 8% of the Units sold in this offering at an exercise price equal to 110% of the public offering price. In addition, we have agreed to reimburse the underwriters for certain expenses. The registration statement of which this prospectus forms a part also covers the underwriters’ warrants and the shares of preferred stock and Series 1 warrants, Series 2 warrants and Series 3 warrants issuable upon exercise thereof, as well as the shares of common stock issuable upon conversion of such preferred stock (including the shares of preferred stock issued upon exercise of such Series 1 warrants, Series 2 warrants and Series 3 warrants ) . See “Underwriting” for a description of compensation payable to the underwriters.

The underwriters expect to deliver the units to investors on or about          , 2018

 Maxim Group LLC

The date of this prospectus is                 , 2018

Please read this prospectus carefully. It describes our business, financial condition, results of operations and prospects. We have prepared this prospectus so that prospective investors will have the information necessary to make an informed investment decision.

Prospective investors should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to such investors. We have not, and the underwriters have not, authorized anyone to provide such investors with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to such investors. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to such investors. This prospectus may only be used where it is legal to offer and sell shares of our common stock and warrants. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of units. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

PROSPECTUS SUMMARY

This summary highlights certain information contained in greater detail elsewhere in this prospectus and does not contain all of the information that prospective investors should consider in making their investment decisions. Before investing in our securities, prospective investors should carefully read this entire prospectus, including our financial statements and related notes, and the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this summary and under the heading “Risk Factors,” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. Please see “Cautionary Statement Regarding Forward-Looking Statements.” Prospective investors should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Unless otherwise indicated, references to “we,” “our,” “us,” the “Company,” or “Airborne Wireless” refer to Airborne Wireless Network, a Nevada corporation.

The Company

Airborne Wireless Network is an early stage company with the principal business strategy of developing, marketing and licensing a high-speed meshed broadband airborne wireless network by linking commercial aircraft in flight. We call this network the “Infinitus Super Highway” (“Infinitus”). To our knowledge, no commercial broadband airborne network exists in the world today.

We expect that Infinitus will provide a broadband wireless communication infrastructure by using and customizing existing, small, lightweight, low-power relay station equipment and antennae that will be installed onboard aircraft. Each equipped aircraft would have a broadband wireless communication link to one or more neighboring aircraft and/or ground stations. These aircraft would form a chain of seamless airborne repeaters or routers providing broadband wireless communication gateways along the entire flight path, essentially creating a digital superhighway in the sky. If a link was interrupted, the signal would be redirected to the next participating aircraft or ground station in the chain -- in other words, there would be multiple, simultaneous data connections and thus the system would not rely on a single link.

We intend to act as a wholesale carrier, licensing our bandwidth to, among others, data service providers (such as major telecommunications companies and other Internet service providers) that provide broadband services to end users, to government agencies and to companies that desire a more robust private broadband network. We do not plan to license or sell Infinitus directly to consumers. We anticipate that Infinitus will enable our future customers to minimize their infrastructure development time and costs, and increase the reliability of their broadband communications systems.

If we can successfully complete the development of Infinitus, Infinitus could provide high-speed broadband Internet service to (i) supplement or replace the current broadband networks, (ii) serve currently underserved markets, such as maritime, rural and remote locations, (iii) government agencies, including those that provide emergency or disaster relief services, (iv) companies seeking a more secure, reliable private data network, (v) customers onboard aircraft in flight seeking improved Internet access and connectivity and (vi) owners and operators of private jets and small aircraft owners, which in turn, can provide additional aircraft for the Infinitus network. Infinitus could also provide a wireless broadband network that is not vulnerable or susceptible to single points of failure (as is the case with some current networks).

Infinitus was originally based principally on a United States patent that we acquired in August 2016. The patent gives the holder the right to exclude others in the United States, commensurate with the scope of the patent, from creating a fully meshed, high-speed broadband wireless network by linking commercial aircraft in flight. This patent expires on September 20, 2018. We also filed a patent application in the United States on July 25, 2017 seeking the right to exclude others, commensurate with the scope of the patent application, from using our method of synchronizing free space optic links between aircraft in flight, which technology we believe will be instrumental in making Infinitus operate successfully. Currently, this patent application is undergoing prioritized examination at the U.S. Patent and Trademark Office and we are continuing to prosecute this patent application in order to get the patent granted as soon as possible. We also expect to seek rights to exclude others from using this method under an international Patent Cooperation Treaty (“PCT”) application.

1

We are currently in the process of completing the development of Infinitus, and have not licensed Infinitus to anyone or generated any revenue from external customers during the last three fiscal years.

Our Plan

We have a three-pronged plan to commercialize Infinitus.

The first prong of our plan is to complete the development and testing of Infinitus. In May 2017, we conducted our first airborne test of Infinitus, using two Boeing 767 aircraft and a temporary mobile mast system to emulate a ground station (“Proof of Concept flight test”). During the Proof of Concept flight test, Federal Aviation Administration (“FAA”) and electromagnetic field interference tests were completed successfully. The Proof of Concept flight test also successfully demonstrated, on a micro scale, the ability of aircraft equipped with Infinitus to act as airborne repeaters or routers to send and receive broadband signals from one aircraft to another. The tests also successfully demonstrated aircraft-to-ground communication; ground-to-aircraft communication; and aircraft-to-aircraft-to-ground-and-back communication.

The next step is to conduct a two-plane test utilizing two Cessnas (or equivalent planes) installed with Infinitus technology incorporating the free space optics underlying the Company’s patent application filed on July 25, 2017 which seeks the right to exclude others, commensurate with the scope of the patent application, from using our method of synchronizing free space optic links between aircraft in flight. The intent of this test (the “Cessna proof of test”) is to establish a radio frequency link between the two aircraft to share position information and then establish a free space optical (laser) link for acquisition, tracking re-acquisition and optical transmission of data, to measure throughput and data packet-loss rates. The test is being designed to prove that “self-synchronizing” and “self-restoring” airborne free space optics links are feasible and practical. We presently anticipate that we will be able to conduct the Cessna proof of test and a larger airborne test involving up to 20 commercial aircraft during the next 12 to 18 months assuming that sufficient progress has been made in the relevant software and hardware development and that we are able to obtain additional funding. If successful, we would be able to complete hardware and software development in order to launch Infinitus.

The second prong of our plan is to enter into agreements with commercial airlines (passenger and cargo) that will allow us to install our equipment on their aircraft. We believe commercial airlines will be amenable to such agreements because Infinitus will enhance their overall customer service by providing better Internet access and connectivity to their customers onboard aircraft in-flight. We may simultaneously or subsequently enter into agreements with owners and operators of private jets and small aircraft owners, which in turn, can provide additional aircraft for the Infinitus network.

Our initial market will be the continental United States. For the United States, we currently estimate that our Infinitus network would require that our equipment be installed on approximately 2,000 aircraft to achieve redundancy and create a robust network. These models and network features are being refined during our development phase and will require additional modeling that will, in turn, be verified and ratified through the testing and development phases.

The third prong of our plan is to act as a wholesaler of our broadband wireless bandwidth. Our intended customers are (i) data service providers, such as larger telecommunications carriers and Internet service providers (“ISPs”) (including those that provide in-cabin connectivity, such as GoGo), rural service providers, maritime access providers; (ii) government agencies such as the FAA, the Department of Defense, the Transportation Security Administration or emergency or disaster relief agencies/providers; and (iii) large private companies seeking to either establish their own private networks, or improve their existing private networks, by utilizing Infinitus.

2

Corporate Information

Airborne Wireless Network was formed as a Nevada corporation on January 5, 2011, with the name “Ample-Tee” to engage in the business of promoting, marketing, selling and distributing hard to find ergonomic products for the physically disabled.

On October 20, 2015, our current President, Treasurer and Secretary, J. Edwards Daniels, acquired control of the Company by purchasing from Lawrence Chenard, our former president, 84,100,000 shares of our common stock for a purchase price of $250,000 (80,000,000 of which shares were delivered by Mr. Daniels to the Company for cancellation without consideration in August 2016).

On May 19, 2016, we changed our name to “Airborne Wireless Network” to better align our name with our intention to develop and deliver next generation global connectivity.

On August 3, 2016, we acquired from Apcentive, Inc. (“Apcentive”) all of Apcentive’s right, title and interest in and to U.S. Patent No. 6,285,878 B1, which expires on September 20, 2018, and all related support materials, continuations, amendments, updates and contemplated updates and amendments and the trademark “Infinitus Super Highway.” In exchange for that patent and trademark, we issued a number of shares of our common stock to Apcentive and agreed to pay Apcentive a future royalty equal to 1.5% of the net cash we receive from the promotion, marketing, sale, licensing, distribution and other exploitation of that patent.

Our principal executive office is located at 4115 Guardian Street, Suite C, in Simi Valley, California 93063 and our telephone number is (805) 583-4302. Our fiscal year end is August 31.

Implications of Being an Emerging Growth Company

We currently qualify as an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced reporting requirements that are otherwise applicable to public companies. These reduced reporting requirements include:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);
•	reduced disclosure obligations regarding executive compensation in this prospectus and in our periodic reports, proxy statements and registration statements; and
•	not being required to hold a nonbinding advisory vote on executive compensation or to seek stockholder approval of any golden parachute payments not previously approved.

We may continue to take advantage of these reduced reporting obligations until August 31, 2018. However, if certain events occur prior to such date, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we would cease to be an emerging growth company.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation and other matters in this prospectus and other filings we make with the SEC. As a result, the information that we provide to our stockholders is different than the information you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

3

The Offering

Securities we are offering

9,000 units (the “Units”), each consisting of one share of Series A Convertible Preferred Stock and one Series 1 warrant to purchase one share of Series A Convertible Preferred Stock, one Series 2 warrant to purchase one share of Series A Convertible Preferred Stock and one Series 3 warrant to purchase one share of Series A Convertible Preferred Stock, each exercisable warrants to purchase one share of Series A Convertible Preferred Stock at an initial exercise price of $1,000.

Offering price	$1,000 per Unit

Description of Series A Convertible Preferred Stock

Each Unit includes one share of Series A Convertible Preferred Stock. We intend to file a certificate of designation setting forth the preferences, rights and limitations pertaining to the Series A Convertible Preferred Stock with the Nevada Secretary of State. The certificate of designation will be controlling with regard to the preferences, rights and limitations of the Series A Convertible Preferred Stock for all purposes. See the section entitled “Description of Securities - Series A Preferred Stock Included in the Units” beginning on page 61 . This prospectus also relates to the offering of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock.

Ranking of Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock will rank senior to our common stock and other classes of capital stock with respect to dividend and redemption, unless the holders of a majority of the outstanding shares of Series A Preferred Stock consent to the creation of parity stock or senior preferred stock.

Dividends on Series A Convertible Preferred Stock	Holders of the Series A Convertible Preferred Stock will only be entitled to receive any dividends on the Series A Preferred Stock when, as and if the board of directors declares such dividends.

Conversion Price

The Series A Convertible Preferred Stock is convertible into shares of common stock by dividing the stated value per share ($1,150) by the Conversion Price. The “Conversion Price” means the lesser of $0.71 per share (the “Set Price”) or 82.5% of the lowest volume weighted average price for our common stock as reported at the close of trading on the market reporting trade prices for the common stock during the five trading days ending on and including the day the notice of conversion is delivered. For the first 15 calendar days following the filing of the certificate of designations for the Series A Convertible Preferred Stock, the Conversion Price is subject to a floor of $0.25 per share, except in the event of anti-dilution adjustments. The Set Price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Voting Rights

A holder of Series A Convertible Preferred Stock has the same voting rights as a holder of common stock on a fully converted basis not to exceed the beneficial ownership limitation. Additionally, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Convertible Preferred Stock, the Company will not: (a) change adversely preferences or rights given to the Series A Convertible Preferred Stock or alter or amend the Certificate of Designation, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders disproportionately to the rights of holders of other capital stock of the Company, (c) increase the number of authorized shares of Preferred Stock or create senior securities to the Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Share of Series A Convertible Preferred Stock after this offering	36,000 shares

Terms of the warrants offered as part of the Units

Each Unit issued in this offering includes one Series 1 warrant to purchase one share of Series A Convertible Preferred Stock, one Series 2 warrant to purchase one share of Series A Convertible Preferred Stock and one Series 3 warrant to purchase one share of Series A Convertible Preferred Stock, each exercisable at an initial exercise price of $1,000 per share. The Series 1 Warrants will be exercisable immediately and will expire on the 90-day anniversary of the issuance date. The Series 2 Warrants will be exercisable immediately and will expire on the six-month anniversary of the issuance date. The Series 3 Warrants will be exercisable immediately and will expire on the 12-month anniversary of the issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities - Warrants included in the Units” in this prospectus.

Common stock outstanding before this offering (1)	96,404,793 shares

Common stock outstanding after this offering, including shares of common stock underlying the shares of Series A Convertible Preferred Stock and shares of common stock underlying the shares of Series A Convertible Preferred Stock underlying  the warrants (1)(2)(3)

162,329,750 shares

Common stock issuable in this offering as a result of the conversion of the shares of Series A Convertible Preferred Stock included in the Units and the conversion of the Series A Convertible Preferred Stock issuable upon exercise of the Warrants included in the Units.(4)	64,036,946 shares

Use of proceeds	We intend to use the proceeds of this offering to continue development, testing and commercialization of Infinitus. See “Use of Proceeds” for more information on the use of proceeds.

Underwriters’ Warrants

We are obligated to issue to Maxim Group LLC (“Maxim”) or its designees at the closing of this offering warrants to purchase the number of Units equal to 8% of the aggregate number of Units sold in this offering. The underwriters’ warrants will be exercisable at any time beginning six months after the effective date of the registration statement of which this prospectus forms a part , in whole or in part, and will expire  five years after such date. The exercise price of the underwriters’ warrants will equal 110.0% of the public offering price.

Risk factors

Investing in our securities involves a high degree of risk. As an investor you should be able to withstand a complete loss of your investment. You should carefully consider the information set forth under “Risk Factors” and the other information set forth in this prospectus before deciding to invest in our securities.

OTCQB Symbol	“ABWN”

4

(1)	The number of shares of our common stock shown above is based on 96,404,793 shares of our common stock outstanding as of February 28, 2018, and does not include:

	•	22,464,031 shares of common stock issuable upon exercise of stock options outstanding as of that date at a weighted average exercise price of $1.59 per share;

	•	4,926,335 shares of common stock issuable upon exercise of warrants outstanding as of that date, at a weighted average exercise price of $1.21;

•

3,649,260 shares of common stock issuable upon conversion of all outstanding convertible debt securities (whether or not currently convertible), based on a conversion price equal to $1.24, which is 70% of the lowest trading price of our common stock during the 20 to 25 trading days preceding February 28, 2018;

•

up to 4,073,074 shares that, upon the issuance of shares underlying outstanding stock options or warrants, would be issuable without additional consideration to Air Lease Corporation and Jet Midwest Group, LLC pursuant to non-dilution covenants to which we agreed in contracts with each such person; and

	•	an indeterminate number of shares potentially issuable under our existing employment and other contractual arrangements.

(2)	The number of shares of our common stock outstanding after this offering includes 1,701,254 shares issued pursuant to anti-dilution rights granted to Air Lease Corporation and Jet Midwest Group, LLC.

(3)

The number of shares of our common stock outstanding after this offering assumes  (i) the Series A Convertible Preferred Stock sold in this offering is immediately converted by the holder into common stock, (ii) the warrants sold in this offering are immediately exercised and (iii) the underlying shares of Series A Convertible Preferred Stock is immediately converted by the holder into common stock, utilizing, in each case, the price per share of the Company's common stock during the five days preceding May 11, 2018.

(4)

Calculated utilizing the trading prices of the Company's common stock during the five days preceding and including May 11, 2018. The number of shares of common stock issuable is subject to change based on the trading price of the Company's common stock.

5

SUMMARY FINANCIAL DATA

The following table presents a summary of certain of our historical financial information. Historical results are not necessarily indicative of future results and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. The summary financial data as of August 31, 2017 and August 31, 2016, and for the fiscal years ended August 31, 2017, 2016 and 2015 was derived from our audited financial statements included elsewhere in this prospectus. The summary financial data as of February 28, 2018 and for the six months ended February 28, 2018 and 2017, was derived from our unaudited interim financial statements included elsewhere in this prospectus. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this prospectus.

	Six Months Ended February 28,		Fiscal Year Ended August 31,
Statement of Operations Data:	2018	2017	2017	2016	2015

Revenue	$-	$-	$-	$-	$-

Operating expenses:
Professional fees	2,000,517	759,651	2,155,756	90,483	15,100
General and administrative expenses	320,032	75,627	358,707	5,531	2,352
Depreciation	4,552	729	4,562	-	-
Marketing and branding	2,971,732	606,177	1,794,919	-	-
Research and development	569,942	320,651	1,086,599	-	-
Stock based compensation	37,961,374	17,709,352	30,376,431	72,309	-
Salaries and wages	479,279	208,191	608,282	-	-
Management fees	42,000	11,635	38,135	-	-
Total operating expenses	44,349,428	19,692,013	36,423,391	168,323	17,452
Other income (expenses):
Gain on extinguishment of debt and accounts payable	-	-	-	-	17,288
Interest expense	(1,561,908)	(150)	(150)	-	-
Loss on related party loan conversion	-	-	(489,418)	-	-
Change in fair value of derivative liabilities	(2,541,956)	-	-	-	-
Total other (expenses) income	(4,103,864)	(150)	(489,568)	-	17,288
Net loss	(48,453,292)	$(19,692,163)	(36,912,959)	$(168,232)	(164)
Net loss per common share	$(0.52)	$(0.25)	$(0.44)	$(0.00)	$(0.00)
Weighted average number of shares outstanding, basic and diluted	93,255,344	78,560,417	83,785,574	112,673,138	114,097,796

	As of
Balance Sheet Data:	February 28, 2018	August 31, 2017	August 31, 2016

Cash and cash equivalents	$205,163	$217,694	$809
Working capital (deficiency)	(10,048,254)	81,229	(90,664)
Total assets	990,706	528,326	9,976
Total liabilities	11,002,405	421,749	100,640
Additional paid-in capital	75,474,017	37,144,817	51,108
Accumulated deficit	(85,582,121)	(37,128,829)	(215,870)
Total stockholders’ equity (deficit)	$(10,011,699)	$106,577	$(90,664)

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RISK FACTORS

An investment in the Units involves a high degree of risk. We have listed below (not necessarily in order of importance or probability of occurrence) the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition or results of operations could be materially adversely affected by these risks. Some of these factors have affected our financial condition and operating results in the past or are currently affecting our company. This prospectus also contains forward-looking statements that involve risks and uncertainties. For more information about forward-looking statements, please see the section of this prospectus titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We may be unsuccessful in completing the development of Infinitus.

As Infinitus is currently in the development and testing phase and has yet to be deployed for commercial use, we cannot assure you that we will be able to complete the development of Infinitus so that it performs as expected or that we will complete development on our projected timeline. We have conducted only one airborne test of the system with two aircraft and a temporary mobile mast system to emulate a ground station and certain of the actual, customized equipment that will be used in the commercialized version of Infinitus was not used during this test.

We need to engage third-party vendors to complete development of the software and hardware necessary to operate the airborne mesh network, and to design, develop and manufacture the customized equipment to be installed on the aircraft. Once the design and development of the software and hardware is substantially complete, we will then conduct a larger airborne test of Infinitus, using up to 20 commercial aircraft. There is no guarantee that this larger airborne test will be successful.

The software necessary to enable Infinitus will be complex and could contain material defects or errors, due either to our third party vendors failing to adequately develop the software according to our specifications or simply due to the inherent complexity of the software itself. In particular, such defects or errors may occur when the software is first introduced or when new versions or enhancements are released. Defects or errors that initially go undetected could also occur in the future.

In addition, the hardware required to enable Infinitus is expected to consist of complex systems and components and could contain errors or defects, due either to our third party vendors failing to adequately manufacture the equipment according to our specifications or due to inherent, unforeseen defects in design.

If we cannot complete development of Infinitus, we will have no business. Further, significant delays in completing Infinitus will require us to raise more funds to sustain operations and there is no assurance that we can raise such funds on favorable terms, or at all.

Our business will depend on entering into agreements with airlines that permit us to install our equipment on their aircraft.

Our ability to generate revenue will depend on our ability to have our equipment installed on aircraft in order to create the Infinitus mesh network. A mesh network is a network topology in which each node relays data for the network. All mesh nodes cooperate in the distribution of data in the network. In order to create a mesh network over the continental United States that operates 24 hours a day and 7 days a week, we believe that we will need to have our equipment installed on at least 2,000 aircraft that fly in the continental United States. To expand outside the continental United States, we will need to have our equipment installed on a significantly greater number of aircraft. If we are unable to create the mesh network, we may not be successful in commercializing Infinitus.

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As an early stage company with a new product, we anticipate that we may have difficulty getting access to the major airlines to negotiate the installation of our equipment on their aircraft. To address this issue, we have engaged Air Lease Corporation as our marketing agent to arrange for airlines to install our equipment on their aircraft. No assurance can be given that Air Lease Corporation will be successful in persuading airlines to install our equipment. Further, Air Lease Corporation may terminate its engagement without cause with us at any time upon six months prior notice.

As of the date of this prospectus, we have no agreements permitting us to install our equipment on any aircraft. In addition, even if an airline permits us to install our equipment on its aircraft, the airline may not renew the contract upon expiration, or may terminate the contract prior to expiration upon the occurrence of certain contractually stipulated events such as material breach of contract or the failure to achieve certain certification, equipment delivery, installation or other milestones within agreed-upon time frames. These contracts might also permit termination prior to the expiration date upon the payment of a termination fee.

Our business will depend upon entering into agreements with customers to use Infinitus.

User fees from our customers from the use of Infinitus will provide all or substantially all of our revenues. As of the date of this prospectus, we have no agreements with customers. We can give no assurance that our potential customers, including data service providers that provide broadband service to end users, government agencies or entities with private data networks, will license Infinitus or will agree to pay the license fees we will request. The failure to enter into those agreements or realize the anticipated benefits from these agreements on a timely basis, or at all, or to renew any agreements upon expiration or termination would have a material adverse effect on our financial condition and results of operations.

We will need significant additional financing to commercialize Infinitus and we may not be able to obtain such financing on acceptable terms or at all.

To date, we have relied primarily on private placements of our common stock and warrants and convertible securities to purchase common stock to fund our operations. We will require additional financing in the near and long term to fully execute our business plan, including the completion of our next airborne test of the system involving the two Cessnas and 20 commercial aircraft as well as to cover our operational costs while we obtain all relevant certifications, negotiate relevant agreements and otherwise fully develop and commercialize Infinitus. We estimate that to fully complete development of Infinitus and commence commercialization we will require over $400 million of additional financing, assuming we can progress on our current timetable. Any material delays would result in us requiring additional financing.

In addition, we are currently exploring various options with respect to developing and implementing Infinitus and may actively consider from time to time other significant technological, strategic and operational initiatives. In order to execute on any of these initiatives, we may require additional financing. Our success will depend on our ability to raise such additional financing on reasonable terms and on a timely basis.

The market conditions and the macroeconomic conditions that affect the markets in which we operate could have a material adverse effect on our ability to secure financing on acceptable terms, if at all. We may be unable to secure additional financing on favorable terms, or at all, or our operating cash flow may be insufficient to satisfy our financial obligations. The terms of additional financing may limit our financial and operating flexibility. Our ability to satisfy our financial obligations will depend upon our future operating performance, the availability of credit generally, economic conditions and financial, business and other factors, many of which are beyond our control. Furthermore, if financing is not available when needed, or is not available on acceptable terms, we may be unable to take advantage of business opportunities or respond to regulatory pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

We have from time to time evaluated, and we continue to evaluate, our potential capital needs. We may utilize one or more types of capital raising in order to fund any initiative in this regard, including the issuance of new equity securities and new debt securities, including debt securities convertible into shares of our common stock. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into shares of our common stock, our existing stockholders could suffer significant dilution in their percentage ownership of our company. In addition, any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock, and we may grant holders of such securities rights with respect to the governance and operations of our business. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

We have incurred operating losses since our inception. We expect to incur operating losses for the foreseeable future and may never achieve or maintain profitability.

We have incurred significant losses since inception and expect to continue to incur losses for the foreseeable future. We incurred net losses of $36,912,959 and $168,323, resulting in a total accumulated deficit of $37,128,829 and 215,870, during the fiscal years ended August 31, 2017 and 2016, respectively. We have devoted substantially all of our financial resources and efforts toward developing Infinitus. Our net losses may fluctuate significantly from quarter to quarter and from year to year. We anticipate that our expenses will increase as we continue to develop Infinitus. We must succeed in developing and commercializing Infinitus and generate significant revenue to become and remain profitable. There can be no assurance that we complete the development and commercialization of Infinitus, and therefore, we may never generate revenues that are significant enough to achieve profitability.

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Our customers and the prospective airlines with which we intend to work are large entities, and it may take a long time and significant effort and expense to negotiate contracts with them, which could require us to raise additional capital to sustain operations until we generate positive cash flow from operations.

The companies with which we will need to negotiate agreements, including telecommunications carriers, ISPs and commercial airlines, are primarily large entities. Negotiations with these large companies are expected to require substantial time, effort and resources. The time required to reach a final agreement with an airline or other large company is unpredictable. The longer it takes to enter into a sufficient number of these contracts to generate positive cash flow, the more financing we will require, and we can give no assurance that we will be able to obtain such financing.

Regulation by United States and foreign government agencies, including the FAA, which regulates the civil aviation manufacturing and repair industries in the United States, and the Federal Communications Commission (the “FCC”), which is responsible for issuing spectrum licenses in the United States, requires us to obtain certain certifications, and any changes in relevant regulatory schemes may increase our costs of providing Infinitus or require us to change or discontinue Infinitus.

We are subject to various regulations, including those regulations promulgated by various federal, state and local regulatory agencies and legislative bodies and comparable agencies outside the United States where we may desire to offer Infinitus. The two U.S. government agencies that will have primary regulatory authority over our operations are the FAA and the FCC.

The commercial and private aviation industries, including civil aviation manufacturing and repair industries, are highly regulated in the United States by the FAA. FAA certification is required for all equipment installed on commercial aircraft and type-certificated business aircraft, and certain of our operating activities will require that we obtain FAA certification as a parts manufacturer. FAA approvals required to operate our business include Supplemental Type Certificates ("STCs") and Parts Manufacturing Approvals ("PMAs"). Obtaining STCs and PMAs is an expensive and time-consuming process that requires significant focus and resources. Any inability to obtain, delay in obtaining or change in, needed FAA certifications, authorizations or approvals, could have an adverse effect on our ability to meet our installation commitments, manufacture and sell parts for installation on aircraft or expand our business and could, therefore, materially adversely affect our growth prospects, business and operating results. We expect that the FAA will closely regulate many of our operations. If we fail to comply with the FAA’s many regulations and standards that apply to our activities, we could lose the FAA certifications, authorizations or other approvals on which our manufacturing, installation, maintenance, preventive maintenance and alteration capabilities are based. In addition, from time to time, the FAA or comparable foreign agencies adopt new regulations or amend existing regulations. The FAA could also change its policies regarding the delegation of inspection and certification responsibilities to private companies, which could adversely affect our business. To the extent that any such new regulations or amendments to existing regulations or policies apply to our activities, those new regulations or amendments to existing regulations could generally increase our costs of compliance.

The FCC is responsible for managing and licensing the electromagnetic spectrum for broadband wireless communications in the United States. Currently, the 849-851 MHz and 894-896 MHz bands have been designated by the FCC for exclusive nationwide licenses to provide radio telecommunications services to persons on aircraft (the “800 MHz ATG Band”). In addition to the 800 MHz ATG Band, the FCC has allocated certain spectrum for satellite-based services to aircraft, including L-band mobile satellite spectrum and spectrum in the 10.95-11.2 GHz, 11.45-11.7 GHz, 11.7-12.2 GHz, and 14.0-14.5 GHz bands for communications between fixed satellite service geostationary-orbit satellites and earth stations on aircraft. The FCC also has pending before it a rulemaking proceeding proposing to authorize the use of spectrum in the 14.0-14.5 GHz bands for an air-ground mobile broadband service on a secondary basis, but has not yet allocated this spectrum for commercial air-to- ground services. Given its business goals and the limited amount of spectrum presently expressly allocated for commercial mobile aeronautical service by the FCC, we are presently evaluating the appropriate spectrum to provide our Infinitus services in the continental United States. If the spectrum we identify as appropriate for Infinitus has not been expressly allocated for commercial mobile aeronautical service by the FCC, we will need to petition the FCC to initiate a rulemaking proceeding to designate such spectrum for commercial mobile aeronautical service, and to adopt service rules for use of such spectrum. There can be no assurances if or when the FCC will initiate such a rulemaking proceeding in response to a request by us, or that the outcome of any such rulemaking proceeding will be favorable to Infinitus. Even if the FCC allocates the spectrum required for Infinitus, it will be necessary to obtain certain license(s) and other authorizations (collectively, “FCC Licenses”) to use a portion of this spectrum for Infinitus. We cannot provide any assurances if and when we will receive such spectrum allocation and/or the FCC Licenses necessary to operate Infinitus on a permanent basis.

We have obtained experimental special temporary authority from the FCC to begin tests of portions of our proposed air-to-air and air-to-ground meshed network system. See “Licenses and Regulation - Regulatory Status.” We may need to obtain additional experimental authorizations and licenses from the FCC to test and develop Infinitus. We anticipate that we will receive such experimental authorizations in the ordinary course, but there can be no assurances that this will be the case. If and when the FCC grants us any required experimental authorizations and other FCC Licenses necessary to operate Infinitus, any breach of the terms of the FCC Licenses us from time to time, or any violation of the Communications Act of 1934, as amended (the “Communications Act”) or the FCC’s rules and policies, could result in the revocation, suspension, cancellation, modification or reduction in the term of a license or the imposition of monetary fines. From time to time, the FCC may monitor or audit our compliance with the Communications Act and the FCC’s rules and policies or with the terms or conditions of our FCC Licenses, including in response to a complaint filed by a third party alleging our noncompliance or violation of the Communications Act and the FCC’s rules and policies or with the terms or conditions of our FCC Licenses. In addition, the Communications Act, from which the FCC obtains its authority, or the FCC’s rules and policies, may be amended in the future in a manner that could be adverse to us. The FCC from time to time may initiate a rulemaking proceeding to allocate spectrum for or change its rules and policies governing the aeronautical services proposed by us. It is not possible to predict what changes the FCC may propose or, if adopted, the likely impact of any such changes on our proposed aeronautical service and business.

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In addition to these U.S. agencies, we may also be subject to regulation by foreign government agencies that choose to assert jurisdiction over us as a result of the service we intend to provide on aircraft that fly in their airspace. Adverse decisions or regulations of these U.S. and foreign regulatory agencies could negatively impact our operations and costs of doing business and could delay the implementation of Infinitus and have other adverse consequences for us. Our ability to obtain certain regulatory approvals to offer Infinitus internationally may also be the responsibility of a third party, and, therefore, may be out of our control. We are unable to predict the scope, pace or financial impact of regulations and other policy changes that could be adopted by the various governmental agencies that oversee portions of our business.

We cannot be certain what positions regulators may take regarding our compliance with, or lack of compliance with, current and future legal and regulatory requirements or what positions regulators may take regarding any past or future actions we have taken or may take in any jurisdiction. Regulators may determine that we are not in compliance with legal and regulatory requirements and impose penalties, or we may need to make changes to Infinitus, that could be costly and difficult. Any of these events would adversely affect our operating results and business.

We expect that our business will be highly dependent on the airline industry, which is itself affected by factors beyond the airlines’ control. The airline industry is highly competitive and sensitive to changing economic conditions.

We expect that our business will be directly affected by the financial condition of the airlines and other economic factors. If consumer demand for air travel declines, including due to increased use of technology such as videoconferencing for business travelers, or the number of commercial aircraft and flights shrinks, our business and results of operations could be affected adversely. Unfavorable general economic conditions and other events that are beyond the airlines’ control, including higher unemployment rates, higher interest rates, reduced stock prices, reduced consumer and business spending, outbreaks of communicable diseases and terrorist attacks or threats could have a material adverse effect on the airline industry. A general reduction or shift in discretionary spending could result in decreased demand for leisure and business travel and lead to a reduction in airline flights offered and the number of passengers flying. Consolidation within the airline industry could also adversely affect our relationships with our potential airline partners.

Unfavorable economic conditions could also limit airlines’ ability to counteract increased fuel, labor or other costs though raised prices. Our prospective airline partners operate in a highly competitive business market and, as a result, continue to face pressure regarding offerings and pricing. These unfavorable conditions and the competitiveness of the air travel industry could cause one or more of our prospective airline partners to reduce expenditures on passenger services or file for bankruptcy. If one or more of our prospective airline partners were to file for bankruptcy, bankruptcy laws could give them rights to terminate their contracts with us, they could reduce their total fleet size and capacity and/or their total number of flights. Any of these events could have a material adverse effect on our business prospects, financial condition and results of operations.

We anticipate that at least initially we will have only one supplier for the customized antennae we will need for Infinitus, and thus our business would be materially and adversely affected if that supplier did not supply the antennae for any reason.

We intend to engage a third party vendor to design the customized antennae needed for Infinitus. We anticipate that at least initially, that third party vendor will be the sole supplier of the antennae. Our business would be materially and adversely affected if that supplier for any reason failed to supply the antennae or was unable to manufacture the number of antennae that we desire to purchase. While we will own the designs and rights to the customized antennae, we may not be able to contract with another supplier on a timely basis, on commercially reasonable terms, or at all, which could adversely affect our business and impact our ability to roll out Infinitus. Further, any new supplier would have to obtain a PMA from the FAA, which could take time. The lack of alternative suppliers could lead to higher prices and a failure by any of our single source providers to continue to produce the component, or to otherwise fulfill its obligations, and could have a material adverse effect on our business, results of operations, and financial condition. Also, for certain customized equipment or components, any certification obtained from relevant government agencies will cover only that specific piece of equipment or component and supplier.

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We could be adversely affected if we suffer service interruptions or delays, technology failures or damage to our equipment, which could result in claims against us that exceed any insurance coverage that we may carry, thereby requiring us to pay significant damages, and impair our ability to sell Infinitus.

Our brand, reputation and ability to attract, retain and serve our customers and the airlines with which we intend to work will depend upon the reliable performance of our network infrastructure. We may experience service interruptions, service delays or technology or systems failures in the future, which may be due to factors beyond our control. If we experience significant system or network failures, our reputation, brand and airline partner and customer retention could be harmed and our airline partners and customers could have the right to terminate their contracts with us or pursue other remedies.

Our operations and services will depend upon the extent to which our equipment and the equipment of third-party network providers for ground station capability is protected against damage or interruption from fire, floods, earthquakes, tornados, power loss, solar flares, telecommunication failures, break-ins, acts of war or terrorism and similar events. Furthermore, the capacity, reliability and security of Infinitus would suffer in the event of system disruptions or failures, such as computer hackings, cyber-attacks, computer viruses, worms or other destructive or disruptive software, process breakdowns, denial of service attacks or other malicious activities. Our networks and those of third-party service providers might be vulnerable to these attacks and unauthorized access. Damage to our or third parties’ networks could cause interruptions in Infinitus. Such interruptions could have a material adverse effect on our revenue, our reputation and our ability to attract or retain airline partners.

In addition, we expect that our equipment will contain complex systems and components that could contain errors or defects, particularly when we incorporate new technology. If any of our equipment is defective, we could be required to redesign or recall that equipment’s operations or pay substantial damages or warranty claims. Such events could result in significant expenses, disrupt that equipment’s operations and adversely affect our reputation. If our on-board equipment malfunctions, or there is a problem with the equipment’s installation that damages an airplane or impairs its on-board electronics or avionics, significant property loss and serious personal injury or death could result. Any such malfunction or problem could expose us to substantial personal injury claims, product liability claims or costly repair obligations. In particular, the aircraft operated by our prospective airline partners are very costly to repair and, therefore, the damages in any product liability claims could be material. We intend to carry relevant insurance in amounts that exceed that of our suppliers’ coverage, consistent with industry norms. However, this insurance coverage may not be sufficient to fully cover the payment of any claims. An operations recall or a product liability claim not covered by insurance would have a material adverse effect on our business, financial condition and results of operations. Our business, financial condition and results of operations would also be materially adversely affected should we be required by the FAA or otherwise to cease providing Infinitus even on a temporary basis, as a result of an equipment malfunction or defect.

Our software will be inherently complex and could contain material defects or errors, particularly when the software is first introduced or when new versions or enhancements are released. We may from time to time find defects or errors in our software, and defects or errors that initially go undetected may be detected in the future. Any defects or errors that cause interruptions to the availability of our services could result in termination or failure to renew contracts by our potential customers; reduction in sales or delay in market acceptance of Infinitus; sales credits or refunds to our potential customers; loss of potential customers and difficulty in attracting customers; diversion of development resources; harm to our reputation and brand; increased insurance costs; and claims for substantial damages. The costs incurred in correcting any material defects or errors in our software may be substantial and could harm our financial condition and results of operations.

Assertions by third parties of infringement, misappropriation or other violations by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In recent years, there has been significant litigation involving intellectual property rights in many technology-based industries, including the wireless communications industry. We may face from time to time in the future allegations that we or a supplier or customer have violated the rights of third parties, including patent, trademark and other intellectual property rights.

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If, with respect to any claim against us for violation of third party intellectual property rights, we are unable to prevail in the litigation or retain or obtain sufficient rights or develop non-infringing intellectual property or otherwise alter our business practices on a timely or cost-efficient basis, our business and competitive position could be materially adversely affected. Many companies may be devoting significant resources to obtaining patents that could potentially cover aspects of our business. We have not exhaustively searched patents relevant to our technologies and business and, therefore, it is possible that we may unknowingly infringe the patents of others.

Defending against any claims of infringement, misappropriation or related allegations, whether or not meritorious, would be time-consuming, divert technical and management personnel and be costly to resolve. We do not presently have funds to defend any such claims without materially impacting funds for the development of Infinitus. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing certain products or services, adjust our marketing activities or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. We anticipate that pursuant to agreements with our prospective airline partners, we may be required to agree to indemnify those airline partners against such claims and lawsuits, and, in some cases, those agreements may not limit our indemnification obligations, which, in addition to obligating us to pay defense costs, could result in significant indemnification obligations in the event of an adverse ruling in such an action. In addition, certain of our potential suppliers may not indemnify us for third party infringement or misappropriation claims arising from our use of supplier technology. As a result, we may be liable in the event of such claims. Any of these events could result in increases in operating expenses, limit our offering of Infinitus or result in a loss of business, if we are unable to meet our indemnification obligations and our airline partners terminate or fail to renew their contracts.

Our initial patent expires on September 20, 2018, and after that date the technology covered by the patent will be available to anyone, including companies with far greater financial and other resources than we have.

Once our initial patent expires on September 20, 2018, the technology covered by that patent will be available to anyone for use, including companies with far greater and financial and other resources than we have. If such companies were to use the technology previously covered by our patent, it is possible that those companies could create a commercial broadband airborne wireless network to compete with Infinitus.

We may not be able to protect our intellectual property rights.

We regard our intellectual property as important to our success. We plan to rely on trademark, copyright and patent law, trade secret protection and confidentiality agreements with our employees, vendors, airlines, consultants and others to protect our proprietary rights. We cannot assure you that the efforts we have taken to protect our proprietary rights will be sufficient or effective, that any pending or future patent and trademark applications will lead to issued patents and registered trademarks in all instances, that others will not develop or patent similar or superior technologies, products or services, or that our patents, trademarks and other intellectual property will not be challenged, invalidated, misappropriated or infringed by others. Furthermore, the intellectual property laws and enforcement practices of other countries may not protect our products and intellectual property rights to the same extent as the laws of the United States. If we are unable to protect our intellectual property from unauthorized use, our ability to exploit our proprietary technology or our brand may be harmed and, as a result, our business and results of operations may suffer.

Increased costs and other demands associated with our growth could impact our ability to achieve profitability over the long term and could strain our personnel, technology and infrastructure resources.

We expect our costs to increase in future periods as we experience growth in our personnel and operations, which will place significant demands on our management and administrative, technological, operational and financial infrastructure. Anticipated future growth, the implementation of Infinitus and various technology enhancements will require the outlay of significant operating and capital expenditures and will continue to place strains on our personnel, technology and infrastructure. Our success will depend in part upon our ability to contain costs with respect to growth opportunities. To successfully manage our potential growth, we will need to continue to improve our operational, financial, technological and management controls and our reporting systems and procedures. In addition, as and when we grow, we will need to effectively integrate, develop and motivate new employees. Our failure to successfully manage our growth could adversely affect our business, financial condition and results of operations.

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We have limited insurance, and in the future we may not maintain sufficient insurance coverage for the risks associated with our business operations.

We currently have only general commercial liability insurance. We intend to carry additional insurance consistent with industry norms at such time as we commence the installation of our equipment on commercial aircraft and Infinitus starts operating, including expanded general liability insurance and product liability insurance.

We cannot provide any assurance that we will in the future be able to obtain insurance at industry norms at prices we can afford, or that any insurance we obtain will be sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

The industry within which we compete is highly competitive, which may hinder our ability to generate revenue and may diminish our margins.

The broadband wireless network industry within which we will compete is highly competitive. New developments in technology may negatively affect the development or licensing of Infinitus, or make Infinitus uncompetitive or obsolete. Some of our competitors may be much larger companies with longer operating histories and substantially greater financial, technical, sales, marketing and other resources than we do, as well as greater name recognition. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time than we could. Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results.

Risks Related to our Financial Statements, Management, Common Stock and this Offering

Our business has no operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our lack of operating history makes it difficult to accurately evaluate our business and predict our future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had an operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity may change as we scale our business and begin deployment of Infinitus. If we do not address any of the foregoing risks, our business could be harmed.

Our independent registered public accounting firm, in its audit report related to our financial statements for the fiscal years ended each of August 31, 2017, 2016 and 2015, expressed doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements included in this prospectus expressing doubt as to our ability to continue as a going concern. The financial statements included in this prospectus have been prepared assuming that we will continue as a going concern. However, we cannot assure you that we will be able to do so. Our recurring losses and lack of any cash flow raise substantial doubt about our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to achieve or sustain profitability or to secure additional financing on acceptable terms, our inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms, or at all.

Material weaknesses in our internal controls over financial reporting may limit our ability to prevent or detect financial misstatements or omissions. These material weaknesses could result in our financial statements not being in accordance with generally accepted accounting principles, and such failure could negatively affect the price of our stock.

Our current management has limited experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. As a result, we have in the past experienced, and in future may continue to experience, material weaknesses and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes Oxley Act. Such material weakness could also include a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

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We are required to include in our quarterly and annual reports the conclusion of our principal executive and principal financial officers regarding the effectiveness of our disclosure controls and procedures as of the end of the period covered by the report. In addition, in connection with our annual report, we are required to provide management’s assessment of the effectiveness of our internal controls over financial reporting as of the end of the fiscal year. In our annual report on Form 10-K for the year ended August 31, 2017, management concluded that our internal control over financial reporting was not effective because of material weaknesses that included:

(1)

lack of a functioning audit committee and lack of a majority of outside directors on the Company’s board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;

(2)	inadequate segregation of duties consistent with control objectives;

(3)	insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of U.S. GAAP and SEC disclosure requirements; and

(4)	ineffective controls over period end financial disclosure and reporting processes.

Subsequent to our fiscal year end, we constituted an audit committee comprised of independent directors to oversee the preparation of our financial statements, internal control over financial reporting and other matters.

The loss of one or more of our key personnel could harm our business.

We depend on the continued service and performance of our key personnel, including Michael A. Warren, our Chief Executive Officer; J. Edward Daniels, our President, Treasurer and Secretary; Marius de Mos, our Vice President of Technical Affairs and Development; Jason T. de Mos, our Vice President of Business Development and Aviation Compliance; and Earle O. Olson, our Vice President of Industry Relations. Some of these individuals have acquired specialized knowledge and skills with respect to Infinitus and its operations. As a result, if any of these individuals were to stop providing services to us, we could face substantial difficulty in hiring qualified successors and could experience a loss of productivity while any such successor obtains the necessary training and expertise. We do not maintain key man insurance on any of our officers or key employees. The loss of key personnel, including key members of our management team, as well as certain of our key technology personnel, could disrupt our operations and have an adverse effect on our ability to grow our business.

Certain of the Company’s officers and directors recently served a company that became bankrupt or were otherwise involved in bankruptcy proceedings.

Kevin J. Spence, our chief financial officer, was chief financial officer of GreenCore Technology, Inc., previously known as Aquacell Technologies, Inc. (“GreenCore”), when an involuntary petition for liquidation under Chapter 7 of the U.S. Bankruptcy Code was filed against GreenCore on November 7, 2008. James C. Witham and Karen Laustsen, members of our board of directors, served as chief executive officer and president of GreenCore, respectively, when the bankruptcy petition was filed. GreenCore subsequently ceased business operations and the bankruptcy case involving GreenCore was dismissed in March 2012. Additionally, Mr. Spence was principal of Kevin Spence Consulting when it filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code on May 6, 2010. Kevin Spence Consulting exited bankruptcy proceedings in January 2014. Separately, Marius de Mos, our Vice President of Technical Affairs and Development, filed a petition in his personal capacity seeking relief under Chapter 7 of the U.S. Bankruptcy Code in July 2010. Mr. de Mos exited bankruptcy proceedings in September 2011.

Our lack of directors’ and officers’ liability insurance coverage could have a material adverse effect on our financial condition and may also make it difficult for us to retain and attract talented and skilled directors and officers.

From time to time we may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. We do not currently maintain directors’ and officers’ liability (“D&O”) insurance to cover such risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the company. If we obtain D&O insurance in the future, the amount of D&O insurance we obtain may not be adequate to cover such expenses should such a lawsuit occur, and our deductibles may be higher than we may be able to pay. Applicable Nevada law provides for the indemnification of our directors, officers, employees and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We are also obligated to pay the expenses of such litigation for any of our directors, officers, employees or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We may fail to recruit, train and retain the highly skilled employees that are necessary to execute our growth strategy.

Competition for key technical personnel in high-technology industries such as ours is intense. We believe that our future success depends in large part on our ability to hire, train, retain and leverage the skills of qualified engineers and other highly skilled personnel needed to maintain and grow our network and related technology and develop and successfully implement our products and technology. We may not be as successful as our competitors at recruiting, training, retaining and utilizing these highly skilled personnel. In particular, we may have more difficulty attracting or retaining highly skilled personnel during periods of poor operating performance. Any failure to recruit, train and retain highly skilled employees could negatively impact our business and results of operations.

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Our agreements with Air Lease Corporation and Jet Midwest Group, LLC  require us to issue to them additional capital stock whenever we issue any capital stock so that they maintain the same percentage ownership of our outstanding capital stock; these issuances will further dilute our other stockholders in connection with each stock issuance.

On January 9, 2017, we entered into a Marketing Memorandum of Understanding with Air Lease Corporation. In consideration of the services to be provided by Air Lease Corporation, we issued to Air Lease Corporation shares of common stock representing 10% of our common stock outstanding on January 10, 2017, and we agreed that on January 15, 2018 we would grant to Air Lease a five-year option to purchase an additional 6% of the shares of common stock outstanding on that date. The agreement with Air Lease Corporation provides full ratchet anti-dilution protection to Air Lease Corporation. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Air Lease Corporation without further consideration additional shares of our common stock or other class or series of capital stock so that Air Lease Corporation will continue to own 10% of the outstanding shares of common stock and each other class or series of capital stock. Similarly, each time we issue additional shares of common stock or shares of another class or series of capital stock that would dilute the 6% of shares for which Air Lease Corporation holds an option to purchase, we will issue to Air Lease Corporation without further consideration additional options to Air Lease Corporation for the purchase of additional shares of our common stock or other class or series of capital stock so that the number of shares that Air Lease Corporation can purchase continues to equal 6%. Through February 28, 2018, we have issued an aggregate of 9,641,339 shares of common stock to Air Lease Corporation.

On October 31, 2016, we entered a Services and Compensation Agreement with Jet Midwest Group , LLC . In consideration of the services to be provided by Jet Midwest Group , LLC , under that agreement, we issued to Jet Midwest Group , LLC shares of common stock representing 1.6% of our common stock outstanding at that date. The agreement with Jet Midwest Group , LLC provides full ratchet anti-dilution protection to Jet Midwest Group , LLC . As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Jet Midwest Group , LLC without further consideration additional shares of our common stock or other class or series of capital stock so that Jet Midwest Group , LLC will continue to own 1.6% of the outstanding shares of common stock and each other class or series of capital stock. Through February 28, 2018, we have issued, or committed to issue, an aggregate of 1,542,715 shares of common stock to Jet Midwest Group, LLC. Jet Midwest Group, LLC has since sought protection from creditors under the bankruptcy code. The Company is evaluating how and whether the bankruptcy will impact our obligation to continue issuing shares to Jet Midwest Group, LLC.

As a result, each time we issue shares for financing, compensatory, acquisition or other purposes (including the issuance of additional shares to Apcentive as discussed below), our stockholders will incur even greater dilution because of the additional shares issued to Air Lease Corporation and Jet Midwest Group, LLC.

In connection with this offering, we will issue to Air Lease Corporation and Jet Midwest Group, LLC a number of shares equal to approximately 13.1% of the number of shares issued in the offering, and any shares issued in the event that warrants issued in this offering are exercised.

We will be required to issue 20 million shares of common stock to Apcentive if, in the three years ending August 3, 2019, we do not spend certain amounts on matters relating to our patent and the “Infinitus Super Highway” trademark acquired from Apcentive, Inc.

The purchase agreement by which we acquired our patent and “Infinitus Super Highway” trademark provides that we must issue an additional 20 million shares of common stock to Apcentive if we do not spend, on matters relating to the patent and trademark, a cumulative total of $8 million on or before August 3, 2019. The purchase agreement requires that we spend at least $1 million on or before August 3, 2017 (which goal has been met), a total of at least $2 million on or before August 3, 2018 (which goal has been met) and a total of at least $5 million on or before August 3, 2019. The issuance of these shares would be very dilutive to stockholders.

Exercise or conversion of warrants and convertible securities will dilute stockholders’ percentage of ownership.

We have issued convertible securities, options and warrants to purchase shares of our common stock to our officers, directors, consultants and other stockholders. In the future, we may grant additional options, warrants and convertible securities. The exercise or conversion of options, warrants or convertible securities will dilute the percentage ownership of our stockholders, which may have a negative effect on the trading price of our common stock. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may exercise or convert such options, warrants and convertible securities at a time when we would be able to obtain additional equity capital on terms more favorable than such securities or when our common stock is trading at a price higher than the exercise or conversion price of the securities. The exercise or conversion of outstanding warrants, options and convertible securities will have a dilutive effect on the securities held by our stockholders.

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We have outstanding convertible notes with fluctuating conversion rates that are set at a discount to market prices of our common stock during the period immediately preceding conversion, which may result in material dilution to our common stockholders.

As of February 28, 2018, we had outstanding unsecured convertible notes issued to a number of unrelated third parties in the aggregate principal amount of approximately $4.5 million. These unsecured convertible notes are convertible into shares of our common stock at a price per share equal to 70% of the lowest price at which our common stock traded during the 20 or 25 days preceding the conversion date. This could result in material dilution to existing stockholders of our company. Because the conversion price is based upon the trading prices of our common stock at the time of conversion, the number of shares of common stock into which the notes may be converted may increase without an upper bound. If the trading prices of the common stock are low when the conversion price of the convertible notes is determined, we would be required to issue a higher number of shares of our common stock to the converting noteholder, which could cause substantial dilution to our stockholders. In addition, if any or all of the holders of our convertible notes convert and then sell our common stock, this could result in an imbalance of supply and demand for our common stock and reduce our stock price. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion, resulting in further dilution to our stockholders. Because a market price-based conversion formula can lead to dramatic stock price reductions and corresponding negative effects on both a company and its stockholders, convertible security financings with market price-based conversion ratios have colloquially been called “floorless,” “toxic,” “death spiral,” and “ratchet” convertibles.

The warrants to be issued to investors in this offering are speculative in nature.

The warrants to be issued to investors in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to purchase shares of our Series A Convertible Preferred Stock at $1,000 per share for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series 1 Warrants may exercise their rights to acquire shares of our Series A Convertible Preferred Stock until the 90-day anniversary of the issuance date, holders of the Series 2 Warrants may exercise their rights to acquire shares of our Series A Convertible Preferred Stock until the six-month anniversary of the issuance date and holders of the Series 3 Warrants may exercise their rights to acquire shares of our Series A Convertible Preferred Stock until the 12-month anniversary of the issuance date after which dates any unexercised warrants will expire and have no further value. There can be no assurance that the fair market value of our Series A Convertible Preferred Stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

There is no public market for our warrants or our shares of Series A Convertible Preferred Stock, which could limit your ability to sell our warrants or shares of Series A Convertible Preferred Stock.

There currently is no public market for our warrants or our shares of Series A Convertible Preferred Stock and we do not expect a market to develop. In addition, we do not plan to have our warrants or shares of Series A Convertible Preferred Stock quoted or traded on any market. Without an active market, the liquidity of the warrants and shares of Series A Convertible Preferred Stock may be limited.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the Units offered pursuant to this prospectus is substantially higher than the net tangible book value per share of our common stock. Our net tangible book value as of February 28, 2018 was ($10,011,699) or ($0.1039) per share. After giving effect to the sale of the Units in this offering at the public offering price of $1,000 per Unit and based on our net tangible book value as of February 28, 2018 , if you purchase Units in this offering, you would suffer immediate and substantial dilution of $ 0.6441 per share in the net tangible book value of the common stock. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Units in this offering.

We will have broad discretion over the use of the net proceeds from this offering.

We will have broad discretion to use the net proceeds from the sale of securities in this offering, and investors in our Units will be relying on the judgment of our board of directors and management regarding the application of these proceeds. We expect to use the net proceeds of this offering to continue development, testing and commercialization of Infinitus. See “Use of Proceeds.” Our inability to apply the net proceeds from this offering effectively could have an adverse effect on our financial condition or results of operations.

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Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 10,000,000 shares of our preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of additional series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

Future stock issuances could cause substantial dilution and a decline in our stock price.

We expect to issue additional shares of common stock or other equity or debt securities convertible into shares of our common stock in connection with future financings and compensatory arrangements, and may issue additional shares of common stock or other equity securities in connection with acquisitions, litigation settlements or otherwise. In addition, a certain number of shares of our common stock are reserved for issuance upon the exercise of stock options and other equity incentives. We may reserve additional shares of our common stock for issuance upon the exercise of stock options or other similar forms of equity incentives. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. Any of these issuances could result in substantial dilution to our existing stockholders and could cause the trading price of our common stock to decline.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares of common stock that are issuable upon conversion of the Preferred Stock or exercise of the Warrants may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of our common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

Conversion of the Preferred Stock will dilute the ownership interest of our existing stockholders, including holders who had previously converted their Preferred Stock.

Issuance of shares of common stock upon conversion of shares of Preferred Stock will dilute the ownership interest of our existing stockholders. Further, any sales in the public market of our common stock issuable upon such conversions could adversely affect prevailing market prices of our common stock. In addition, the existence of the Preferred Stock and Warrants may encourage short selling by market participants because the conversion of the Preferred Stock could depress the price of our common stock.

Holders of our Series A Convertible Preferred Stock and warrants will have no rights as common stockholders until such holders convert or exercise their Series A Convertible Preferred Stock and warrants, respectively, and acquire our common stock.

Until holders of Series A Convertible Preferred Stock and warrants acquire shares of our common stock upon conversion of the Series A Preferred Stock or exercise of the warrants followed by conversion of the Series A Convertible Preferred Stock issuable as a result of such exercise, as the case may be, holders of Series A Convertible Preferred Stock and warrants will have no rights with respect to the shares of our common stock. Upon conversion of the Series A Convertible Preferred Stock or exercise of the warrants followed by conversion of Series A Convertible Preferred Stock issuable as a result of such exercise, as the case may be, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the conversion or exercise date.

We may not be able to redeem the Series A Convertible Preferred Stock under Nevada law.

We have the right to redeem outstanding shares of the Series A Convertible Preferred Stock at our sole discretion, subject to certain conditions provided in the Certificate of Designation of the Series A Convertible Preferred Stock. However, under Nevada law, we may not redeem any Series A Convertible Preferred Stock if, after giving effect of such redemption, we would not be able to pay our debts as they become due in the usual course of business; or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of redemption, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to holders of the Series A Convertible Preferred Stock.

To date, we have not generated any revenues and we are unable to predict when we can expect to generate any significant revenues. As of February 28, 2018, we have total assets of $990,706 and total liabilities of $11,002,405. As such, after giving effect to the offering, we do not expect to be able to fully redeem the Series A Convertible Preferred Stock under Nevada law on the date of this prospectus and there is no assurance that we will ever be able to redeem the Series A Convertible Preferred Stock under Nevada law.

We are an “emerging growth company” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. When we lose that status, there will be an increase in the costs and demands placed upon management.

We are an “emerging growth company,” as defined in the JOBS Act and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.

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An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We can be an emerging growth company until our fiscal year ending on August 31, 2018, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million prior to that date, our annual gross revenue exceeds $1.07 billion or we issue more than $1 billion of non-convertible debt during a 3-year period, we would cease to be an “emerging growth company” earlier. We cannot predict if investors will determine that our common stock is less desirable if we choose to rely on these exemptions. If some investors determine that our common stock is less desirable as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

When we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our stockholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We are also obligated to pay the expenses of such litigation for any of our directors, officers, employees or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification. These indemnity obligations are set forth more fully in indemnification agreements that we have entered into with our officers and directors. This indemnification policy could result in substantial expenditures by us, which we would be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the federal securities laws is against public policy as expressed in the Securities Act and, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by a director, officer or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock.

The market for our common stock is subject to the penny stock restrictions, which result in lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. Our common stock is currently subject to the penny stock rules, and it is probable that our common stock will continue to be considered to be a penny stock for the immediately foreseeable future. This classification materially and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission (the “SEC”) relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures required to sell our common stock, and broker-dealers may encounter difficulties in their attempt to sell our common stock, which may affect the ability of holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will continue to be subject to such penny stock rules for the foreseeable future and our stockholders will, quite probably, have difficulty selling our common stock.

We do not intend to pay cash dividends on our common stock for the foreseeable future.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the operation of our business. Therefore, we cannot provide any assurance that holders of our common stock will receive any additional cash dividends on their shares of our common stock until we have funds which our board of directors determines can be allocated to dividends.

Sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

A significant number of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate (i.e., an officer, director or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock. The alternative limitation on the number of shares that may be sold by an affiliate, which is related to the average weekly trading volume during the four calendar weeks prior to the sale is not available to stockholders of companies whose securities are not traded on an “automated quotation system”; because the OTCQB is not such a system, market-based volume limitations are not available for holders of our securities selling under Rule 144.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period, although there may be other limitations and/or criteria to satisfy. A sale pursuant to Rule 144 or pursuant to any other exemption from the Securities Act, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

The trading market for our common stock may be restricted because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

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Transfers of our common stock may be restricted pursuant to the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such laws, our common stock may not be traded in such jurisdictions. Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares. These restrictions prohibit the secondary trading our common stock. We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be limited.

The price of our common stock may be volatile and the value of our common stock could decline.

The trading price of our common stock has been, and is expected to continue to be, volatile. The trading price of our common stock may fluctuate widely in response to various factors, many of which are beyond our control. They include:

•	airline industry or general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	changes in technology;

•	any inability to timely and efficiently roll out Infinitus or other components of our technology roadmap;

•	any inability to sufficiently execute our growth strategy;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in or failure to meet publicly disclosed expectations as to our future financial performance;

•	changes in securities analysts’ estimates of our financial performance or lack of research and reports by industry analysts;

•	action by institutional stockholders or other large stockholders, including future sales;

•	speculation in the press or investment community;

•	investor perception of us and our industry;

•	changes in market valuations or earnings of similar companies;

•	announcements by us or our competitors of significant products, contracts, acquisitions or strategic partnerships;

•

developments or disputes concerning patents or proprietary rights, including increases or decreases in litigation expenses associated with intellectual property lawsuits we may initiate, or in which we may be named as defendants;

•	failure to complete significant sales;

•	any future sales of our common stock or other securities;

•	obtaining a FCC license; and

•	additions or departures of key personnel.

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In addition, the stock markets have experienced extreme price and volume fluctuations in recent years that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many such companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical or current facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, proposed new products and services, research and development costs, granting of regulatory approvals, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products and services, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, and except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, prospective investors should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in, or implied by, the forward-looking statements due to a variety of factors, including, but not limited to:

•	our financial performance, including our history of operating losses;

•	our ability to obtain additional funding to continue our operations;

•	our ability to successfully develop, implement and commercialize Infinitus;

•	our ability to enter into agreements with airlines that permit us to install our equipment on their aircraft;

•	our ability to enter into agreements with potential customers, vendors and purchasers;

•	changes in the regulatory environments of the United States and other countries in which we intend to operate;

•	our ability to attract and retain key management and other personnel;

•	competition from new market entrants and new technologies;

•	our ability to identify and pursue development of appropriate products; and

•

risks, uncertainties and assumptions described under the sections in this prospectus titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus.

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Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Prospective investors should read this prospectus and the documents we have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results may be materially different from what we expect.

INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we plan to operate, including our general expectations and potential market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this prospectus under the heading “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. For additional information, see “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of  9,000  Units in this offering will be approximately $7,700,000 , after deducting estimated underwriting discounts and other offering expenses payable by us. This amount does not include the proceeds which we may receive in connection with the exercise of the warrants. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants will expire and never be exercised.

We anticipate that we will use the net proceeds of this offering for the following purposes and in the following order of priority:

•	Continuing to develop and test Infinitus; and

•	Commercializing Infinitus.

Other than as set forth above, we have not determined the exact amounts we plan to spend in any of the areas identified above or the timing of the expenditures. As a result, our management will have broad discretion to allocate the net proceeds to us from this offering, and investors must rely on the judgment of our management regarding the application of the proceeds from this offering. Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

CAPITALIZATION

The following table sets forth our capitalization as of February 28, 2018 on:

•	an actual basis; and

•

an as-adjusted basis, after giving effect to the sale of Units in this offering at a public offering price of $1,000 per Unit, after deducting estimated underwriting discounts and other offering expenses payable by us, excluding the proceeds, if any, from the exercise of the warrants.

22

Prospective investors should read this table in conjunction with the sections of this prospectus titled “Use of Proceeds,” “Summary Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in conjunction with our financial statements and related notes included elsewhere in this prospectus.

	As of February 28, 2018
	Actual	As Adjusted
	(unaudited)

Cash and cash equivalents	$205,163		$8,625,076

Total liabilities	$11,002,405		$11,002,405

Stockholders’ equity (deficit):
Common stock, $0.001 par value per share: 350,000,000 shares authorized; 96,404,793 shares issued and outstanding, actual (1); 112,683,130 shares issued and outstanding, as adjusted (2)	96,405		112,683
Additional paid-in capital	75,474,017		83,877,652
Accumulated deficit	(85,582,121)		(86,162,208)

Total stockholders’ equity (deficit)	(10,011,699)		(2,171,873)

Total capitalization	$(10,011,699)	$	(2,171,873)

(1) The number of shares of our common stock shown as outstanding at February 28, 2018 does not include: (i) 22,464,031 shares of common stock issuable upon exercise of stock options outstanding as of that date at a weighted average exercise price of $1.59 per share; (ii) 4,926,335 shares of common stock issuable upon exercise of warrants outstanding as of that date, at a weighted average exercise price of $1.21; (iii) 3,649,260 shares of common stock issuable upon conversion of all outstanding convertible debt securities (whether or not currently convertible), based on a conversion price equal to $1.24, which is 70% of the lowest trading price of our common stock during the 20 to 25 trading days preceding February 28, 2018; and (iv) 4,073,074 shares that, upon the issuance of shares underlying outstanding stock options or warrants, would be issuable without additional consideration to Air Lease Corporation and Jet Midwest Group , LLC pursuant to non-dilution covenants to which the Company agreed in contracts with each such person.

(2) The number of shares of our common stock outstanding after this offering assumes the Series A Convertible Preferred Stock sold in this offering is immediately converted by the holder into common stock,  but that the warrants sold in this offering have not been exercised.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted for trading on the OTCQB under the symbol “ABWN.” Our stock first traded on October 19, 2015. The following table sets forth the high and low bid prices for our common stock for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

	Low	High
Fiscal Year Ending August 31, 2018
First Quarter	$0.72	$1.75
Second Quarter	$1.07	$3.12
Third Quarter (through May 11, 2018)	$0.75	$2.02

Fiscal Year Ending August 31, 2017
First Quarter	$0.71	$1.04
Second Quarter	$0.71	$4.07
Third Quarter	$1.61	$3.21
Fourth Quarter	$1.53	$2.56

Fiscal Year Ended August 31, 2016
First Quarter	$0.10	$0.11
Second Quarter	$0.11	$0.11
Third Quarter	$0.11	$0.11
Fourth Quarter	$0.11	$1.02

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On May 11 , 2018, the high and low bid prices for our common stock on the OTCQB were $0.85 and $0.75  respectively. As of April 9, 2018, there were 97,582,620 shares of our common stock outstanding held by approximately 305 holders of record. The actual number of stockholders is greater than the number of record holders because the actual number includes stockholders who are beneficial owners but whose shares are held in street name by banks, brokers and other nominees.

Dividend Policy

 We have never declared or paid dividends on our capital stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. We do not anticipate paying any dividends on our capital stock in the foreseeable future. Investors should not purchase our securities with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors, subject to limitations imposed by Nevada law regarding the ability of corporations to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Equity Compensation Plans

The following table provides information as of August 31, 2017, regarding shares of common stock that may be issued under the Company’s equity compensation plans. Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	-	-	10,000,000(1)
Equity compensation plans not approved by security holders	28,350,000(2)	$1.33	-
Total	28,350,000	$1.33	10,000,000

_________

(1)	Represents shares available for issuance in connection with incentive stock options and non-qualified options under the Airborne Wireless Network 2017 Stock Option Plan.
(2)	Represents options to purchase common stock granted to employees not pursuant to the terms of a plan.

DILUTION

If a prospective investor purchases our Units, that investor will incur immediate, substantial dilution based on the difference between the public offering price per Unit that investor will pay in this offering and the net tangible book value per share of common stock immediately after this offering.

As of February 28, 2018, we had a net tangible book value of ($10,011,699), or ($0.1039) per share of common stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share represents net tangible book value divided by the 96,404,793 shares of our common stock outstanding as of February 28, 2018 before giving effect to this offering.

Investors participating in this offering will incur immediate and substantial dilution. After giving effect to an assumed sale of  9,000  Units in this offering at a public offering price of $1,000 per Unit (without attributing any value to the warrants), and assuming the conversion of all shares of Series A Convertible Preferred Stock included in the Units sold in the offering, but no exercise  of the Warrants included in the Units, and after deducting the estimated underwriting discounts and other offering expenses payable by us, our as adjusted net tangible book value as of February 28, 2018 would have been approximately ( $1,591,786 ), or approximately ( $0.0141 ) per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $ 0.0897  per share to our existing stockholders and an immediate dilution of $0.6441 per share to investors participating in this offering.

The following table illustrates this per share dilution to new investors participating in this offering:

Conversion price per share of Series A Convertible Preferred Stock		$0.63
Net tangible book value per share as of February 28, 2018		$(0.1039)
Increase in net tangible book value per share attributable to new investors purchasing preferred stock and warrants in this offering		$0.0897
As adjusted net tangible book value per share after this offering	$	(0.0141)

Dilution per share to new investors		$0.6441

24

The table and calculation set forth above are based on 96,404,793 shares of our common stock outstanding as of February 28, 2018 and further assumes  the Series A Convertible Preferred Stock sold in this offering is immediately converted by the holder into shares of common stock, but that the warrants sold in this offering are not exercised and:

•	22,464,031 shares of common stock issuable upon exercise of stock options outstanding as of that date at a weighted average exercise price of $1.59 per share;

•	4,926,335 shares of common stock issuable upon exercise of warrants outstanding as of that date, at a weighted average exercise price of $1.21;

•	3,649,260 shares of common stock issuable upon conversion of all outstanding convertible debt securities (whether or not currently convertible), based on a conversion price equal to $1.24, which is 70% of the lowest trading price of our common stock during the 20 to 25 trading days preceding February 28, 2018; and

•	4,073,074 shares that, upon the issuance of shares issuable upon exercise of stock options or warrants, would be issuable to Air Lease Corporation and Jet Midwest Group, LLC, which have non-dilution agreements with the Company.

We may also choose to raise additional capital through the sale of equity warrants or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

SELECTED FINANCIAL DATA

The following table summarizes certain selected financial data as of and for each of the periods indicated. The selected balance sheet data as of August 31, 2017, 2016, 2015, 2014 and 2013 and statements of operations data for the years ended August 31, 2017, 2016, 2015, 2014 and 2013 were derived from our audited financial statements included elsewhere in this prospectus and in periodic reports we filed with the SEC. The selected balance sheet data as of February 28, 2018 and 2017 and statements of operations data for the six months ended February 28, 2018 and 2017 were derived from our unaudited interim financial statements included elsewhere in this prospectus and in periodic reports we filed with the SEC. Our historical results are not necessarily indicative of our results in any future period. You should read the following selected financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. The selected financial data in this section is not intended to replace our financial statements and the related notes and are qualified in their entirety by the financial statements and related notes included elsewhere in this prospectus.

	Year Ended August 31,
	2017	2016	2015	2014	2013
Income Statement Data
Net sales	$-	$-	$-	$-	$-
Stock based compensation	$30,376,431	$72,309	$-	$-	$-
Research and development expenses	$1,086,599	$-	$-	$-	$-
Net loss	$(36,912,959)	$(168,323)	$(164)	$(17,363)	$(12,715)

Loss per share:
Basic	$(0.44)	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Diluted	$(0.44)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Cash dividends declared per share	$-	$-	$-	$-	$-

Shares used in computing loss per share:
Basic	83,785,574	112,673,138	114,097,796	546,514,581	1,682,000,000
Diluted	83,785,574	112,673,138	114,097,796	546,514,581	1,682,000,000

Balance Sheet Data
Total cash and cash equivalents	$217,694	$809	$5,427	$5,427	$77
Total assets	$528,326	$9,976	$5,427	$5,427	$77
Total current liabilities	$421,749	$100,640	$40,134	$39,970	$22,597
Total long-term obligations	$-	$-	$-	$-	$-
Total liabilities	$421,749	$100,640	$40,134	$39,970	$22,597
Total shareholders’ equity (deficit)	$106,577	$(90,664)	$(34,707)	$(34,543)	$(22,520)

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	Six Months Ended February 28,
	2018	2017
Income Statement Data
Net sales	$-	$-
Stock based compensation	$37,961,374	$17,709,352
Research and development expenses	$569,942	$320,651
Net loss	$(48,453,292)	$(19,692,163)

Loss per share:
Basic	$(0.52)	$(0.25)
Diluted	$(0.52)	$(0.25)

Cash dividends declared per share	$-	$-

Shares used in computing loss per share:	93,255,344	78,560,417
Basic	93,255,344	78,560,417
Diluted

Balance Sheet Data
Total cash and cash equivalents	$205,163	$689,906
Total assets	$990,706	$1,247,067
Total current liabilities	$11,002,405	$638,372
Total long-term obligations	$-	$-
Total liabilities	$11,002,405	$638,372
Total shareholders’ equity (deficit)	$(10,011,699)	$608,695

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Company Overview

We were incorporated in Nevada on January 5, 2011 under the name Ample-Tee. Our original purpose was to engage in the business of promoting, marketing, selling and distributing hard-to-find ergonomic products for the physically disabled.

On October 20, 2015, our current President, Treasurer and Secretary, J. Edwards Daniels, acquired control of the Company by purchasing from Lawrence Chenard, our former president, 84,100,000 shares of our common stock for a purchase price of $250,000 (80,000,000 of which shares were delivered by Mr. Daniels to the Company for cancellation without consideration in August 2016 for the purpose of making more shares available for issuance to new investors and making the Company’s capital structure more attractive to those new investors). At the time of this acquisition, the Company was a “shell company” within the meaning of the rules of the SEC.

On May 19, 2016, we changed our name to Airborne Wireless Network to better align our name with our intention to develop and deliver next generation global connectivity.

In connection with this contemplated shift in business focus, on August 3, 2016, we acquired from Apcentive all of Apcentive’s right, title and interest in and to U.S. Patent No. 6,285,878 B1 and all related supporting materials, continuations, amendments, updates and contemplated updates and amendments and the trademark “Infinitus Super Highway.” The patent, which expires on September 20, 2018, gives the holder the right to exclude others in the United States, commensurate with the scope of the patent, from creating a fully meshed, high-speed broadband wireless network by linking commercial aircraft in flight. In consideration for the patent and the trademark, we issued a number of shares of our common stock to Apcentive and agreed to pay Apcentive a future royalty equal to 1.5% of the net cash we receive from the promotion, marketing, sale, licensing, distribution and other exploitation of the patent.

On January 4, 2017, we filed a Form 8-K with the SEC stating that by virtue of our continuing efforts to implement our business plan and the nature of our assets, we believed that we were no longer a company with no or nominal operations and no or nominal assets, and therefore, no longer a “shell company” under the rules of the SEC.

Results of Operations

The following summary of our results of operations should be read in conjunction with our financial statements included elsewhere in this prospectus.

To date, we have not earned any revenues from operations.

Fiscal Years Ended August 31, 2017 and 2016

Our operating results for the year ended August 31, 2017 and 2016, and the changes between those periods for the respective items, are summarized as follows:

	Year Ended
	August 31,
Statement of Operations Data:	2017	2016	Changes

Revenue	$-	$-	$-
Total operating expenses	36,423,391	168,323	36,255,068
Other expenses	489,568	-	489,568
Net loss	$36,912,959	$168,323	$36,744,636

We did not earn revenues for the years ended August 31, 2017 or 2016.

27

We incurred a net loss of $36.9 million for the year ended August 31, 2017 as compared to a net loss of $168,323 for the same period in 2016. The increase in net loss was due to significantly increased operating expenses incurred in connection with the development of Infinitus starting in August 2016. We expect that operating costs will continue to be incurred at an elevated level in future periods as we continue to develop Infinitus.

Our operating expenses for the year ended August 31, 2017 and 2016, and the changes between those periods for the respective items, are summarized as follows:

	Year Ended
	August 31,
Operating expenses:	2017	2016	Changes

Marketing and branding	$1,794,919	$-	$1,794,919
Depreciation	4,562	-	4,562
General and administrative expenses	358,707	5,531	353,176
Management fees	38,135	-	38,135
Professional fees	2,155,756	90,483	2,065,273
Research and development	1,086,599	-	1,086,599
Salaries and wages	608,282	-	608,282
Stock based compensation	30,376,431	72,309	30,304,122
Total operating expenses	$36,423,391	$168,323	$36,255,068

The principal reason for the increase in operating expenses was $30.4 million of stock-based compensation expenses incurred in the 2017 period compared to $72,309 of stock-based compensation expenses incurred in fiscal 2016. In the year ended August 31, 2017, stock compensation expense included: (i) $11.9 million in connection with the issuance of 9,058,652 shares of common stock to Air Lease Corporation pursuant to our marketing agreement with that company; (ii) $1.6 million in connection with the issuance of 1,573,642 shares of common stock to Jet Midwest Group, LLC pursuant to our service agreement with that company; (iii) $434,000 in connection with the issuance of 386,656 shares of common stock to consultants; (iv) $16.2 million with respect to employee stock options; and (v) $229,000 in connection with the issuance to consultants of warrants to purchase 125,000 shares of common stock.

The $16.2 million in employee stock-based compensation incurred during the fiscal year ended August 31, 2017 resulted from the issuance of options to purchase approximately 28,300,000 shares of our common stock to seven employees, including options to purchase 6,000,000 shares issued to Michael J. Warren, our Chief Executive Officer, valued at $11,134,303 at the time of grant (which amount has been amortized over the vesting period for accounting expense purposes), and options to purchase 5,000,000 shares to J. Edward Daniels, our President, Treasurer and Secretary, valued at $9,436,160 at the time of grant (which amount has been amortized over the vesting period for accounting expense purposes). Because the Company is an early stage company that does not currently generate any revenues, we anticipate that stock-based compensation, as opposed to high salaries, significant cash bonuses or other cash-depleting awards, will continue to be a significant component of the compensation we use to incentivize our employees and align their long-term interests with the success of the Company.

Marketing and branding expenses incurred relate to television and print marketing for branding purposes. There were no such expenses incurred by the Company during the fiscal year ending August 31, 2016. General and administrative expenses include office, shipping, entertainment, travel, insurance and other miscellaneous expenses. Professional fees include fees to consultants, investor relations, and legal, accounting and compliance fees for our audit, SEC filings, securities offerings and contracts.

	Year Ended
	August 31,
Other Expenses	2017	2016	Changes

Interest expense	$150	$-	$150
Loss on related party loan conversion	489,418	-	489,418
Total other expenses	$489,568	$-	$489,568

During the year ended August 31, 2017, the Company has incurred $489,568 other expenses which include loss on related party loan conversion of $489,418, which resulted from the issuance of 339,880 shares of common stock valued at $1.69 per share, for the settlement of notes payable of $84,980. There were no such expenses incurred by the Company in 2016.

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            Fiscal Years Ended August 31, 2016 and 2015

Our operating results for the year ended August 31, 2016 and 2015, and the changes between those periods for the respective items, are summarized as follows:

	Year Ended
Statement of Operations Data:	August 31, 2016	August 31, 2015

Revenues	$-	$-
Total operating expenses	168,323	17,452
Other income	-	17,288
Net loss	$(168,323)	$(164)

Net loss was $168,323 for year ended August 31, 2016, and $164 for the year ended August 31, 2015. The principal reason for this increase was due to an increase in operating expenses. The increase in operating expenses during the year ended August 31, 2016 was primarily due to an increase in accounting, audit, legal and professional fees for SEC filings and stock-based compensation from stock options granted to employees. Other income for the year ended August 31, 2015 is related to gain on debt extinguishment of $17,288, which was a non-recurring transaction that did not occur in fiscal 2017.

We incurred $168,323 and $17,452 in operating expenses for the year ended August 31, 2016 and 2015, respectively. Our operating expenses are primarily for professional fees to maintain our reporting status with the SEC and stock-based compensation from stock options granted to our employees. We have not attained profitable operations and are dependent upon obtaining financing and have historically relied on loans from related parties. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

29

Six Months Ended February 28, 2018 and 2017

Our operating results for the six months ended February 28, 2018 and 2017, and the changes between those periods for the respective items, are summarized as follows:

	Six Months Ended
	February 28,
Statement of Operations Data:	2018	2017	Changes

Revenue	$-	$-	$-
Total operating expenses	44,349,428	19,692,013	24,657,415
Total other expense	4,103,864	150	4,103,714
Net loss	$48,453,292	$19,692,163	$28,761,129

We incurred a net loss of $48.5 million for the six months ended February 28, 2018 as compared to a net loss of $19.7 million for the same period in 2017. The increase in net loss was due to an increase in operating expenses and other expenses. The increase in operating expenses was mainly attributed to the development of our Infinitus Super Highway (“Infinitus”) starting in August 2016, stock-based compensation expense related to common stock and warrants issued to consultants and debt holders, and professional fees for consulting, legal and accounting services. The increase in other expenses relates to change in fair value on derivative liabilities and interest expense from the issuance of convertible notes during the six months ended February 28, 2018.

We expect that operating costs will continue to be incurred at an elevated level in future periods as we continue to develop Infinitus.

Our operating expenses for the six months ended February 28, 2018 and 2017, and the changes between those periods for the respective items, are summarized as follows:

	Six Months Ended
	February 28,
Operating Expenses:	2018	2017	Changes

Marketing and branding	$2,971,732	$606,177	$2,365,555
Depreciation	4,552	729	3,823
General and administrative expenses	320,032	75,627	244,405
Management fees	42,000	11,635	30,365
Professional fees	2,000,517	759,651	1,240,866
Research and development	569,942	320,651	249,291
Salaries and wages	479,279	208,191	271,088
Stock based compensation	37,961,374	17,709,352	20,252,022
Total operating expenses	$44,349,428	$19,692,013	$24,657,415

30

The principal reason for the increase in operating expenses was $38 million of stock-based compensation expenses incurred in the 2018 period compared to $17.7 million of stock-based compensation expenses incurred in the 2017 period. In the six months ended February 28, 2018, stock compensation expense included: (i) $1 million in connection with the issuance of 582,687 shares of common stock to Air Lease Corporation pursuant to our marketing agreement with that company; (ii) $162,616 in connection with the issuance of 93,543 shares of common stock to Jet Midwest Group pursuant to our service agreement with that company; (iii) $90,400 in connection with the issuance of 60,000 shares of common stock and $214,019 in connection with the issuance of 150,000 shares of warrants to Brighton Capital Ltd. pursuant to our consulting agreement with that company; (iv) $31 million with respect to employee stock options; (v) $5.3 million in connection with the issuance of 3,916,952 shares of replacement warrants to shareholders; and (vi) $208,164 in connection with the issuance of 88,740 shares of common stock for services. In the six months ended February 28, 2017, stock compensation expense attributed to $31 million from employee stock options.

Marketing and branding expenses incurred relate to television and print advertising for branding purposes. During the six months ended February 28, 2018, our company has increased marketing and branding efforts and incurred $3 million marketing and branding expenses; whereas, $606,177 were incurred by our company during the six months ended February 28, 2017.

Professional fees include fees to consultants, investor relations firms, and legal, accounting and compliance professionals for our audit, SEC filings, securities offerings and contracts. During the six months ended February 28, 2018, professional fees were $2 million compared to $759,651 for the comparative period in 2017. The increase in professional fees were mainly attributed to the increase in consulting fees related to business, strategic and software development and legal fees related to private placements and public offerings.

Research and development expenses incurred relate to the development of the Infinitus Super Highway starting in August 2016. During the six months ended February 28, 2018, research and development expense was $569,942, as compared to $320,651 during the same period in 2017.

General and administrative expenses include office, shipping, entertainment, travel, insurance and other miscellaneous expenses.

Our other expenses for the six months ended February 28, 2018 and 2017, and the changes between those periods for the respective items, are summarized as follows:

	Six Months Ended
	February 28,
Other Expenses	2018	2017	Changes

Interest expense	$1,561,908	$150	$1,561,758
Change in fair value of derivative liabilities	2,541,956	-	2,541,956
Total other expense	$4,103,864	$150	$4,103,714

During the six months ended February 28, 2018, our Company incurred $4.1 million in other expenses which include loss on change in fair value of derivative liabilities of $2.5 million and Interest expense of $1.6 million. The loss on change in fair value of derivative liabilities related to $1,141,581 as a day one loss in the fair value of warrants and convertible notes recorded as a derivative liability and a loss of $1,400,375 in the change in the fair value of derivative liabilities, as calculated using Black-Scholes option model. The interest expense includes amortization of debt discount and interest incurred on convertible notes issued during the six months ended February 28, 2018. For the six months ended February 28, 2017, other expense includes $150 interest expense.

31

Three Months Ended February 28, 2018 and 2017

Our operating results for the three months ended February 28, 2018 and 2017, and the changes between those periods for the respective items, are summarized as follows:

	Three Months Ended
	February 28,
Statement of Operations Data:	2018	2017	Changes

Revenue	$-	$-	$-
Total operating expenses	35,808,404	15,861,823	19,946,581
Total other expense	2,588,192	145	2,588,047
Net loss	$38,396,596	$15,861,968	$22,534,628

We incurred a net loss of $38.4 million for the three months ended February 28, 2018 as compared to a net loss of $15.9 million for the same period in 2017. The increase in net loss was due to an increase in operating expenses and other expenses. The increase in operating expenses was mainly attributed to the development of our Infinitus starting in August 2016, stock-based compensation expense related to common stock and warrants issued to consultants and debt holders, and professional fees for consulting, legal and accounting services. The increase in other expenses relates to the change in fair value on derivative liabilities and interest expense from the issuance of convertible notes during the three months ended February 28, 2018.

We expect that operating costs will continue to be incurred at an elevated level in future periods as we continue to develop Infinitus.

Our operating expenses for the three months ended February 28, 2018 and 2017, and the changes between those periods for the respective items, are summarized as follows:

	Three Months Ended
	February 28,
Operating Expenses:	2018	2017	Changes

Marketing and branding	$1,882,452	$546,289	$1,336,163
Depreciation	2,464	729	1,735
General and administrative expenses	205,290	30,018	175,272
Management fees	42,000	-	42,000
Professional fees	1,143,232	550,918	592,314
Research and development	284,053	315,551	(31,498)
Salaries and wages	250,064	147,684	102,380
Stock based compensation	31,998,849	14,270,634	17,728,215
Total operating expenses	$35,808,404	$15,861,823	$19,946,581

The principal reason for the increase in operating expenses was $32 million of stock-based compensation expenses incurred in the 2018 period compared to $14.3 million of stock-based compensation expenses incurred in the 2017 period. In the three months ended February 28, 2018, stock compensation expense included: (i) $848,515 in connection with the issuance of 457,541 shares of common stock to Air Lease Corporation pursuant to our marketing agreement with that company; (ii) $135,762 in connection with the issuance of 73,207 shares of common stock to Jet Midwest Group pursuant to our service agreement with that company; (iii) $51,900 in connection with the issuance of 30,000 shares of common stock and $120,024 in connection with the issuance of 75,000 shares of warrants to Brighton Capital Ltd. pursuant to our consulting agreement with that company; (iv) $25 million with respect to employee stock options; (v) $5.2 million in connection with the issuance of 3,485,872 shares of replacement warrants to shareholders; and (vi) $208,164 in connection with the issuance of 88,740 shares of common stock for services In the three months ended February 28, 2017, stock compensation expense attributed to $25 million from employee stock options.

Marketing and branding expenses incurred relate to television and print advertising for branding purposes. During the three months ended February 28, 2018, our company has increased marketing and branding efforts and incurred $1.9 million advertising and marketing expense; whereas, $546,289 was incurred by our Company for such purposes during the three months ended February 28, 2017.

Professional fees include fees to consultants, investor relations, and legal, accounting and compliance fees for our audit, SEC filings, securities offerings and contracts. During the three months ended February 28, 2018, professional fees were $1.1 million compared to $550,918 for the comparative period in 2017. The increase in professional fees mainly attributed to the increase in consulting fees related to business, strategic and software development and legal fees related to private placements and public offerings.

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Research and development expenses incurred relate to the development of Infinitus Super Highway starting in August 2016. During the three months ended February 28, 2018, research and development expense was $284,053, as compared to $315,551 during the same period in 2017.

General and administrative expenses include office, shipping, entertainment, travel, insurance and other miscellaneous expenses.

Our other expenses for the three months ended February 28, 2018 and 2017, and the changes between those periods for the respective items, are summarized as follows:

	Three Months Ended
	February 28,
Other Expenses	2018	2017	Changes

Interest expense	$581,304	$145	$581,159
Change in fair value of derivative liabilities	2,006,888	-	2,006,888
Total other expense	$2,588,192	$145	$2,588,047

During the three months ended February 28, 2018, our company incurred $2.6 million in other expenses which include loss on change in fair value of derivative liabilities of $2 million and Interest expense of $581,304. The loss on change in fair value of derivative liabilities includes a day one loss in the fair value of warrants and convertible notes recorded as a derivative liability and from the change in the fair value of derivative liabilities, as calculated using Black-Scholes option model. The interest expense includes amortization of debt discount and interest incurred on convertible notes issued during the three months ended February 28, 2018. For the three months ended February 28, 2017, other expense only includes $145 interest expense.

Liquidity and Capital Resources

The following table presents selected financial information as of and for the six months ended February 28, 2018 and the years ended August 31, 2017, 2016 and 2015:

	February 28,	August 31,	August 31,	August 31,
Balance Sheet Data:	2018	2017	2016	2015

Cash	$205,163	$217,694	$809	$5,427
Working capital (deficiency)	$(10,048,254)	$81,229	$(90,664)	$(34,707)
Total assets	$990,706	$528,326	$9,976	$5,427
Total liabilities	$11,002,405	$421,749	$100,640	$40,134
Total stockholders’ equity (deficit)	$(10,011,699)	$106,577	$(90,664)	$(34,707)

Because we have not generated any revenues, we depend on proceeds from the sales of securities and loans to finance our operations. During the six months ended February 28, 2018, we relied primarily on proceeds from the issuances of securities, including the following: (i) $1.1 million from the issuance of units that included an aggregate of 1,312,722 shares of common stock and warrants to purchase an additional 1,312,722 shares of common stock that expire in one to five years from the sale date at prices ranging from $0.81 to $2.05 per share; (ii) $1.6 million from the exercise of 2,314,615 warrant units; and (iii) $3.9 million from the issuance of convertible notes.

During the year ended August 31, 2017, we relied primarily on proceeds from the issuances of securities, including the following: (i) $4.7 million from the issuance of units that included an aggregate of 4,104,998 shares of common stock and warrants to purchase an additional 4,104,998 shares of common stock that expire in one to five years from the sale date at prices ranging from $1.25 to $3.25 per share; and (ii) $1,440,000 from the issuance of 1,152,000 shares of common stock upon exercise of outstanding warrants.

Accordingly, we must obtain additional financing to continue operations at our current level. We believe that we will be able to secure additional private and public financing in the future. We can give no assurance that we can obtain any additional financing, or if such financing is available, it would be available on terms generally as favorable as terms of recent financings.

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Subsequent to February 28, 2018 and through April 13, 2018, we obtained $1,283,000 in additional capital. We issued units consisting of an aggregate of 31,500 shares of common stock and warrants to purchase 31,500 shares of common stock, exercisable for three years from issuance at $2.00 per share, for aggregate gross proceeds of $63,000. We issued 100,000 shares of common stock on the exercise of 100,000 warrants for proceeds of $65,000. We issued a convertible notes in the aggregate principal amount of $1,395,833 which provided cash proceeds of $1,155,000. The convertible notes have maturity dates ranging from nine months to one year, annual interest rates at 8% to 10% and a conversion price equal to 70% of the lowest trading price of the Company’s Common Stock for the 25 days prior to the conversion. In conjunction with these convertible notes, the Company issued 226,645 shares of common stock and 625,000 units of stock warrants. The Company issued 671,606 shares of common stock for the conversion of convertible notes in the aggregate principal amount of $406,750 and accrued interest of $9,887.

Unless we are able to raise additional capital or begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available. In addition to our burn rate and ongoing research and development expenses, we anticipate expending significant funds in connection with an upcoming two-plane test utilizing two Cessnas (or equivalent planes) installed with Infinitus technology incorporating the free space optic links underlying the Company’s patent application filed on July 25, 2017, and a larger airborne test involving up to 20 commercial aircraft during the next 12-18 months, assuming that sufficient progress has been made in the relevant software and hardware development and that we are able to obtain additional funding.

The following table sets forth certain information about our cash flows during the years ended August 31, 2017, 2016 and 2015.

	Year Ended August 31,
Cash Flow Data:	2017	2016	2015

Cash Flows used in Operating Activities	$(5,952,193)	$(49,906)	$(4,145)
Cash Flows used in Investing Activities	(29,910)	-	-
Cash Flows provided by Investing Activities	6,198,988	45,288	4,145
Net Increase (decrease) in Cash During Period	$216,885	$(4,618)	$-

The following table sets forth certain information about our cash flows during the six months ended February 28, 2018 and 2017:

	Six Months Ended
	February 28,
Cash Flow Data:	2018	2017	Changes

Net cash used in Operating Activities	$(6,576,645)	$(2,024,110)	$(4,552,535)
Net cash used in Investing Activities	(15,759)	(27,078)	11,319
Net cash provided by Financing Activities	6,579,873	2,740,285	3,839,588
Net Increase (decrease) in Cash During Period	$(12,531)	$689,097	$(701,628)

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the six months ended February 28, 2018, net cash flows used in operating activities were $6,576,645, consisting of a net loss of $48,453,292, offset by stock-based compensation of $37,961,374, loss on change in fair value of derivative liabilities of $2,541,956, amortization of debt discount of $1,469,387, depreciation of $4,552 and an increase in operating liabilities from accounts payable and accrued liabilities of $270,561 and accrued interest of $92,521, as well as an increase in operating assets from prepaid expenses of $463,704. Unless and until we general revenue from Infinitus, we expect to continue to generate net losses.

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For the six months ended February 28, 2017, net cash flows used in operating activities were $2,024,110, consisting of a net loss of $19,692,163 and was reduced by stock-based compensation of $17,709,352, depreciation of $729 and an increase in accounts payable of $481,501 offset by an increase in operating assets from prepaid expenses of $521,645 and a decrease in operating liabilities from the line of credit of $1,884.

For the year ended August 31, 2017, net cash flows used in operating activities were $5,952,193, consisting of a net loss of $36,912,959. The operating cash flows used were reduced by stock-based compensation of $30,376,431, loss on related party note conversion of $489,418, depreciation and amortization of $4,562 and an increase in accounts payable and accrued liabilities of $368,401 and was increased by an increase in prepaid expenses of $276,117 and a decrease in line of credit of $1,929.

For the year ended August 31, 2016, net cash flows used in operating activities was $49,906, primarily from a loss of $168,323. The operating cash flows used were reduced by stock based compensation of $72,309, an increase in accounts payable and accrued liabilities of $53,290 and an increase in line of credit of $1,985, and was increased by an increase in prepaid expense of $9,167.

For the year ended August 31, 2015, net cash flows used in operating activities was $4,145, consisting of a net loss of $164 and was offset by gain on extinguishment of debt of $17,288 and an increase in accounts payable of $13,307.

Cash Flows from Investing Activities

For the six months ended February 28, 2018, we acquired $15,579 of office and computer equipment. For the six months ended February 28, 2017, we acquired $27,078 of office and computer equipment.

For the year ended August 31, 2017, we acquired $29,910 of office and computer equipment.

For the years ended August 31, 2016 and August 31, 2015, we did not use cash for investing activities.

Cash Flows from Financing Activities

For the six months ended February 28, 2018, net cash flows provided by financing activities was $6,579,873, consisting of proceeds from the issuance of convertible notes of $3,907,750 and proceeds from the issuance of common stock from share subscriptions of $1,079,999 and exercises of warrants of $1,592,124.

For the six months ended February 28, 2017, net cash flows provided by financing activities were $2,740,285, consisting of proceeds from issuance of common stock from share subscriptions of $1,742,170, exercises of warrants of $940,000 and loans from related parties of $58,115.

For the year ended August 31, 2017, net cash flows provided by financing activities was $6,198,988, consisting of proceeds from issuance of common stock and warrants of $4,719,373, proceeds from the exercise of warrants of $1,440,000, proceeds from the conversion of related party loans to common shares of $49,980, offset, in part, by repayment to related parties of $10,365.

For the years ended August 31, 2016 and 2015, net cash flows provided by financing activities were $45,288 and $4,145, respectively, through advances from related parties.

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Off Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Commitments

The following table summarizes our contractual obligations as of August 31, 2017:

	Payment due by period
	Total	Less than 1 year	1-3 Years	3-5 Years	More than 5 years

Operating leases	$64,420	$42,136	$22,284	$-	$-

Total	$64,420	$42,136	$22,284	$-	$-

Operating Leases

As of August 31, 2017, the Company’s total future minimum lease payments under noncancelable operating leases were $64,420. The Company’s leases have original terms not exceeding 2 years. For additional discussion on our commitments and contingencies, please see Note 10 to our audited financial statements included elsewhere in this prospectus.

Application of Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact on our business operations and any associated risks related to these policies are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations when such policies affect our reported or expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”). We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult subjective and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

The material estimates for our company are that of income tax valuation allowance recorded for deferred tax assets and stock-based compensation. We recorded stock-based compensation for options and warrants issued and the fair value of embedded conversion options that are convertible into a variable amount of shares. The fair values of options, warrants, and embedded conversion options are determined using the Black-Scholes option pricing model. We have no historical data on the accuracy of these estimates. The estimated sensitivity to change is related to the various variables of the Black-Scholes option pricing model stated below. The specific quantitative variables are included in the notes to the consolidated financial statements. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the expected life, dividend yield, expected volatility, and risk-free interest rate weighted-average assumptions used for options and warrants granted. Expected volatility for 2018 and 2017 was estimated using our common stock for convertible notes and the average historical volatility of three public companies offering services similar to ours for warrants and stock options. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the grant date. The expected life of options is based on the life of the instrument on grant date.

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Basis of Accounting and Going Concern

Our unaudited condensed financial statements have been prepared on the accrual basis of accounting in conformity with GAAP. In addition, the accompanying unaudited condensed financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We generated accumulated losses of approximately $85,582,121 through February 28, 2018 and have insufficient working capital and cash flows to support operations. These factors raise substantial doubt about our ability to continue as a going concern. The unaudited condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

Research and Development Expenses

We follow ASC 730-10, “Research and Development,” and expense research and development costs when incurred. Accordingly, third-party research and development costs, including designing, prototyping and testing of product, are expensed when the contracted work has been performed or milestone results have been achieved. Indirect costs are allocated based on percentage usage related to the research and development. Research and development costs of $569,942 and $320,651 were incurred for the six months ended February 28, 2018 and 2017, respectively. Research and development costs of $1,086,599, $0 and $0 were incurred for the year ended August 31, 2017, 2016 and 2015, respectively.

Stock-Based Compensation

ASC 718, “Compensation - Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Our company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Stock-based compensation of $37,961,374 and $17,709,352 were incurred for the six months ended February 28, 2018 and 2017, respectively. Stock-based expense totaled $30,376,431, 72,309 and $0 for the year ended August 31, 2017, 2016 and 2015, respectively.

Intangible Assets

We account for intangible assets in accordance with ASC 350 “Intangibles-Goodwill and Other.” The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed, either on a straight-line or accelerated basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. Customer relationships, brands and other non-contractual intangible assets with determinable lives are amortized over 3 years. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

The Company issued 40 million shares of common stock (approximately 26% of its outstanding common stock on issuance) for the acquisition of certain intellectual property. Subsequent to the transferor’s receipt of the consideration shares, 80,000,000 shares held by Mr. Daniels were cancelled without consideration to the Company in August 2016 (for the purpose of making more shares available for issuance to new investors and making the Company’s capital structure more attractive to those new investors), thereby increasing the transferor’s beneficial ownership of the Company’s common stock to over 50%. Accordingly, the intellectual property was recorded on the Company’s books at its historical cost of $0. To further substantiate the valuation and due to the lack of readily available market information, the Company hired an independent third-party firm to perform a valuation on the acquired intangible assets. It was concluded that the intellectual property had nominal current value because future net economic benefit could not be reasonably estimated. This firm employed, but ultimately excluded or discounted the following methods of valuation: cost calculation, replacement value, relief from royalty-IP value and fair exchange. It was determined that the intellectual property had nominal current value because (i) the patent had fewer than three years left until expiration, (ii) management projections indicated approximately $582.8 million in capital was required to bring the proposed products/services to market, (iii) the Company, as of the valuation date, had no revenues, a limited business plan, no committed source of funding, a limited workforce and other limitations and (iv) the Company had limited or no contracts in place for personnel, customers or vendors to implement its business plan. As a result of further stock issuances by the Company, on and after February 28, 2017, the transferor held less than 50% of the outstanding common stock of the Company. Further, in July 2017, the transferor dividended all of such shares among its shareholders and thus, no longer has direct ownership in the Company.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method.

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Derivative Financial Instruments

The fair value of an embedded conversion option that is convertible into a variable amount of shares and warrants that include price protection reset provision features are deemed to be “down-round protection” and, therefore, do not meet the scope exception for treatment as a derivative under ASC 815 “Derivatives and Hedging”, since “down-round protection” is not an input into the calculation of the fair value of the conversion option and warrants and cannot be considered “indexed to the Company’s own stock” which is a requirement for the scope exception as outlined under ASC 815.

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option and warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

The Black-Scholes option valuation model was used to estimate the fair value of the conversion options. The model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time, of other comparative securities, equal to the weighted average life of the options.

Conversion options are recorded as debt discount and are amortized as interest expense over the life of the underlying debt instrument.

Also, refer to Note 2 - Significant Accounting Policies and Note 8 - Derivative Liabilities in the unaudited interim financial statements that are included elsewhere in this prospectus.

Recent accounting pronouncements

For a discussion of recently issued and adopted accounting pronouncements, please see Note 2 to the interim and audited financial statements included elsewhere in this prospectus.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks in the ordinary course of our business. These risks primarily include interest rate risk and foreign currency risk as follows:

 Interest Rate Risk

We had cash and cash equivalents totaling $205,163 and $217,694 at February 28, 2018 and August 31, 2017, respectively. Our cash and cash equivalents consist of cash in bank accounts. The primary objective of holding cash in bank accounts is to preserve principal and provide liquidity without significantly increasing risk. We do not manage our cash for trading or speculative purposes. Due to current low rates paid on cash deposited with banks, a hypothetical 100-basis point increase or decrease in interest rates would not have a material effect on our cash holdings for the periods presented.

Foreign Currency Risk

For the years ended August 31, 2017 and 2016, all of our operating expenses were denominated in U.S. dollars, and we earned no revenue. Accordingly, we have not had material foreign currency risk associated with revenues and cost-based activities. The functional currency of the Company is the U.S. Dollar. For the years ended August 31, 2017 and 2016, we had no operations and expended no funds outside of the United States. Therefore, our results of operations and cash flows are minimally subject to fluctuations from changes in foreign currency rates. We believe the exposure to foreign currency fluctuation from operating expenses is immaterial at this time as the related costs do not constitute a significant portion of our total expenses. As we grow operations, our exposure to foreign currency risk will likely become more significant. For the years ended August 31, 2017 and 2016, we did not enter into any foreign currency exchange contracts.

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BUSINESS

Overview

We are an early stage company with the principal business strategy of developing, marketing and licensing a fully meshed, high-speed broadband airborne wireless network by linking aircraft in flight. We call this network the “Infinitus Super Highway.” To our knowledge, no fully meshed commercial broadband airborne network exists in the world today.

We expect that Infinitus will provide a broadband wireless communication infrastructure by using and customizing existing, small, lightweight, low-power relay station equipment and antennae that will be installed onboard aircraft. Each equipped aircraft would have a broadband wireless communication link to one or more neighboring aircraft and/or ground stations. These aircraft would form a chain of seamless airborne repeaters or routers providing broadband wireless communication gateways along the entire flight path, essentially creating a digital superhighway in the sky. If a link was interrupted, the signal would be redirected to the next participating aircraft or ground station in the chain -- in other words, there would be multiple, simultaneous data connections and thus the system would not rely on a single link.

We intend to act as a wholesale carrier, licensing our bandwidth to, among others, data service providers (such as major telecommunications companies and other Internet service providers) that provide broadband services to end users, to government agencies and to companies that desire a more robust private broadband network. We do not plan to license or sell Infinitus directly to consumers. We anticipate that Infinitus will enable our future customers to minimize their infrastructure development time and costs, and increase the reliability of their broadband communications systems.

If we can successfully complete the development of Infinitus, Infinitus could provide high-speed broadband Internet service to (i) supplement or replace current broadband networks, (ii) serve currently underserved markets, such as maritime, rural and remote locations, (iii) government agencies, including those that provide emergency or disaster relief services, (iv) companies seeking a more secure, reliable private data network, (v) customers onboard aircraft in flight seeking improved Internet access and connectivity and (vi) owners and operators of private jets and small aircraft owners, which in turn, can provide additional aircraft for the Infinitus network. Infinitus could also provide a wireless broadband network that is not vulnerable or susceptible to single points of failure (as is the case with current networks).

Infinitus was originally based principally on a United States patent that we acquired in August 2016. The patent , which expires on September 20, 2018, gives the holder the right to exclude others in the United States, commensurate with the scope of the patent, from creating a fully meshed, high-speed broadband wireless network by linking commercial aircraft in flight. We also filed a patent application in the United States on July 25, 2017 seeking rights to exclude others from using our method of synchronizing free space optic links between aircraft in flight, which technology we believe will be instrumental in making Infinitus operate successfully. Currently, this patent application is undergoing prioritized examination at the U.S. Patent and Trademark Office and we are continuing to prosecute this patent application in order to get the patent granted as soon as possible. We also expect to seek the right to exclude others from using this method under an international PCT application.

We are currently in the process of completing the development of Infinitus, and have not licensed Infinitus to anyone or generated any revenue from external customers during the last three fiscal years. During the fiscal years ended August 31, 2017, 2016 and 2015, we recorded net losses of $(36,912,959), $(168,323) and $(164), respectively. Our total assets as of August 31, 2017 and 2016 were valued at $528,326 and $9,976, respectively.

We have a three-pronged plan to commercialize Infinitus, which is described more fully below.

Current Limitations on the Current Broadband Wireless Network

As the proliferation of mobile devices and tablets has grown, so too has the dependency on such devices, and the need -- or rather demand -- for more bandwidth. Regardless of application; telecommunications, Internet, airborne, maritime or remote, with current technology, we believe that there is not enough available bandwidth to adequately support that growth.

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Limited satellite bandwidth, combined with the inherent air-to-ground connectivity challenges of current solutions, underscores the challenges to meet the current and growing demand. Add the significant limitations of current technology, especially when it involves trans-oceanic journeys, we believe that the need for new, comprehensive solutions becomes apparent.

Much of the air traveling public is familiar with traditional airborne services, as many airlines offer “Wi-Fi” services. The integrity of those services depends on a single link, either accessing a cellular tower, or a satellite. This limits customer usage to non-real time services, as such technology suffers from “single points of failure” and there simply is not enough bandwidth for current demands, let alone for the future. Accordingly, service is often interrupted and slow, due to an infrastructure not designed to handle the demand for data traffic. The reason for slow data-rates is that data is “stored and forwarded,” meaning onboard equipment holds the data until the next link is available.

Our Proposed Solution - Infinitus

Infinitus will use aircraft in flight to create a fully meshed broadband airborne wireless network. Each aircraft equipped with Infinitus would have a broadband wireless communication link to one or more neighboring aircraft and/or ground stations. As such, if a link is ever interrupted, the signal would be redirected to the next participating aircraft or ground station in the chain. In other words, multiple, simultaneous data connections would exist at all times and the system would not rely on a single link, as is the case with existing technology.

Because Infinitus would typically be used at mid-level altitudes (20,000 to 40,000 feet), we believe that it will have inherent advantages over satellites. We believe that such altitudes will provide us with the primary advantage of being able to reuse operating spectrum. Nature limits the range of signals based upon the curvature of the earth, allowing the same frequencies to be reused beyond the horizon.

We believe that our ability to assign operating frequencies dynamically and the ease and cost-effective ways in which we will be able to service and/or upgrade our equipment (unlike high altitude solutions), could provide us a steady, leading role in the expanding broadband wireless industry.

When new and more efficient data-transmission technologies emerge, we believe that upgrading Infinitus would be as easy as replacing a single module. Satellite technology, on the other hand, in most cases, has already been surpassed by the time a satellite is launched, due to the typical two-year period between the design of a satellite and its subsequent launch. Additionally, satellites cannot generally be upgraded or serviced once launched.

Development and Testing

We are currently in the development and testing phase of our plan.

In May 2017, we conducted our first airborne test of the system, using two Boeing 767 aircraft and a temporary mobile mast system to emulate a ground station (“Proof of Concept flight test”). The two Boeing 767 aircraft were provided by Jet Midwest Group, LLC under the terms that company’s agreement with the Company. During the Proof of Concept flight test, FAA and electromagnetic field interference tests were completed successfully. The Proof of Concept flight test also successfully demonstrated, on a micro scale, the ability of aircraft equipped with Infinitus to act as airborne repeaters or routers to send and receive broadband signals from one aircraft to another. The tests also successfully demonstrated aircraft-to-ground communication; ground-to-aircraft communication; and aircraft-to-aircraft-to-ground-and-back communication.

We will need to complete the software development and the design and development of the customized hardware to enable Infinitus and implement our business plan. To do so, we will need to achieve the following three milestones:

•  First Milestone: Complete a high-bandwidth demonstration utilizing free space optics and radio frequency synchronization.

We intend to complete this demonstration by conducting a two-plane test utilizing two Cessnas (or equivalent planes) installed with Infinitus technology incorporating the free space optics underlying the Company’s patent application filed on July 25, 2017, which seeks the right to exclude others, commensurate with the scope of the patent application, from using our method of synchronizing free space optic links between aircraft in flight and radio frequency synchronization. The intent of the Cessna proof of test is to establish a radio frequency link between the two aircraft to share position information and then establish a free space optical (laser) link for acquisition and optical transmission of data, to measure throughput and data packet-loss rates. The test is being designed to prove that “self-synchronizing” and “self-restoring” airborne free space optic links are feasible and practical.

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In this regard, we engaged iNTELLICOM Technologies, Ltd. (“Intellicom”) in February 2017 to help us manage the development and coordination of our Radio Frequency (“RF”) and free space optics equipment, ranging from test-equipment/test protocols, to modem selection/modification, RF and antenna gear. Intellicom, with which we entered into a formal contract in December 2017, is presently working with the Company and its primary software and free space optic developers to prepare for the next milestones. Under our contract with Intellicom, Intellicom agreed to provide such skilled communications engineering services to the Company and we agreed to pay for these services in accordance with Intellicom’s stated hourly rates. The term of the agreement expires upon the completion of all services to be provided thereunder by Intellicom, and also may be terminated by either party without cause upon 30 days’ prior written notice. The agreement also contains standard events of default, which, if experienced by one party, permit the other party to terminate upon written notice.

Also, in this regard, we engaged Thinking Different Technologies B.V. (“TDT”) in June 2017 under a Software Development Agreement to help us complete development of the software for Infinitus. TDT is a Netherlands-based software developer and engineering development company that engages in research, development, prototyping and patenting of numerous cutting-edge technologies, including chaos non-linear telecommunication and radio technology, anti-inertia phenomenon and economy of fuel in automotive and aviation industries, among others. Pursuant to the Software Development Agreement, TDT is to develop, deliver, help integrate, support and maintain custom software for use by the Company in connection with the Company’s development of Infinitus. As compensation for these services pursuant to the Development Agreement, the Company has agreed to pay TDT a development fee which shall not exceed $1,000,000.

We also engaged Mynaric AG, formerly known as ViaLight Communications GmbH (“Mynaric”), in 2017 pursuant to a Design and Manufacturing Services Agreement to work to integrate Mynaric’s innovative free space optic technology into our patent application which seeks the right to exclude others, commensurate with the scope of the patent, from using our method of synchronizing free space optic links between aircraft in flight to be incorporated into Infinitus. Under the Design and Manufacturing Agreement, the Company and Mynaric collaborate in the development of a custom hybrid frequency-free space optic-based communication system product(s) for use in connection with our development of Infinitus. The specific pricing, payment specifications and delivery requirements of each product and equipment delivery are governed by individual purchase orders placed under the agreement. Among other things, in addition to these specific product terms, the Design and Manufacturing Agreement provides for the system of placing and finalizing product orders, engineering change orders, product delivery parameters, reporting, communication, product quality control, respective intellectual property rights of the parties, non-competition/non-solicitation and cancellation rights. The Design and Manufacturing Services Agreement expires after five (5) years from August 2017, with automatic renewals for additional one (1) year periods (on the same terms).

We are also collaborating with GE Aviation, one of the GE Business Units, which we believe could accelerate the development of our proprietary hybrid radio and free-optics communications system. Under our arrangement with GE Aviation, GE Aviation will arrange for tactical-grade inertial reference units with embedded GPS that can be utilized for heading, pointing, attitude and stabilization of the Infinitus system to be provided for our Cessna Proof of Test. We we believe these units should help assure a successful result.

In addition, following the Cessna Proof of Test, we plan to engage a highly experienced antenna designer to develop and produce the customized airborne antennae that will need to be installed on all aircraft to enable Infinitus. At that time, we also plan to engage an FAA-certified OEM manufacturer to design, develop and produce the storage module, or line replacement unit, that will be used to house the software and which will be installed on the aircraft. The engagement and retention of these designers and manufacturers, which will be FAA-designated “Designated Engineering Representatives” and “Designated Airworthiness Representatives,” is a precondition to us being able to proceed with further planned testing of Infinitus.

In addition, we have engaged legal and other consultants, including two national law firms and a telecommunications consulting firm, to assist us with development and implementation of domestic and international regulatory changes necessary to support Infinitus; the acquisition of spectrum rights for Infinitus and/or its implementation partners; negotiating and obtaining the referred spectrum band(s) for Infinitus to operate effectively, the minimum amount of spectrum required to support Infinitus, the potential for sharing with other co-frequency services; the potential for operations on a secondary versus primary basis; the potential for partners to secure spectrum rights on behalf of the Company; the potential for staged national/regional roll-out versus global implementation; and the potential for national licensing via spectrum auctions.

Subject to obtaining needed capital, we expect to achieve this first milestone during 2018, and believe it will cost approximately $4.1 million to do so.

• Second Milestone: Obtain an initial FAA approval for installation on aircraft

We need to achieve and obtain an initial FAA-issued Supplemental Type Certificate approving the design and installation of our equipment on aircraft. We plan on initially obtaining such a certificate for installation on 737-800 aircraft, which would allow Infinitus hardware to be permanently installed on those aircraft. We also need to obtain an FAA-issued Parts Manufacturing Approval that would allow the Company to be the manufacturer of record and produce equipment for installation on multiple 737 aircraft. We would thereafter seek additional Supplemental Type Certificates for other aircraft outside the 737-800 series types as they are added to the network. As part of this effort, we intend to conduct a larger airborne test involving up to 20 commercial aircraft, which will confirm billable function of data transfer. Subject to obtaining needed capital, we expect to achieve this second milestone in the next 12-18 months, and believe it will cost approximately $60 million to achieve.

• Third Milestone: Set up capability to roll out Infinitus

If the 20-aircraft test is successful, which will require the utilization of our equipment at multiple ground stations, then we will have also determined the equipment requirements for future ground stations. This will be tentatively coordinated with partners such as Zayo and other telecommunication companies or similar companies. These types of companies own many of the physical locations that can interface with our proprietary antennae and associated harnesses to interface with their site equipment. We will then need to establish initial quality control functions including quality control manuals and procedures in support of our FAA-issued Parts Manufacturing Approval. This will support the necessary control functions to facilitate the installation of our equipment on aircraft and on the ground. Lastly, the Company will need to establish a secure facility where we will conduct final assembly of our equipment. This space will also house a laboratory and will need to be 2,000 square feet or larger, in accordance with FAA guidelines. We cannot yet predict when we will achieve this third milestone, but believe achieving this third milestone will ultimately cost approximately $350 million.

Creating the Fully Meshed Broadband Wireless Network--Contracting with Commercial Airlines and Traditional Data Transfer Providers

In order to commercialize Infinitus, our equipment will have to be installed on a sufficient number of aircraft so that a fully meshed broadband airborne wireless network will be available 24 hours a day and 7 days a week in the geographic territories we initially intend to cover. In that regard, we plan to enter into agreements with commercial airlines (passenger and cargo) that will allow us to install our equipment on their aircraft. Although we cannot currently predict what the final terms and conditions of the agreements we plan to negotiate and enter into with commercial airlines will be, we believe commercial airlines will be amenable to such agreements because Infinitus will enhance their overall customer service by providing better Internet access and connectivity to their customers onboard aircraft in-flight. We may simultaneously or subsequently enter into agreements with owners and operators of private jets and small aircraft owners, which in turn, can provide additional aircraft for the Infinitus network.

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Our initial market will be the continental United States. For the United States, we currently estimate that we will need to have our equipment installed on approximately 2,000 aircraft. These models and network features are being refined during our development phase and will require additional modeling that will, in turn, be verified and ratified through the testing and development phases.

In furtherance of this objective, on January 9, 2017, we entered into a Marketing Memorandum of Understanding with Air Lease Corporation, a leading aircraft leasing company principally engaged in purchasing and leasing commercial aircraft to its airline customers worldwide, as our marketing agent to arrange for airlines to install our equipment on their aircraft. Air Lease Corporation has more than 200 aircraft presently leased to over 80 customers worldwide. Under the terms of the agreement, Air Lease Corporation agreed to market Infinitus to airlines within the continental U.S. upon its receipt of FAA and FCC approval , while also assisting us in obtaining the necessary FAA and airframe manufacturer approvals. In consideration of the services to be provided by Air Lease Corporation, we agreed to provide 2% of the net profits which are earned from the use of Infinitus, which will be paid monthly in arrears for the entire life of Infinitus. In addition, we issued to Air Lease Corporation shares of common stock representing 10% of our common stock outstanding on January 10, 2017, and we agreed that on January 15, 2018 we would grant to Air Lease Corporation a five-year option to purchase an additional 6% of the shares of common stock outstanding on that date, exercisable at prices determined by applying discounts to the trading price of our common stock on the grant date. The agreement with Air Lease Corporation provides full ratchet anti-dilution protection to Air Lease Corporation. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Air Lease Corporation without further consideration additional shares of our common stock or other class or series of capital stock so that Air Lease Corporation will continue to own 10% of the outstanding shares of common stock and each other class or series of capital stock. Similarly, each time we issue additional shares of common stock or shares of another class or series of capital stock that would dilute the 6% of shares for which Air Lease Corporation holds an option to purchase, we will issue to Air Lease Corporation without further consideration additional options to Air Lease Corporation for the purchase of additional shares of our common stock or other class or series of capital stock so that the number of shares that Air Lease Corporation can purchase continues to equal 6%.

In addition to installing our equipment on commercial aircraft, we also need to establish the ground-based system infrastructure that will allow users to access the network. In that regard, we plan to enter into agreements with traditional data transfer companies, such as fiber-based network solution providers, with which we can partner to support the ground-based system infrastructure required to fully enable Infinitus. We believe that these providers will be amenable to such agreements because they will enjoy significantly increased data traffic and associated revenues, as well as additional trade recognition, as a part of enabling Infinitus.

In this regard, on December 12, 2016, we entered into a Memorandum of Understanding with Electric Lightwave Holdings, Inc., a fiber-based network services provider in the western United States, pursuant to which the parties agreed to explore the possibility of entering into an agreement whereby Electric Lightwave Holdings would support Infinitus with its 12,500 mile fiber optics cable and data center network, including an undersea cable link to the Hawaiian Islands. The agreement contemplated by the Memorandum of Understanding would also provide us access to strategic real estate within the western United States on which we will construct our ground stations. Since our entry into the Memorandum of Understanding, Zayo Group Holdings, Inc. acquired Electric Lightwave Holdings. The Memorandum of Understanding with Electric Lightwave Holdings, Inc. is non-binding and there is no assurance that we will enter into a definitive agreement.

We ultimately intend to also expand into the international and maritime markets. For the international market, we will build upon the relationships we have fostered to date with our strategic partners to gain access to international commercial airlines. We believe that these airlines will also be amenable to entering into agreements allowing us to install our equipment on their aircraft for the same reason that airlines serving the United States would agree to such installation.

For the maritime market, we will seek to contract with shipping and cruise ship companies, as well as operators of water platform oil drilling rigs. They will install our equipment on their ships and drilling rigs, which would serve as signal boosters that amplify and relay any broadband wireless signal when line of sight may be lost between planes and/or ground stations. We believe that such shipping and cruise ship companies and drilling rig operators would be amenable to entering into agreements allowing us to install our equipment on their ships and/or drilling rigs because it will enable cell phone and Internet service on those ships and drilling rigs, while also enabling real-time tracking functionality.

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Licensing Infinitus to Customers

Once Infinitus is in place, we intend to act as a wholesaler of broadband wireless bandwidth.

As noted, our intended customers fall into three broad categories:

•

Data service providers, such as larger telecommunications carriers and ISPs (including those that provide in-cabin connectivity, such as GoGo, rural service providers, maritime access providers, and in the future, possibly, drone network access/safety, drone control beyond the horizon, private business jet network access;

•	Government agencies such as the FAA, the Department of Defense, the Transportation Security Administration or emergency or disaster relief agencies/providers; and

•	Large private companies seeking to either establish their own private networks, or improve their existing private networks, by utilizing Infinitus.

Marketing to the aforementioned customers will be on a direct basis, although we anticipate that many of our customers will be derived from introductions and industry relations. Once Infinitus has been established, we expect to be approached by additional service providers as we would be offering solutions which may not be available with current technologies.

Manufacturing, Equipment and Installation

The equipment to be installed on each aircraft includes a radome, customized antennae and several line replaceable units, which will house the Infinitus software.

The airborne portion of the system is made up of radio frequency and free-space optics antennae and control boxes. The control boxes are mounted within the aircraft close to the antennae for efficiency. There are four types of control boxes, all of which are fairly small:

•	the first type controls all data in and out of the aircraft;

•	the second type processes positional information of all neighboring aircraft;

•	the third type contains the system’s security features and overall management interfaces and it shares management data with the central (ground-based) control system; and

•	the fourth type controls the tracking features and dynamic performance of the radio frequency and free space optics antennae.

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The antennae, which are smaller than traditional satellite antennae and are placed in small bubbles, are called radomes.  We use optically transparent radomes for the free space optics and opaque radomes for the RF. As described elsewhere in this prospectus, this equipment will require FAA certification, both for the near-term types as well as the production roll-out versions. Initially, the Company will use radomes with established STC’s that will be adapted to our system requirements. Two sets are mounted on the bottom to communicate between aircraft and the ground stations (portals), and two sets are top mounted to communicate with nearby aircraft only. The combination of all would provide up to four sets of independent radio frequency and free space optic links between aircraft, creating a global mesh. Each aircraft will have this set of hardware making each aircraft a “node” within the mesh group. Each mesh group will serve a geographic region comprised of multiple mesh groups. The location of where our equipment will be installed on a typical commercial aircraft is depicted below.

We are in the process of finalizing the design of the control boxes and customizing the antennae for use in Infinitus. We currently anticipate that all equipment will be manufactured by third parties pursuant to our STCs and PMA. The completion of the design and initial manufacture of the equipment is a precondition to the conducting of our 20-plane test, which we believe will occur in the next 12-18 months.

For the Proof of Concept flight test that we completed in May 2017, we utilized prototype versions of these components including a ground transceiver, two airborne transceivers and a fixed antenna. The base station on the ground was equipped with an omni-directional antenna.

Although all components will be manufactured by third parties who are experts in their respective fields, such manufacturing would be done on an original equipment manufacturer’s basis, to our specifications. We would be the owner of the design of such components and responsible ultimately for the quality of each component and, except when required by the FAA rules, responsible for compliance with the applicable FAA Parts Manufacturing Authority. See “-Licenses and Regulation.” To ensure that we remain compliant with our Parts Manufacturing Approvals, we will maintain manufacturing oversight; this will include establishing and maintaining a product management facility controlled by us where we will oversee final assembly of the equipment.

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We plan to hire a team of employees who will train to become specialists in installing the relevant equipment on aircraft, and who will in turn train employees of one or more third-party service providers with whom we plan to contract. In addition, airlines with which we intend to work may prefer to have their own employees or a third-party service provider of their choice install our equipment directly. We expect to have our team train any such third-party service provider on how to install our equipment correctly.

Competition

We believe that if we are successful, the proprietary nature of Infinitus will enable us to create a unique broadband network which currently is not available in the marketplace.

There are a number of possibly competing systems that rely on launching large numbers of satellites. Potential competitors include, but are not limited to:

•	Inmarsat PLC and its satellites. Inmarsat is a leader in the providing of satellite-based communication services to the maritime industry;

•

Traditional communications and broadcast satellites. Currently, traditional satellites (despite their many disadvantages and huge environmental impact), are the major solution provider to solving the world’s ever-growing need for communications and connectivity;

•	Viasat Inc., which offers a satellite-based Internet service;

•	Facebook, Inc., which is attempting to create a network in the sky utilizing drones with wingspans the size of Boeing 737/757 aircraft; and

•	Google, Inc., which is attempting to create a network in the sky utilizing drones or balloons.

To our knowledge, the closest approach to Infinitus is Facebook’s proposed use of drones to provide network coverage. This approach resembles Infinitus, with two major differences. First, we believe that the use of large, unmanned drones (with wingspans the size of a Boeing 737/757 aircraft) flying overhead, solely depending on solar power, may not to be the safest method for providing this service. Second, we have a U.S. patent, which is recognized by many of the world’s nations, and protects Infinitus from competitors seeking to utilize our technology, although this patent expires in September 2018. However, we also filed an additional patent application on July 25, 2017 seeking the right to exclude others, commensurate with the scope of the patent application, from using our method of synchronizing free space optic links between aircraft in flight, which we believe, if obtained, will be instrumental in making Infinitus operate successfully. Currently, this patent application is undergoing prioritized examination at the U.S. Patent and Trademark Office and we are continuing to prosecute this patent application in order to get the patent granted as soon as possible. We do not believe that our competitors own similar patents in those countries that recognize U.S. patents, nor do they have a license to use the technology covered by our patent and patent application.

Research and Development

Research and development expenses were $1,086,599, $0 and $0 for the fiscal years ended August 31, 2017, 2016 and 2015, respectively. Most of these funds have been spent on the development and testing of Infinitus. We expect to continue to spend substantial amounts of our available cash on the development and testing of Infinitus in the near future.

Employees

As of April 13, 2018, we had eight full-time employees and nine total employees. Additionally, we utilize the services of consultants to assist with the development of our business. We consider our relationship with our employees to be good.

We anticipate that human resource planning will be a part of an ongoing process that will include regular evaluation of our operations. We intend to hire additional employees at such time as we determine it is appropriate.

Licenses and Regulation

Federal Aviation Administration

The FAA prescribes standards and certification requirements for the manufacturing of aircraft and aircraft components, and certifies and rates repair stations to perform aircraft maintenance, and preventive maintenance and alterations, including the installation and maintenance of aircraft components. Each type of aircraft operated in the United States pursuant to an FAA-issued standard airworthiness certificate must possess an FAA Type Certificate, which constitutes approval of the design of the aircraft type based on applicable airworthiness standards. When a party other than the holder of the FAA Type Certificate develops a major modification to an aircraft already type-certificated, that party must obtain an FAA-issued STC approving the design of the modified aircraft type. As our equipment would constitute a major modification, we will need to obtain an STC for each aircraft type operated by each airline on whose aircraft our equipment will be installed. Separate STCs typically are required for different configurations of the same aircraft type, such as when they are configured differently for different airlines.

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After obtaining an STC, a manufacturer desiring to manufacture components to be used in the modification covered by the STC must apply to the FAA for a PMA which permits the holder to manufacture and sell components manufactured in conformity with the PMA and its approved design and data package. In general, each initial PMA is an approval of a manufacturing or modification facility’s production quality control system. PMA supplements are obtained to authorize the manufacture of a particular part in accordance with the requirements of the pertinent FAA regulations which are included in its production quality control system. We plan to routinely apply for such PMAs and supplements. We plan to utilize qualified and approved suppliers. We also plan to be the sole owner of the design, and be responsible for the quality, of each component in accordance with the applicable PMA.

Our business will depend on our continuing access to, or use of, applicable FAA certifications, authorizations and other approvals, and our employment of, or access to, FAA-certified individual engineering and other professionals. In this regard, on October 18, 2016, we entered into a Consulting Agreement with Aero Certification and Engineering LLC (“Aero”), pursuant to which we engaged Aero to support us in our development of data and analysis to support FAA Civil Certification of Infinitus.

In accordance with these certifications, authorizations and other approvals, the FAA will require that we maintain, review and document our quality assurance processes. The FAA may also visit our facilities at any time as part of our agreement for certification as a manufacturing facility to ensure that our facilities, procedures and quality control systems meet the requirements for the FAA approvals we hold. In addition, we will be responsible for informing the FAA of significant changes to our organization and operations, product failures or defects, and any changes to our operational facilities or FAA-approved quality control systems. Other FAA requirements include training procedures and drug and alcohol screening for safety-sensitive employees working at our facilities.

Foreign Aviation Regulation

According to our understanding of international aviation convention, we believe that the airworthiness of FAA-certified Infinitus equipment installed on U.S.-registered aircraft should be recognized by civil aviation authorities (“CAAs”) worldwide. As a result, we do not expect to require further airworthiness certification formalities in countries outside of the United States for U.S.-registered aircraft that already have an STC issued by the FAA covering Infinitus equipment. For aircraft registered with a CAA other than the United States, the installation of Infinitus equipment would require airworthiness certification from an airworthiness certification body. Typically, the CAA of the country in which the aircraft is registered is responsible for ensuring the airworthiness of any aircraft modifications under its authority.

The FAA holds bilateral agreements with a number of certification authorities around the globe. Bilateral agreements facilitate the reciprocal airworthiness certification of civil aeronautical products that are imported/exported between two signatory countries. A Bilateral Airworthiness Agreement (“BAA”) or Bilateral Aviation Safety Agreement (“BASA”) with Implementation Procedures for Airworthiness (“IPA”) provides for airworthiness technical cooperation between the FAA and its counterpart civil aviation authorities. Pursuant to a BAA or BASA, the CAA of the aircraft’s country of registration generally validates STCs issued by the FAA and then issues a Validation Supplemental Type Certificate. For countries with which the FAA does not have a BAA or BASA, we must apply for certification approval with the CAA of the country in which the aircraft is registered. In order to obtain the necessary certification approval, Infinitus would be required to comply with the airworthiness regulations of the country in which the aircraft is registered. Failure to comply with all foreign airworthiness and aviation regulatory requirements at the commencement of each airline partner’s service in any country in which such partner registers aircraft when there are no applicable bilateral agreements could lead to significant additional costs related to certification and could impact the timing of our ability to provide our service on our airline partners’ fleets.

Federal Communications Commission

The FCC is responsible for managing and licensing the electromagnetic spectrum for broadband wireless communications in the United States. Currently, only the 849-851 MHz and 894-896 MHz bands have been designated by the FCC for exclusive nationwide licenses to provide radio telecommunications services to persons on aircraft. The FCC has pending before it a rulemaking proceeding proposing to authorize the use of spectrum in the 14.0-14.5 GHz bands for an air-to-ground mobile broadband service on a secondary basis, but has not yet allocated this spectrum for commercial air-to- ground services. Given its business goals and the limited amount of spectrum presently expressly allocated for commercial mobile aeronautical service by the FCC, Infinitus is presently evaluating the appropriate spectrum to provide its services in the continental United States. If the spectrum we identify as appropriate for Infinitus has not been expressly allocated for commercial aeronautical mobile service by the FCC, we will need to petition the FCC to initiate a rulemaking proceeding to designate such spectrum for commercial mobile aeronautical mobile service, and to adopt service rules for use of such spectrum. There can be no assurances if or when the FCC will initiate such a rulemaking proceeding in response to a request by us, or that the outcome any such rulemaking proceeding will be favorable to Infinitus. Even if the FCC allocates the spectrum required for Infinitus, it will be necessary to obtain the FCC Licenses to use a portion of this spectrum for Infinitus. We cannot provide any assurances if and when we will receive such spectrum allocation and/or the FCC Licenses necessary to operate Infinitus on a permanent basis.

We have obtained experimental special temporary authority from the FCC to begin tests of portions of our proposed air-to-air and air-to-ground meshed network system. See “Licenses and Regulation - Regulatory Status.” We may need to obtain additional experimental authorizations and licenses from the FCC to test and develop Infinitus. We anticipate that we will receive such experimental authorizations in the ordinary course, but there can be no assurances that this will be the case. If and when the FCC grants us any required experimental authorizations and other FCC Licenses necessary to operate Infinitus, any breach of the terms of the FCC Licenses us from time to time, or any violation of the Communications Act the FCC’s rules and policies, could result in the revocation, suspension, cancellation, modification or reduction in the term of a license or the imposition of monetary fines. From time to time, the FCC may monitor or audit our compliance with the Communications Act and the FCC’s rules and policies or with the terms or conditions of our FCC Licenses, including in response to a complaint filed by a third party alleging our noncompliance or violation of the Communications Act and the FCC’s rules and policies or with the terms or conditions of our FCC Licenses. In addition, the Communications Act, from which the FCC obtains its authority, or the FCC’s rules and policies, may be amended in the future in a manner that could be adverse to us. The FCC from time to time may initiate a rulemaking proceeding to allocate spectrum for or change its rules and policies governing the aeronautical services proposed by us. It is not possible to predict what changes the FCC may propose or, if adopted, the likely impact of any such changes on our proposed aeronautical service and business.

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Regulatory Status

The FAA has issued us a project number, ST16664LA-T, for our initial STC application. Upon approval of our STC application, we will be certified to install our broadband and transceiver system on Boeing 757-200 aircraft. We intend to seek certification for most of the world’s common commercial aircraft types, including the Boeing 737 and Airbus A320/21 series aircraft. Similar certificates would need to be approved for each additional aircraft type. We completed our Proof of Concept flight test on two Boeing 767-300ER aircraft and a temporary mobile mast station that emulated a ground station. This test was successfully completed on May 31, 2017 under a FAA-approved experimental operating certificate and a FCC experimental special temporary authorization number 0378-EX-ST-2017X. Prior to our Proof of Concept flight test, we successfully completed ground demonstrations on two static 757-200 aircraft. We anticipate that this testing will ultimately result in our obtaining a STC, though we do not currently hold one and there can be no assurance that we will be granted one in a timely manner, or at all.

In addition to the STCs, we will need a PMA from the FAA to become an approved manufacturer of our system. All of our outside vendors in our component supply chain will also need to obtain a PMA.

Additionally, we are seeking approval from the FAA for certification on a non-interference basis of Infinitus regarding onboard critical aircraft operating components. We are initially seeking a STC approval on a non-interfering basis and thus we anticipate the FAA issuing this certification; however, there can be no assurance that we are issued this certification in a timely manner, or at all.

In March 2017, we filed with the FCC an application for an experimental special temporary authorization, file number 0378-EX-ST-2017X, to begin air-to-air and air-to-ground meshed network system evaluations. That license was granted in May 2017 and allowed us to complete the Proof of Concept flight test. This certificate has since expired. We are in ongoing discussions with the FCC to obtain final FCC approvals. For additional information regarding FCC licenses and authorizations, see “Risk Factors - Regulation by United States and foreign government agencies, including the FAA, which regulates the civil aviation manufacturing and repair industries in the United States, and the FCC, which is responsible for issuing spectrum licenses in the United States, requires us to obtain certain certifications, and any changes in relevant regulatory schemes may increase our costs of providing Infinitus or require us to change or discontinue Infinitus.”

Patents, Proprietary Rights and Know-How

Our intellectual property consists of (i) U.S. patent No. 6,285,878 B1, which is for a new use for the already existing fleets of commercial aircraft designed to replace low orbit communication satellites, and (ii) an application for the servicemark “Infinitus Super Highway,” which is pending at the U.S. Patent & Trademark Office (U.S. Serial No. 87670983). The expiration date for our patent is September 20, 2018. The patent gives us the right to exclude others in the United States, commensurate with the scope of the patent, from creating a high-speed broadband wireless network by linking commercial aircraft in flight. We also filed a patent application in the United States on July 25, 2017 seeking to exclude others from, commensurate with the scope of the patent application, from using our method of synchronizing free space optic links between aircraft in flight, which we believe, if obtained, will strengthen the Infinitus network . Currently, this patent application is undergoing prioritized examination at the U.S. Patent and Trademark Office and we are continuing to prosecute this patent application in order to get the patent granted as soon as possible. We also expect to seek the right to exclude others from using this method under an international PCT application. For more information regarding our intellectual property, please see the IP-related risks in the section titled “Risk Factors” in this prospectus.

Geographic Information

We have not generated any revenue from any customers since our inception. The following tables list revenue and property and equipment, net by geographic area:

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	As of August 31,
	2017	2016
Property and equipment, net:
United States	$25,348	$-
Rest of the world	-	-
Total property and equipment, net	$25,348	$-

Securities Exchange Act Reports

Our Internet address is www.airbornewirelessnetwork.com (this uniform resource locator, or URL, is an inactive textual reference only and is not intended to incorporate the Company’s website into this prospectus). We make available free of charge on our Internet website our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports filed or furnished under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we file such material with, or furnish it to, the SEC.

Properties

We presently lease a 1,500 square foot of office space in a business park in Simi Valley, California under a lease agreement the terms of which expire on August 31, 2019. Our current monthly rent for this space is $1,802.50. As we expand our business operations, we anticipate that we will need to lease additional office space.

Legal Proceedings

From time to time we may become involved in various legal proceedings that arise in the ordinary course of business, including actions related to our intellectual property. Although the outcomes of these legal proceedings cannot be predicted with certainty, other than as set forth below, we are currently not aware of any such legal proceedings or claims that we believe, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

On January 2, 2018, the Company, J. Edward Daniels, the Company’s transfer agent and certain other individuals were named as defendants in a lawsuit filed in the Central District of California captioned The Alliance for Education, Inc. v. Airborne Wireless Network, Inc. et al., Case No. 2:18-cv-20. The complaint makes fraud and conversion claims against the defendants, alleging that the defendants wrongfully deprived the plaintiff of certain stock certificates representing shares of the Company’s common stock, and seeks monetary damages, a judicial declaration regarding the ownership of the share certificates at issue, an injunction that the certificates at issue be returned or reissued to the plaintiff and costs and attorneys’ fees. The outcome of this lawsuit is uncertain. The Company believes that the claims asserted are without merit.

On February 1, 2018, the Company and Marius de Mos, an executive officer of the Company, Apcentive and certain other individuals were named as defendants in a lawsuit filed in the Superior Court of California, County of Orange, captioned Brian Cafferty v. Apcentive, Inc., Airborne Wireless Network, Robert Bruce Harris, Marius de Mos and Joseph Lai, Case No. 30-2017-00909113. The complaint makes breach of contract, conversion, breach of fiduciary duty and other claims against certain of the defendants, alleging that such defendants acted wrongfully in connection with the plaintiff’s prior service as an employee of Apcentive. The claims against the Company and Mr. de Mos relate only to the issuance of shares by the Company to Apcentive in connection with the Company’s purchase of Apcentive’s patent in August 2016. The complaint seeks a judicially rendered accounting from the Company, a judgment voiding the transaction between Apcentive and the Company and disgorgement of the Company stock held by Apcentive, if any. The outcome of this lawsuit is uncertain. The Company believes that the claims asserted against it in the complaint are without merit.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Michael J. Warren	65	Chief Executive Officer and Director
Kevin L. Spence	61	Chief Financial Officer
J. Edward Daniels	67	President, Treasurer, Secretary and Director
Marius D. de Mos	66	Vice President, Technical Affairs and Development
Jason T. de Mos	37	Vice President, Business Development and Aviation Compliance
Earle O. Olson	58	Vice President, Industry Relations
Samuel Gulko (1)(2)(3)	86	Director
Karen B. Laustsen (3)	58	Director
James H. Leach (1)(2)(3)	58	Director
James C. Witham (1)(2)	77	Director

(1)	Member of audit committee.
(2)	Member of nominating and corporate governance committee.
(3)	Member of compensation committee.

Each director serves for a term of one year and until his successor is duly elected and qualified. Our executive officers are appointed by our board of directors. There are no family relationships between or among any of our executive officers or directors, except that (i) Jason de Mos is the son of Marius de Mos and (ii) Karen Laustsen and James C. Witham are married to one another.

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Pursuant to our Marketing Memorandum of Understanding with Air Lease Corporation, Air Lease Corporation has the right to representation on our board of directors. This may be in the form of a director or a non-voting observer. As of the date of this prospectus, Air Lease Corporation has not exercised its right to designate a director. We expect that if and when it was to exercise this right, we would either nominate the individual chosen by Air Lease Corporation for election to our board of directors at our next annual meeting of stockholders, or expand the number of seats on our board, and appoint the individual designated by Air Lease Corporation to the vacancy created by such expansion; that individual would then stand for re-election at our next annual meeting of stockholders. This right will terminate when Air Lease Corporation owns less than 5% of our outstanding shares or terminates its marketing efforts on our behalf.

Background of Executive Officers and Directors

The following is a brief summary of the background of each of our executive officers and directors:

Michael J. Warren. Mr. Warren has been our Chief Executive Officer since February 2017 and a member of our board of directors since March 2017. From July 2012 through January 2017, Mr. Warren served as the Regional Operations and Security Director for ECC International in Afghanistan. In that capacity, he supervised the security of 18 major DOD Construction Projects, including an Asia Development Bank road project building the Ring Road from Herat to Mazer-e-Sharif, and a United States Agency for International Development (“USAID”) Infrastructure Development project with the Afghan Ministry of Mines, Oil, and Gas. Prior to being the Regional Operations and Security Director for ECC International, Mr. Warren was the Director of Operations, Security & Safety for Checchi & Company Consulting, Inc., in Afghanistan, where he focused on the Measurement and Evaluation Program under contract with USAID. Mr. Warren completed his 20-year U. S. Marine Corps officer career in 1994.

Mr. Warren obtained a Bachelor of Arts degree in Political Science from the University of Missouri in 1975. Mr. Warren also graduated from the U.S. Marine Corps University in Quantico, Virginia in 1990, majoring in Strategic Planning and Operational Planning. Mr. Warren is certified as a Counter Terrorism Planner, a Counterinsurgency Expert and in numerous security and safety courses. Mr. Warren also has experience with software and hardware companies having worked as the Director of Sales for Think3 CAD software from January 1, 2000 to December 31, 2000 and CCI/TRIAD from 1989 to 1999 and from 2001 to 2003 in the San Francisco Bay Area.

Our board of directors believes that Mr. Warren is qualified to serve as a member of our board of directors because of his extensive background in project management and service with numerous companies in the computer hardware and software industry. He brings over 40 years of proven leadership and management to our company and possesses an extensive background in operational and program management in both the government and the private sector.

Kevin L. Spence. Mr. Spence has been our Chief Financial Officer since January 1, 2018. Mr. Spence has over 35 years of experience in corporate management and the financial industry. He currently serves as a member of the board of directors of Armor Scientific Holdings, Inc., a privately held provider of Single and Multi-Factor Authentication software. From January 2014 to August 2017, he served as Chief Financial Officer of Remington Designs, LLC (DBA iCoffee by Remington), a designer and developer and distributor of coffee brewers utilizing proprietary patented technology. Mr. Spence also currently serves as a consultant to Antarctica Capital Management, LLC, a global investment firm headquartered in New York, with operations in the United States, the United Kingdom and India, a position he has held since June of 2013. From January of 1992 to 2000, Mr. Spence served as Executive Vice President and Chief Financial Officer of United States Filter Corporation, a New York Stock Exchange Exchange-listed leading global provider of industrial and commercial water and wastewater treatment systems and services. Prior to his service at United States Filter Corporation, Mr. Spence also served as an audit partner with the international accounting firm of KMPG and was responsible for all aspects of client services in accounting and auditing, and working in areas ranging from manufacturing, banking, real estate and franchising in Southern California. Mr. Spence was principal of Keven Spence Consulting when it filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code on May 6, 2010. Mr. Spence was chief financial officer of GreenCore Technology, Inc. when an involuntary petition for liquidation under Chapter 7 of  the U.S Bankruptcy Code was filed against that company on November 7, 2008. Keven Spence Consulting exited bankruptcy proceedings on January 29, 2014. Mr. Spence graduated with a Bachelor of Science degree in accounting from the University of Southern California and is a Certified Public Accountant.

J. Edward Daniels. Mr. Daniels has been our President, Treasurer, Secretary and a director since October 20, 2015. For the last five years, Mr. Daniels has been a real estate investor and developer with Cal West Partners, a real estate firm that he owns. In 1975, Mr. Daniels obtained a Bachelor of Arts degree in Business Administration from Oakland University, Rochester, Michigan. In light of his many years of experience in real estate development and management, our board of directors believes that Mr. Daniels is well-qualified to serve as a member of our board of directors.

Marius D. de Mos. Mr. de Mos has been our Vice President of Technical Affairs and Development since August 2016. From April 2010 through August 2016, Mr. de Mos was employed by Prestyle EOSA LLC, a Simi Valley, California company that develops far-infrared heating products, as its Chief Technology Officer. In July 2010, Mr. de Mos filed a petition seeking relief under chapter 7 of the federal bankruptcy code. Mr. de Mos exited bankruptcy proceedings in September 2011. In 1971 Mr. de Mos received from Anthony Fokker School Hague, Netherlands, the equivalent of a Bachelor’s Degree and Master’s Degree in aeronautical electronics and aircraft systems.

Our board of directors considers Mr. de Mos a pioneer of modern day in-flight connectivity. He was part of the team that designed, developed, built (by hand), interfaced and commissioned Airfone, the first-ever FAA-approved airborne in-cabin wireless commercial telephone system, which paved the way for modern-day airborne wireless connectivity such as Wi-Fi and IFE systems. He has an extensive background in worldwide telecommunications, ranging from the development of terrestrial systems to satellite and cutting-edge airborne technologies. Many of these systems have been installed globally and are/were owned and/or managed by local or central governments and well-known companies such as GTE, Verizon, Motorola, AT&T, UK-based Cable and Wireless, and others.

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Jason T. de Mos. Mr. de Mos has been our Vice President of Business Development and Aviation Compliance since October 2016. Mr. de Mos is a career aviation professional with extensive industry and leadership experience; interfacing with key governmental agencies including the FAA, TSA, NTSB and FCC on certification, compliance and investigation support. Mr. de Mos holds an FAA Airline Transport Pilot Certification, a Captain Type Rating Bombardier Learjet 60 (LR60), is a Bombardier Canadair Regional Jet CRJ 200 (CL65) pilot, is a Certified Flight Instructor, Instrument Instructor Pilot, FCC Restricted Radio Telephone Operator License holder and has logged over 7300 hours as Captain. A former life flight air ambulance medevac Captain, Mr. de Mos participated in, planned and executed many mission critical operations early in his career. From March 2007 to March 2017, Mr. de Mos served as Chief Pilot of flight operations at South Bay Aviation. Since May 2013, Mr. de Mos has served as Captain at Golden State Jet, Van Nuys, California, operating a Bombardier Learjet 60, where he has coordinated aircraft charter through brokers as well as individuals and transported customers to destinations throughout the US, Canada, Mexico and the Caribbean. Mr. de Mos is also currently employed by Golden State Jet. In 2002, Mr. de Mos obtained his Bachelor of Science from Tarleton State University in Aviation, a member of Texas A&M University, with a minor in Business. Mr. de Mos has attended numerous aviation seminars, training events and professional courses throughout his career including Pinnacle Airlines/Northwest Airlink, Flight Safety International, and CAE Simuflite.

Earle O. Olson. Mr. Olson has been our Vice President of Industry Relations since November 1, 2016. From 1992 to October 2016, Mr. Olson was employed by AMP, Inc. (now Tyco Electronics Corp.) in a variety of roles with increasing responsibility, ending as an international business development manager focused upon robust communication interconnect/chassis hardware in fiber optics, matched impedance high-speed copper, and high bandwidth RF designs.

Mr. Olson’s experience within the commercial and military aerospace industries spans over 36 years in a variety of roles. He possesses specialized experience in global commercial and military industries, as well as a background in airborne applications from inflight entertaining and networking, to flight controls, sensors and more.

We believe that Mr. Olson’s experience will assist us in connecting the aerial part of Infinitus to ground stations and with other related activity, as well as the identification of third-party vendors for design, manufacture and modification of A/C to assure the efficient use of our capital.

Samuel Gulko. Mr. Gulko was appointed to our board of directors in December 2017. Since September 2002, he has provided tax and consulting services on a part-time basis to a limited number of clients. Since October 2004, he has served on the board of directors of Smith Micro Software, Inc., a NASDAQ-listed publicly traded software development company. From July 1996 until his retirement in September 2002, Mr. Gulko functioned as the Chief Financial Officer, and as the Vice President of Finance, Secretary and Treasurer of Neotherapeutics, Inc., a publicly traded biotechnology company (now known as Spectrum Pharmaceuticals, Inc.). During this same period, he also served as a member of the Board of Directors of Neotherapeutics, Inc. From April 1987 to July 1996, Mr. Gulko was self-employed as a Certified Public Accountant and business consultant, as well as the part time Chief Financial Officer of several privately owned companies. Mr. Gulko was a partner in the audit practice of Ernst & Young LLP from September 1968 until March 1987. Mr. Gulko holds a B.S. in Accounting from the University of Southern California. We believe Mr. Gulko brings extensive qualifications and experience in finance and public accounting to our board of directors, including as a result of his prior service as an audit partner at Ernst & Young LLP, his prior service as a CFO of a publicly traded company and his experience serving on another public company board of directors.

Karen B. Laustsen. Karen B. Laustsen. Ms. Laustsen was appointed to our board of directors in December 2017. Since 2009, she has provided consulting services to entrepreneurs seeking to buy, sell or start a business through Put It Together, LLC. Ms. Laustsen served as the President, Chief Operating Officer, corporate Secretary and as a member of the Board of Directors of AquaCell Technologies, Inc., a publicly traded company, from 1997 until May 2009 where her responsibilities included corporate governance, regulatory compliance, acquisition due diligence and, investor and public relations. She served on the Board of Directors and as Chief Operating Officer of Aquacell Water, Inc., a publicly traded company, from 2005 through 2009, and as that company’s President from July 2005 until January 2007. Ms. Laustsen held the positions of Senior Vice President and then Executive Vice President of American Stock Exchange listed company US Alcohol Testing of America, Inc. from 1987 through 1996, and served on Board of Directors of that company from 1994 until 1996. During her tenure, she led the company through due diligence and the completion of four acquisitions. She was instrumental in securing a licensing agreement from the US Naval Research Laboratories and assembling a team of researchers and an executive management team for the company’s spun-off publicly traded subsidiary, US Drug Testing, Inc. for which she served as a member of the Board of Directors from 1992 to 1996. Ms. Laustsen also served on the Board of Directors of the acquired and spun off subsidiary Good Ideas, Inc. from 1992 to 1996. Ms. Laustsen was president of GreenCore Technology, Inc. when an involuntary petition for liquidation under Chapter 7 of the U.S, Bankruptcy Code was filed against that company on November 7, 2008. We believe Ms. Laustsen brings extensive knowledge and qualifications to our board of directors through her lengthy executive level experience in the operations of publicly traded companies, as well as her service on the boards of directors of five public companies.

James H. Leach. Mr. Leach was appointed to our board of directors in December 2017. Since 1995, Mr. Leach has been the President of the Leach Family Trust which manages the interests of one of Rhode Island’s oldest industrial families. Since 2005, Mr. Leach has served on the Board of Kenney Manufacturing Company, a 104-year old manufacturer of household products. He is the Chairman of the Rhode Island PBS Foundation, and a former Chairman of the Providence City Planning Commission, where he served for over twenty years. Mr. Leach was formerly a Board Member of Dinewise, Inc., a provider of direct-to-consumer in-home, gourmet meal services. He has served as a Trustee of the Providence Public Library and as a Board Member of Lifespan/Miriam Hospital, a 247-bed teaching hospital affiliated with Brown University Medical School. He has also served as the Vice Chairman of the Touro Synagogue Foundation in Newport, Rhode Island. Mr. Leach holds a Bachelor of Arts in Finance from Nasson College, and is a graduate of the Harvard Business School Executive Education GNE Program. We believe that Mr. Leach’s investment experience, stature in the community and prior board of directors experience make him a valued member of the board of directors.

James C. Witham. Mr. Witham was appointed to our Board of Directors in December 2017. Mr. Witham has provided consulting services to small businesses since May of 2009 through his company Witham Group LLC. From 1997 through May 2009, Mr. Witham served as Chairman of the Board and Chief Executive Officer of AquaCell Technologies, Inc., a company he founded and took public, which traded on the American Stock Exchange. From 2005 to 2009 he also served as Chairman and Chief Executive Officer of that company’s spun off subsidiary, Aquacell Water, Inc., which was also publicly traded. From April 1987 until April 1996, Mr. Witham was the Chairman of the Board and Chief Executive Officer of US Alcohol Testing Of America, Inc., which he founded and took public, and which became one of the top trading equities on the American Stock Exchange. Mr. Witham also served as the Chairman of the Board and Chief Executive Officer of two of US Alcohol Testing’s publicly traded spun-off subsidiaries, US Drug Testing, Inc. (1992 through 1996) and Good Ideas, Inc. (1992 through 1996). Mr. Witham was chief executive officer and chairman of GreenCore Technology, Inc. when an involuntary petition for liquidation under Chapter 7 of the U.S. Bankruptcy Code was filed against that company on November 7, 2008. We believe Mr. Witham brings a wealth of experience and substantial benefit to our board of directors given his extensive background and acute insight in founding, operating and serving as Chairman of the board of directors of five publicly traded companies across a wide range of industries.

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Code of Ethics

The board of directors has adopted a code of ethics that applies to all of the Company’s employees, all members of the board of directors and the Company’s executive officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Airborne Wireless Network Code of Ethics is posted on our website, under the heading titled “Investors - Corporate Compliance.”

Director Independence

We have decided to evaluate the independence of our directors in accordance with the listing standards of the NASDAQ Stock Market ("NASDAQ") whose rules require that a majority of the members of a company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors currently consists of six members. Because our securities are not currently listed on NASDAQ or any other national securities exchange, we are not presently required to have a board of directors comprised of a majority of independent directors. However, our board of directors has determined, based on NASDAQ’s independence standards, that four of the six directors serving on our board are independent: Samuel Gulko, Karen Laustsen, James H. Leach and James C. Witham.

Committees of the Board of Directors

Our board of directors has established three standing committees - the Audit, Nominating and Corporate Governance and Compensation Committees - each of which operates under a charter that has been approved by our board of directors. We intend to appoint persons to the board of directors and committees of the board of directors, as required from time to time to satisfy the corporate governance requirements of NASDAQ. We have also established an advisory board, on which one person who is not a member of the board of directors serves at the pleasure of the board of directors. Members of the advisory board are not elected by our stockholders, owe no fiduciary duties to the Company and are not obligated to convene a set number of meetings per year, or even meet at all.

Audit Committee

The Audit Committee currently consists of Messrs. Gulko, Leach and Witham. The Audit Committee operates under a written charter, which is available on our website at www.airbornewirelessnetwork.com, under the heading “Investors - Corporate Governance.” Our board of directors has determined that each of Messrs. Gulko and Leach is an “audit committee financial expert” as defined by the regulations promulgated by the SEC and within the meaning of the NASDAQ Stock Market Rules.

Our Audit Committee is responsible for, among other things:

•	selecting and retaining, setting the compensation of, and overseeing our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing, with our independent registered public accounting firm, all critical accounting policies and practices;

•	reviewing with management the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting and disclosure controls and procedures;

•	reviewing and discussing with management and our independent registered public accounting firm our annual audited financial statements, the audit opinion rendered by our independent registered public accounting firm and the disclosure included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	monitoring compliance with and investigating conduct alleged to be in violation of our code of ethics;

•	reviewing and approving related party transactions; and

•	reviewing and evaluating, at least annually, the adequacy of the committee charter.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Gulko, Leach and Witham. The Nominating and Corporate Governance Committee operates under a written charter, which is available on our website at www.airbornewirelessnetwork.com, under the heading “Investors - Corporate Governance.”

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Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	determining criteria to be considered in selecting nominees for director;

•	recommending to the board of directors nominees for director to be submitted to our stockholders for election;

•	developing, recommending and reviewing corporate governance principles applicable to us;

•	overseeing the Company’s corporate governance practices and procedures; and

•	reviewing and evaluating, at least annually, the adequacy of the committee charter.

Compensation Committee

The Compensation Committee currently consists of Ms. Laustsen and Messrs. Leach and Gulko. The Compensation Committee operates under a written charter, which is available on our website at www.airbornewirelessnetwork.com, under the heading “Investors - Corporate Governance.” Our Compensation Committee will assist our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers and is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer;

•	reviewing and approving the compensation level for our Chief Executive Officer and our other executive officers;

•	reviewing and approving our incentive compensation plans and equity compensation plans, and administering such plans, including by designating the employees to whom such awards are to be granted, the amount of the awards granted and any conditions to the awards;

•	reviewing all director compensation and benefits and recommending changes;

•	preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC; and

•	reviewing and evaluating, at least annually, the adequacy of the committee charter.

Advisory Board

We have an Advisory Board consisting of one member, Alex Sandel. The purpose of the Company’s Advisory Board is three-fold: (a) to make available to the board of directors and senior management of the Company the depth and breadth of knowledge, experience and expertise of industry professionals that may serve to both complement the Company’s form and function as well as challenge certain assumptions and conclusions; (b) to make available to the Company the depth and breadth of knowledge, experience and expertise of industry professionals that may serve to best advise and guide the Company; and (c) to provide the Company with a demand-driven resource.

Mr. Sandel is currently 69 years old. He was a founder of Packard Bell Computers, one of the earliest companies to manufacture and market personal computers. Mr. Sandel and his business partners took Packard Bell from concept to the largest computer manufacturer/distributor in the United States. By the early 1990’s, Packard Bell was recognized as one of the fastest growing computer companies and by the mid-1990’s, Packard Bell was the number one computer sold in private homes. Packard Bell was sold in over 8,000 retail outlets in the United States and in over 120 countries, reaching more than $6 billion in sales (accumulating to about 50% of the retail channel). In the 1980’s, Mr. Sandel’s company, Abco (which later became Cal-Abco, after merging with Cal-Circuits) became the largest independent distributor of computer peripherals and memory chips in the United States, reaching more than $700 million in sales. The company sold to computer dealers, system integrators, value-added resellers and value-added distributors.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for services rendered to us in all capacities for the fiscal years ended August 31, 2017 and 2016 by Michael J. Warren, our Chief Executive Officer, J. Edward Daniels, our President, Treasurer and Secretary, and, until the hiring of Mr. Warren as our Chief Executive Officer in February 2017, our principal executive officer, Jason de Mos, our Vice President of Business Development and Compliance, and Earle Olson, our Vice President of Industry Relations (collectively, the “Named Executive Officers”). During the year ended August 31, 2017 (“Fiscal 2017”), there were no executive officers other than our Named Executive Officers and Marius de Mos, Vice President of Technical Affairs and Development.

Name and Principal Position	Year	Salary ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Michael J. Warren	2017	113,320	11,134,303(1)	28,700(5)	11,276,323
Chief Executive Officer	2016	-	-	-	-

J. Edward Daniels	2017	9,258	9,436,160(2)	38,135(6)	9,483,553
President, Treasurer and Secretary (Principal executive and financial officer)	2016	-	-	-	-

Jason de Mos	2017	120,872	3,571,773(3)	-	3,692,645
Vice President of Business Development and Compliance	2016	-	-	-	-

Earle Olson	2017	120,397	3,960,769(4)	-	4,081,166
Vice President of Industry Relations	2016	-	-	-	-

____________

(1)

We granted to Michael Warren a five-year option to purchase up to 6,000,000 shares of our common stock on February 1, 2017. The option vests and becomes exercisable as to one third of the shares on each of January 1, 2018, January 1, 2019 and January 1, 2020, at per share exercise prices of $2.00, $2.75 and $3.25, respectively. The option had an aggregate grant date fair value of $11,134,303, calculated in accordance with FASB ASC Topic 718. The expense recognized for this option award was calculated using the Black Scholes option pricing model, as described in Note 7 to our audited financial statements as of and for the years ended August 31, 2017, 2016, and 2015 included in this prospectus.

(2)

We granted to J. Edward Daniels a five-year option to purchase up to 5,000,000 shares of our common stock on July 31, 2017. The option vests and becomes exercisable as to one quarter of the shares on each of July 31, 2017, January 1, 2018, January 1, 2019 and January 1, 2020, at per share exercise prices of $2.00, $2,25, $2.50 and $2.75, respectively. The option had an aggregate grant date fair value of $9,436,160, calculated in accordance with FASB ASC Topic 718. The expense recognized for this option award was calculated using the Black Scholes option pricing model, as described in Note 7 to our audited financial statements as of and for the years ended August 31, 2017, 2016, and 2015 included in this prospectus.

(3)

We granted to Jason de Mos a five-year option to purchase up to 4,500,000 shares of our common stock on October 7, 2016. The option vests and becomes exercisable as to one third of the shares on each of October 7, 2017, October 7, 2018 and October 7, 2019, at a per share exercise prices of $0.75, $1.25 and $2.00, respectively. The option had an aggregate grant date fair value of $3,571,773, calculated in accordance with FASB ASC Topic 718. The expense recognized for this option award was calculated using the Black Scholes option pricing model, as described in Note 7 to our audited financial statements as of and for the years ended August 31, 2017, 2016, and 2015 included in this prospectus.

(4)

We granted to Earle Olson a five-year option to purchase up to 4,500,000 shares of our common stock on November 1, 2016. The option vests and becomes exercisable as to one third of the shares on each of November 1, 2017, November 1, 2018 and November 1, 2019, at per share exercise prices of $0.75, $1.25 and $2.00, respectively. The option had an aggregate grant date fair value of $3,960,769, calculated in accordance with FASB ASC Topic 718. The expense recognized for this option award was calculated using the Black Scholes option pricing model, as described in Note 7 to our audited financial statements as of and for the years ended August 31, 2017, 2016, and 2015 included in this prospectus.

(5)

On February 1, 2017, we paid $49,200 for housing occupied by our Chief Executive Officer in California. The payment was for a one-year lease commencing February 1, 2017 and expiring on January 31, 2018. Accordingly, $28,700 represents the value of seven months of the lease.

(6)	Represents management fees paid by us to Mr. Daniels prior to the entry into his employment agreement.

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Employment Agreements

Michael J. Warren.

We entered into an employment agreement effective February 1, 2017 with Michael J. Warren pursuant to which Mr. Warren agreed to serve as our Chief Executive Officer. We may terminate Mr. Warren’s employment at any time and Mr. Warren may terminate his employment upon 30 days’ prior written notice.

Pursuant to his employment agreement, we agreed to pay Mr. Warren an annual salary of $180,000. We also agreed to pay for his housing in California as his permanent residence is in North Carolina. In addition, Mr. Warren is entitled to a grant of options to purchase at least 2,000,000 shares of our common stock on January 1 of each year that he remains employed by us, at a per share exercise price of $2.00 for the first such grant, $2.75 for the second such grant and $3.25 for the third such grant, in each case in accordance with our policy in effect from time to time and subject to approval of our board of directors.

The Company’s board of directors may also, from time to time, award a bonus to Mr. Warren. In addition, Mr. Warren is entitled to reimbursement for reasonable costs and expenses, participation in certain retirement and health and welfare plans made available to employees generally and to paid vacation.

Upon termination of Mr. Warren’s employment for any reason, he will be entitled to (a) his base salary accrued through the date of termination; (b) any bonus that has been approved by the board of directors and remains unpaid; (c) reimbursement of expenses incurred prior to termination that were incurred in connection with his duties and obligations under the agreement; (d) any benefits accrued or earned in accordance with the terms of any of our applicable benefit plans or programs; and (e) to severance in an amount equal to $15,000; provided, however, that in the event he is terminated “for cause” (as defined below), and subject to applicable law, we shall be entitled to offset against such severance payment an amount equal to any loss or damage which we have incurred as result of the acts or omissions resulting in such termination “for cause.”

Commencing on the termination of his employment and through the second anniversary of such date, Mr. Warren is prohibited from (a) inducing or attempting to influence any of our employees to engage in any activities competitive with our then business; (b) employing or offering employment to any person who was employed by us on the date of termination; or (c) inducing or attempting to induce any customer, supplier, licensee or other business relationship of ours to cease or reduce its business with us or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and us.

J. Edwards Daniels.

We entered into an employment agreement with Mr. Daniels dated July 31, 2017 pursuant to which Mr. Daniels agreed to continue to serve as our President. We may terminate Mr. Daniels’s employment at any time and Mr. Daniels may terminate his employment upon 30 days’ prior written notice.

Pursuant to his employment agreement, we agreed to pay Mr. Daniels an annual salary of $100,000, provided that in the event we are unable to pay the base salary for financial reasons (as determined in good faith by our board of directors), the unpaid portion will accrue each pay period and be paid, without interest, at the end of each calendar quarter. The Company’s board of directors may also, from time to time, award a bonus to Mr. Daniels. In addition, Mr. Daniels is entitled to reimbursement for reasonable costs and expenses, participation in certain retirement and health and welfare plans made available to employees generally, and to paid vacation.

Subject to the terms of an agreed upon option plan, Mr. Daniels’s employment agreement entitles him to 1,250,000 stock options upon the effective date of the agreement as well as to at least 1,250,000 additional, fully vested stock options on each of January 1, 2018, January 1, 2019 and January 1, 2020 with an exercise period of five years from the date of issuance and a per share exercise price of $2.00, $2.50 and $2.75 respectively.

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Upon termination of Mr. Daniels’s employment for any reason, he will be entitled to (a) his base salary accrued through the date of termination; (b) any bonus that has been approved by the Board and remains unpaid; (c) reimbursement of expenses incurred prior to termination that were incurred in connection with his duties and obligations under the agreement; (d) any benefits accrued or earned in accordance with the terms of any of our applicable benefit plans or programs; (e) immediate vesting of all options granted pursuant to his employment agreement; and (f) severance in an amount equal to $8,000 per month for 36 months following his termination or a one-time payment of $250,000; provided, however, that in the event he is terminated for Cause (as defined below), and subject to applicable law, we shall be entitled to offset against such severance payment an amount equal to any loss or damage which we have incurred as result of the acts or omissions resulting in such termination for Cause.

Commencing on the termination of his employment and through the second anniversary of such date, Mr. Daniels is prohibited from (a) inducing or attempting to influence any of our employees to engage in any activities competitive with our then business; (b) employing or offering employment to any person who was employed by us on the date of termination; or (c) inducing or attempting to induce any customer, supplier, licensee or other business relationship of ours to cease or reduce its business with us or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and us.

Kevin L. Spence.

We entered into an employment agreement with Mr. Spence dated as of December 28, 2017 and effective as of January 1, 2018. Under his employment agreement, we may terminate Mr. Spence’s employment at any time and Mr. Spence may terminate his employment upon 30 days’ prior written notice.

Pursuant to his employment agreement, we agreed to pay Mr. Spence an annual salary of $120,000. In addition, Mr. Spence is entitled to a grant of options to purchase 1,750,000 shares of the Company’s common stock on the effective date of the Employment Agreement, and on January 15 of each of 2018, 2019 and 2020, so long as he remains employed by the Company on those dates, at a per share exercise price of $0.01 above the closing price of the Company’s common stock for the January 2018 grant, $1.75 for the January 2019 grant and $2.50 for the January 2020 grant, in each case in accordance with the Company’s policies in effect from time to time and subject to approval of the board of directors.

The Company’s board of directors may also, from time to time, award a bonus to Mr. Spence. In addition, Mr. Spence is entitled to reimbursement for the reasonable costs and expenses of performing his duties, to participation in certain retirement and health and welfare plans made available to employees generally and to paid vacation.

Upon termination of Mr. Spence’s employment for any reason, he will be entitled to (a) his base salary accrued through the date of termination; (b) any bonus that has been approved by the board of directors and remains unpaid; (c) reimbursement of expenses incurred prior to termination that were incurred in connection with his duties and obligations under the agreement; (d) any benefits accrued or earned in accordance with the terms of any of the Company’s applicable benefit plans or programs; and (e) severance in an amount equal to $10,000 per month for 36 months.

Commencing on the termination of his employment and through the second anniversary of such date, Mr. Spence is prohibited from (a) inducing or attempting to influence any of the Company’s employees to engage in any activities competitive with the Company’s business or terminating their employment with the Company; (b) employing or offering employment to any person who was employed by the Company on the date of termination; or (c) using the Company’s trade secrets or inducing or attempting to induce any customer, supplier, licensee or other person with a business relationship with the Company to cease or reduce its business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and the Company.

Jason de Mos.

We entered into an employment agreement dated October 7, 2016 with Jason T. de Mos pursuant to which Mr. de Mos agreed to serve as our Vice President of Business Development and Aviation Compliance. We may terminate Mr. de Mos’s employment at any time and Mr. de Mos may terminate his employment upon 30 days’ prior written notice.

Pursuant to his employment agreement, we agreed to pay Mr. de Mos an annual salary of $127,200, provided that at such time as we achieve sufficient technological and financial milestones, as determined by the board of directors in its discretion, and provided further that we have sufficient cash on hand, his annual salary will increase to $300,000.

In the event that by August 7, 2017, we do not have the funds to increase Mr. de Mos’s annual salary to $300,000, then, commencing as of August 7, 2017 and for each month thereafter that Mr. de Mos’s salary is based on an annual salary of less than $300,000, we will (a) issue the Company’s share equivalent to the monthly dollar value of the increase ($14,400) on the day normal salary payment is due on a “1099 equivalent basis” or (b) issue the Company’s shares equivalent to the monthly dollar value of the increase on the day normal salary payment is due withholding the required payroll and associated taxes from Mr. de Mos’s base salary; or (c) issue the Company’s shares equivalent to the monthly dollar value of the increase on the day normal salary payment is due, minus the required payroll and associated taxes, and use the difference to fulfill our normal payroll obligations. However, since August 7, 2017, upon the mutual agreement of the parties, Mr. de Mos has not received any salary increase or additional shares.

The Company’s board of directors may also, from time to time, award a bonus to Mr. de Mos. In addition, Mr. de Mos is entitled to reimbursement for reasonable costs and expenses, participation in certain retirement and health and welfare plans made available to employees generally, and to paid vacation.

Upon termination of Mr. de Mos’s employment for any reason, he will be entitled to (a) his base salary accrued through the date of termination; (b) any bonus that has been approved by the Board and remains unpaid; (c) reimbursement of expenses incurred prior to termination that were incurred in connection with his duties and obligations under the agreement; (d) any benefits accrued or earned in accordance with the terms of any of our applicable benefit plans or programs; and (e) to severance in an amount equal to one times his then annual base salary, payable in 12 equal monthly installments; provided, however, that in the event he is terminated For Cause (as defined below), and subject to applicable law, we shall be entitled to offset against such severance payment an amount equal to any loss or damage which we have incurred as result of the acts or omissions resulting in such termination For Cause.

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Commencing on the termination of his employment and through the second anniversary of such date, Mr. de Mos is prohibited from (a) inducing or attempting to influence any of our employees to engage in any activities competitive with our then business; (b) employing or offering employment to any person who was employed by us on the date of termination; or (c) inducing or attempting to induce any customer, supplier, licensee or other business relationship of ours to cease or reduce its business with us or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and us.

Earle Olson.

We entered into an employment agreement dated November 1, 2016 with Earle O. Olson, pursuant to which Mr. Olson agreed to serve as our Vice President of Industry Relations. We may terminate Mr. Olson’s employment at any time and Mr. Olson may terminate his employment upon 30 days’ prior written notice.

Pursuant to his employment agreement, we agreed to pay Mr. Olson an annual salary of $127,200. The Company’s board of directors may also, from time to time, award a bonus to Mr. Olson. In addition, Mr. Olson is entitled to reimbursement for reasonable costs and expenses, participation in certain retirement and health and welfare plans made available to employees generally, and to paid vacation.

Upon termination of Mr. Olson’s employment for any reason, he will be entitled to (a) his base salary accrued through the date of termination; (b) any bonus that has been approved by the Board and remains unpaid; (c) reimbursement of expenses incurred prior to termination that were incurred in connection with his duties and obligations under the agreement; (d) any benefits accrued or earned in accordance with the terms of any of our applicable benefit plans or programs; and (e) to any benefits outlined in the “Post Termination Agreement,” provided Mr. Olson notifies us within 15 days after termination that he wishes to enter into same. The Post-Termination Agreement provides that (a) Mr. Olson will provide us a full release (other than for indemnification claims) and (b) we will provide Mr. Olson monthly payments of $10,600 (or his current salary at the time of termination) for each month that Mr. Olson does not compete with us for 90 days.

Commencing on the termination of his employment and through the second anniversary of such date, Mr. Olson is prohibited from (a) inducing or attempting to influence any of our employees to engage in any activities competitive with our then business; (b) employing or offering employment to any person who was employed by us on the date of termination; or (c) inducing or attempting to induce any customer, supplier, licensee or other business relationship of ours to cease or reduce its business with us or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and us.

Definition of “Cause”

For purposes of the employment agreements described above, Cause generally means (i) the breach of any obligation, duty or agreement pursuant to the employment agreement, which is not cured within 15 days (30 days for Mr. Warren) of written notice from us (except for limited breaches which cannot be cured); (ii) employee’s gross negligence in the performance of services to us or his committing any act of personal dishonesty, fraud, undisclosed conflict of interest, or breach of fiduciary duty or trust, in each case which the board of directors determines, in its reasonable judgment, is unsuitable for the employee’s position; (iii) a conviction of, or pleading guilty or nolo contendere to, theft, fraud, a crime involving moral turpitude or a felony; (iv) committing any act of personal conduct that, in the reasonable opinion of the Board, gives rise to material risk of liability for discrimination or sexual or other forms of harassment or other similar liabilities to subordinate employees; (v) continued and repeated violations of specific written directions of the Board, which directions are consistent with the employment agreement and employee’s position, or his repeated failure to perform assigned duties, each if not cured after notice and a reasonable opportunity to correct the act or omission complained of; (vi) employee is found liable in any SEC or other civil or criminal securities law action or entering any cease and desist order with respect to such action where the conduct which is the subject of such action is demonstrably and materially injurious to us; (vii) the breach of employee’s fiduciary duties to us if such breach may reasonably be expected to have a material adverse effect on us; or (viii) employee obstructs or impedes (or endeavors to do so) or fails to materially cooperate with any investigation by the board of directors or any governmental or self-regulatory entity or removes, conceals, destroys, personally withholds, alters or by any other means falsifies any material that is requested in connection with such an investigation (with an exception for attorney-client privileged information).

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Outstanding Equity Awards at 2017 Fiscal Year End

The following table sets forth information regarding outstanding option awards held by our named executive officers at the end of Fiscal 2017. There are no outstanding stock awards held by our named executive officers at the end of Fiscal 2017.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities unexercised unearned options (#)	Option exercise price ($)	Option expiration date

Michael Warren	-	2,000,000(1)	-	$2.00	January 1, 2023
	-	2,000,000(2)	-	$2.75	January 1, 2024
	-	2,000,000(3)	-	$3.25	January 1, 2025

J. Edward Daniels	1,250,000(4)	-	-	$2.00	July 31, 2022
	-	1,250,000(5)	-	$2.25	January 1, 2023
	-	1,250,000(6)	-	$2.50	January 1, 2024
	-	1,250,000(7)	-	$2.75	January 1, 2025

Jason de Mos	-	1,500,000(8)	-	$0.75	October 7, 2022
	-	1,500,000(9)	-	$1.25	October 7, 2023
	-	1,500,000(10)	-	$2.00	October 7, 2024

Earle Olson	-	1,500,000(11)	-	$0.75	November 1, 2022
	-	1,500,000(12)	-	$1.25	November 1, 2023
	-	1,500,000(13)	-	$2.00	November 1, 2024

_______

(1)	Options vest in full on January 1, 2018, generally subject to continued employment through the vesting date.
(2)	Options vest in full on January 1, 2019, generally subject to continued employment through the vesting date.
(3)	Options vest in full on January 1, 2020, generally subject to continued employment through the vesting date.
(4)	Options vest in full on July 31, 2017, generally subject to continued employment through the vesting date.
(5)	Options vest in full on January 1, 2018, generally subject to continued employment through the vesting date.
(6)	Options vest in full on January 1, 2019, generally subject to continued employment through the vesting date.
(7)	Options vest in full on January 1, 2020, generally subject to continued employment through the vesting date.
(8)	Options vest in full on October 7, 2017, generally subject to continued employment through the vesting date.
(9)	Options vest in full on October 7, 2018, generally subject to continued employment through the vesting date.
(10)	Options vest in full on October 7, 2019, generally subject to continued employment through the vesting date.
(11)	Options vest in full on November 1, 2017, generally subject to continued employment through the vesting date.
(12)	Options vest in full on November 1, 2018, generally subject to continued employment through the vesting date.
(13)	Options vest in full on November 1, 2019, generally subject to continued employment through the vesting date.

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Director Compensation

Because both of our directors are executive officers, they received no compensation for their services as directors, other than reimbursements for all travel and lodging expenses associated with company matters.

Retirement Plans

The Company currently maintains no plans for its executive officers or employees that provide for payments or other benefits at, following or in connection with retirement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Beginning at our inception, we received advances on loans from a former director totaling $40,057 to fund our operating expenses. This former director forgave $37,557 of this advance in October 2015, which was recorded as contributed capital, with the remaining $2,500 being applied to a stock subscription owed by him to us.

On August 3, 2016, we acquired a patent, trademark and other intellectual property from Apcentive in exchange for the issuance to Apcentive of 40,000,000 shares of our common stock and an agreement to make future royalty payments equal to 1.5% of the net cash we receive from the promotion, marketing, sale, licensing, distribution and other exploitation of that patent. As a result of this transaction, Apcentive became our largest stockholder. Subsequently, it is our understanding that Apcentive dividended, on a pro rata basis and without the payment of consideration for the transfer, all of its shares of Company stock to its equity holders, resulting in Apcentive no longer being a stockholder of the Company.

During the years ended August 31, 2017, and 2016, we received $0 and $43,365, respectively, in the form of loans from J. Edward Daniels, our President, Treasurer, Secretary and member of our board of directors, which were used to pay certain of the Company’s operating expenses. No interest was charged nor paid, the loan agreements were not reduced to writing, the loans had no maturity dates and our obligations to repay the loans were not secured. Of the amounts loaned, all had been repaid as of August 31, 2017.

Procedures for Approval of Related Party Transactions

The audit committee of the Company’s board of directors conducts an appropriate review of, and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. However, the audit committee has not adopted formal policies and procedures for the review, approval or ratification of such transactions, but instead reviews them on a case-by-case basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 3, 2018 (a) by each person known by us to own beneficially 5% or more of our common stock, (b) by each of our named executive officers and each of our directors and (c) by all executive officers and directors of the Company as a group. As of April 3, 2018, there were 97,543,028 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

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	Shares
	Beneficially	Percent
Name and Address of Beneficial Owner	Owned(2)	of Class
Directors and Named Executive Officers(1):
J. Edward Daniels	6,600,000(3)	6.6%
Michael J. Warren	2,570,759(4)	2.6%
Kevin L. Spence	1,750,000(5)	1.7%
Jason T. de Mos	3,212,275(6)	3.2%
Earle O. Olson	3,000,000(5)	3.0%
Samuel Gulko	100,000(5)	*
Karen Laustsen	100,000(5)	*
James H. Leach	100,000(5)	*
James C. Witham	100,000(5)	*
All Executive Officers and Directors as a group (10 persons)	20,745,309(7)	18.8%

5% Stockholders:
Air Lease Corporation 2000 Avenue of the Stars, 1000N
Los Angeles, California 90067	15,469,194(8)	15.0%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

______________

(1)	The address for each director and named executive officer of the Company is c/o Airborne Wireless Network, 4115 Guardian Street, Suite C, Simi Valley, California 93063.
(2)

For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of January 15, 2018.

(3)	Includes 2,500,000 shares that may be acquired upon the exercise of stock options.
(4)

Includes 2,000,000 shares that may be acquired upon the exercise of stock options and 20,000 shares held for the benefit of another individual with respect to which he has investment and dispositive power.

(5)	These shares may be acquired upon the exercise of stock options.
(6)

Includes 1,500,000 shares that may be acquired upon the exercise of stock options. This amount does not include shares of common stock potentially issuable in lieu of cash compensation under Mr. de Mos’s employment agreement.

(7)	Includes 14,400,000 shares that may be acquired upon the exercise of stock options.
(8)

9,465,087 of these shares were issued to Air Lease Corporation pursuant to the anti-dilution provisions in our agreement with that company. Includes 5,714,031 shares that may be acquired upon the exercise of a stock option. See “Risk Factors - Our agreements with Air Lease Corporation and Jet Midwest Group, LLC require us to issue to them additional capital stock whenever we issue any capital stock so that they maintain the same percentage ownership of our outstanding capital stock; these issuances will further dilute our other stockholders in connection with each stock issuance” for a description of this anti-dilution right.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 350,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of April 3, 2018, 97,543,028 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Units

The Units issued in this offering will each consist of one share of our Series A Convertible Preferred Stock together with one Series 1 warrant to purchase one share of Series A Convertible Preferred Stock, one Series 2 warrant to purchase one share of Series A Convertible Preferred Stock and one Series 3 warrant to purchase one share of Series A Convertible Preferred Stock, each exercisable at an initial exercise price of $1,000 per share. The Series A Convertible Preferred Stock and warrants are immediately separable and will be issued separately.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. We do not permit cumulative voting in the election of our board of directors. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Our common stock has no preemptive rights, redemption, conversion or other subscription rights under Nevada law.

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Acquisition of Controlling Interest Statutes

Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our articles of incorporation provide that these statutes will not apply to us. Absent such a provision in our articles of incorporation or bylaws, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Combinations with Interested Stockholders Statutes

Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder.” Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes by, among other things, including a provision to that effect in its articles of incorporation. We included such a provision in our articles of incorporation and, as a result, these statutes do not apply to us.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

Preferred Stock

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more additional series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock or Series A Preferred Stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

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Series A Preferred Stock Included in the Units

The material terms and provisions of the shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) being offered pursuant to this prospectus are summarized below. This summary of some provisions of the Series A Preferred Stock is not complete. For the complete terms of the Series A Preferred Stock, you should refer to the Certificate of Designation (the “Series A Certificate of Designation”), which we will file with the Nevada Secretary of State and include as an exhibit to the registration statement of which this prospectus forms a part. The filing of the Series A Certificate of Designation may be authorized by our board of directors without approval by our stockholders.

Amount of Preferred Shares

Our board of directors plans to designate shares of our preferred stock as Series A Preferred Stock, none of which are currently issued and outstanding. Pursuant to a transfer agency agreement between us and Columbia Stock Transfer Company, as transfer agent, the Series A Preferred Stock will be issued in book-entry form and will initially be represented only by one or more global certificates deposited with The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Ranking of Preferred Shares

The Series A Preferred Stock will rank senior to our common stock and other classes of capital stock with respect to dividend and redemption, unless the holders of a majority of the outstanding shares of Series A Preferred Stock consent to the creation of parity stock or senior preferred stock.

Conversion

Each share of Series A Preferred Stock is convertible at any time at the holder’s option at the Conversion Price (as defined below). Notwithstanding the foregoing, the Series A Certificate of Designation further provides that we may not effect any conversion of Series A Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series A Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “Preferred Stock Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Preferred Stock Beneficial Ownership Limitation, provided that in no event may the Preferred Stock Beneficial Ownership Limitation exceed 9.99% and any increase in the Preferred Stock Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

Conversion Price

The Preferred Stock is convertible into the number of shares of common stock determined by dividing the stated value of the Preferred Stock ($1,150) by the Conversion Price. The “Conversion Price” means the lesser of the Set Price of $0.71 or 82.5% of the lowest volume weighted average price for our common stock as reported at the close of trading on the market reporting trade prices for the common stock during the five trading days ending on and including the day the notice of conversion is delivered. For the first 15 calendar days following the filing of the Series A Certificate of Designation, the Conversion Price is subject to a floor of $0.25 per share, except in the event of anti-dilution adjustments. The Set Price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

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The Set Price is subject to adjustment for stock splits, stock dividends, distributions of common stock or securities convertible, exercisable or exchangeable for common stock, subdivisions, combinations and reclassifications. Further, the Set Price is subject to full ratchet adjustment if we issue or are deemed to issue additional shares of our common stock at a price per share less than the then-effective Set Price.

Subject to certain exclusions contained in the Series A Certificate of Designation, if the Company in any manner grants or sells any rights, warrants or options and the lowest price per share for which one share of common stock is at any time issuable upon the exercise of any such option or upon conversion, exercise or exchange of any Common Stock Equivalents (as defined in the Series A Certificate of Designation) issuable upon exercise of any such option, exercise or exchange of any Common Stock Equivalent issuable upon the exercise of such option or otherwise pursuant to the terms thereof is less than the Set Price, then such share of common stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such option for such price per share. For purposes of this paragraph only, the “lowest price per share for which one share of common stock is issuable upon the exercise of any such options or upon conversion, exercise or exchange of any Common Stock Equivalent issuable upon exercise of any such option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of common stock upon the granting or sale of such option, upon exercise of such option and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such option for which one share of common stock is issuable upon the exercise of any such options or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such option or otherwise pursuant to the terms thereof. Except as contemplated by the terms of the Series A Certificate of Designation, no further adjustment of the Set Price shall be made upon the actual issuance of such shares of common stock or of such convertible securities upon the exercise of such options or otherwise pursuant to the terms of or upon the actual issuance of such Common Stock Equivalents.

If the Company in any manner issues or sells any Common Stock Equivalents and the lowest price per share for which one share of common stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Set Price, then such share of common stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For purposes of this paragraph only, the “lowest price per share for which one share of common stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of common stock upon the issuance or sale of the Common Stock Equivalent and upon conversion, exercise or exchange of such convertible security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such convertible security for which one share of common stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other person) upon the issuance or sale of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other person). Except as contemplated by the terms of the Series A Certificate of Designation, no further adjustment of the Set Price shall be made upon the actual issuance of such shares of common stock upon conversion, exercise or exchange of such Common Stock Equivalents or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Common Stock Equivalents is made upon exercise of any options for which adjustment of the Conversion Price has been or is to be made, except as contemplated by the terms of the Series A Certificate of Designation, no further adjustment of the Set Price shall be made by reason of such issuance or sale.

If the purchase or exercise price provided for in any options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exercisable or exchangeable for shares of common stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with stock dividends, splits or combination of outstanding common stock) the Set Price in effect at the time of such increase or decrease shall be adjusted to the Set Price which would have been in effect at such time had such options or convertible securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. If the terms of any option or convertible security that was outstanding as of the date of issuance of the Series A Preferred Stock are increased or decreased in the manner described in the immediately preceding sentence, then such option or convertible security and the shares of common stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment shall be made if such adjustment would result in an increase of the Set Price then in effect.

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If any option and/or convertible security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the holder of Series A Preferred Stock, the “Primary Security,” and such option and/or convertible security and/or Adjustment Right (as defined below), the “Secondary Securities” and together with the Primary Security, each a “transaction unit”), together comprising one integrated transaction, the aggregate consideration per share of common stock with respect to such Primary Security shall be deemed to be the lower of (x) the purchase price of such transaction unit, (y) if such Primary Security is an option and/or convertible security, the lowest price per share for which one share of common stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with the paragraphs above and (z) the lowest volume-weighted average price of the common stock on any trading day during the four trading day period immediately following the public announcement of such dilutive issuance. If any shares of common stock, options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of common stock, options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the volume-weighted average prices of such security for each of the five (5) trading days immediately preceding the date of receipt. If any shares of common stock, options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of common stock, options or convertible securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation, the fair value of such consideration will be determined within five (5) trading days thereafter by an independent, reputable appraiser jointly selected by the Company and the holder.

“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with the paragraph above) of shares of common stock that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

Dividends on Preferred Shares

Holders of the Series A Preferred Stock will only be entitled to receive any dividends on the Series A Preferred Stock when, as and if the board of directors declares such dividends. The holders of the Series A Preferred Stock are otherwise not entitled to receive any dividends on such shares. There are no sinking fund provisions applicable to the Series A Preferred Stock.

Reverse Stock Split Covenant.  The Series A Certificate of Designation provides that if at any time while any shares of Series A Preferred Stock remain outstanding the closing price of our common stock on the principal market on which our common stock is traded or quoted is $0.25 or lower for three consecutive trading days, then the Company will be obligated to effect a reverse stock split of our common stock within the 30 days thereafter.

             Minimum Number of Authorized Share Covenant. The Series A Certificate of Designation provides that for so long as any shares of Series A Preferred Stock remain outstanding, the Company must maintain a minimum of 250,000,000 (or such higher amount to satisfy the conversion of all Series A Preferred Stock then outstanding) authorized and unreserved shares of our common stock. If the number of authorized and unreserved shares of common stock falls below 250,000,000 (or such higher amount to satisfy the conversion of all Series A Preferred Stock then outstanding), we will be required to amend our articles of incorporation within 30 days.

Liquidation

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of shares of Series A Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, an amount equal to the $1,100 stated value per share for each share of Series A Preferred Stock before any distribution or payment will be made to the holders of any junior securities, including holders of our common stock. After receiving the stated value per share, the holders of Series A Preferred Stock will be entitled to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of remaining assets of the Company to the holders of the common stock.

Redemption

We are not obligated to redeem or repurchase any shares of Series A Preferred Stock. However, the Company may at any time and from time to time, at the Company’s option, redeem in whole or in part outstanding shares of Series A Preferred Stock in cash at a price per share equal to 113.04% of the stated value of each share of Series A Preferred Stock, or $1,300 per share. Any such redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.

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We will give notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares of Series A Preferred Stock to be redeemed as such holders’ names appear on our Unit transfer books maintained by our transfer agent at the address of such holders shown therein. Such notice will state: (i) the redemption date, (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all outstanding shares of Series A Preferred Stock are to be redeemed, the number (and, in the case of shares of Series A Preferred Stock in certificated form, the identification) of shares to be redeemed from such holder, (iii) the redemption price and (iv) the place where any shares of Series A Preferred Stock in certificated form are to be redeemed and will be presented and surrendered for payment of the redemption price therefor.

If fewer than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the number of shares Series A Preferred Stock to be redeemed will be determined by us, and such Units will be redeemed by such method of selection as the transfer agent determines, either pro rata or by lot, with adjustments to avoid redemption of fractional Units. So long as all shares of Series A Preferred Stock are held of record DTC, we will give notice, or cause notice to be given, to DTC of the number of shares of Series A Preferred Stock to be redeemed, and DTC will determine the number of shares of Series A Preferred Stock to be redeemed from the account of each of its participants holding such Units in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Stock for its own account). A participant may determine to redeem Series A Preferred Stock from some beneficial owners (including the participant itself) without redeeming Series A Preferred Stock from the accounts of other beneficial owners. Any shares of Series A Preferred Stock not redeemed will remain outstanding and entitled to all the rights and preferences of Series A Preferred Stock under the Series A Preferred Stock Certificate of Designation.

If only a portion of the Series A Preferred Stock represented by a certificate has been called for redemption, upon surrender of the certificate to the transfer agent (which will occur automatically if the certificate representing such Units is registered in the name of DTC or its nominee), we will issue and the transfer agent will deliver to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of shares of Series A Preferred Stock represented by the surrendered certificate that have not been called for redemption.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Series A Certificate of Designation and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent conversion of the Series A Preferred Stock, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Series A Preferred Stock is convertible immediately prior to such event.

Voting Rights

A holder of Series A Preferred Stock has the same voting rights as a holder of common stock on a fully converted basis not to exceed the Preferred Stock Beneficial Ownership Limitation. Additionally, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, the Company will not: (a) change adversely preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders disproportionately to the rights of holders of other capital stock of the Company, (c) increase the number of authorized shares of Preferred Stock or create senior securities to the Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Market and Exchange Listing

We have not applied, and do not intend to apply, for listing of the Series A Preferred Stock on any securities exchange or other trading system.

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Warrants Included in the Units

The following is a summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants. This summary is subject to and qualified in its entirety by the form of warrant, which is included as an Exhibit to the registration statement to which this prospectus forms a part. Prospective investors should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants.

Form. The warrants will be issued pursuant to the terms of a warrant agency agreement between us and Columbia Stock Transfer Company, as warrant agent. The warrants will be issued in book-entry form and will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of DTC and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. Prospective investors should review a copy of the form of warrant agency agreement, which is included as an Exhibit to the registration statement to which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

Exercisability. Each Unit issued in this offering includes one Series 1 warrant to purchase one share of Series A Convertible Preferred Stock, one Series 2 warrant to purchase one share of Series A Convertible Preferred Stock and one Series 3 warrant to purchase one share of Series A Convertible Preferred Stock, each exercisable at an initial exercise price equal to $1,000 per share. The Series 1 Warrants will be exercisable immediately and will expire on the 90-day anniversary of the issuance date. The Series 2 Warrants will be exercisable immediately and will expire on the six-month anniversary of the issuance date. The Series 3 Warrants will be exercisable immediately and will expire on the 12-month anniversary of the issuance date.

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Series A Preferred Stock. The warrant holders must pay the exercise price in cash upon exercise of the warrants, unless such warrant holders are utilizing the cashless exercise provision of the warrants, which is only available in certain circumstances, such as if the issuance and sale of the underlying shares is not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus supplement forms a part, effective when the warrants are exercised.

The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the warrant agent a duly executed exercise notice and, at any time a registration statement registering the issuance and sale of the shares of Series A Preferred Stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Series A Preferred Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, the holder may only exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Series A Preferred Stock determined according to the formula set forth in the warrant. No fractional shares of Series A Preferred Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round down to the next whole share.

Exercise Limitations. Under the terms of the warrants, we may not effect any exercise of the warrants, with certain exceptions, to the extent that, after giving effect to an attempted exercise, the holder of the warrants (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “Warrant Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Warrant Beneficial Ownership Limitation, provided that in no event may the Warrant Beneficial Ownership Limitation exceed 9.99% and any increase in the Warrant Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

Exercise Price. The initial exercise price per share of Series A Preferred Stock purchasable upon exercise of the warrants is $1,000 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market may not develop.

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                Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, then following such event, the holder will have the right to receive for each share of Series A Preferred Stock that would have been issuable upon exercise immediately before the fundamental transaction, the number of shares of common stock of the successor or acquiring corporation, or of the Company if it is the surviving corporation, and any additional consideration receivable as a result of the fundamental transaction. The Company will also cause any successor entity in a fundamental transaction in which the Company is not the surviving corporation to assume the obligations of the Company under each warrant under written agreements in form and substance reasonably satisfactory to the holder in exchange for his, her or its warrant. Additionally, at the option of the holder, the successor entity will deliver to the holder a security substantially similar in form and substance to the warrants that are exercisable for shares of stock of the successor entity.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant and converts the Series A Preferred Stock issuable upon such exercise.

Reverse Stock Split Covenant. Each of the Series 1 Warrants, the Series 2 Warrants and the Series 3 Warrants provide that if at any time while such series of warrants remains outstanding and exercisable the closing price of our common stock on the principal market on which our stock is traded or quoted is $0.25 or lower for three consecutive trading days, then the Company will be obligated to effect a reverse stock split of our common stock within the 30 days thereafter.

Minimum Number of Authorized Share Covenant. Each of the Series 1 Warrants, the Series 2 Warrants and the Series 3 Warrants provide that for so long as any such series of warrants are outstanding, the Company must maintain a minimum of 250,000,000 authorized and unreserved shares of our common stock. If the number of authorized and unreserved shares of common stock falls below 250,000,000, we will be required to amend our articles of incorporation within 30 days.

Redemption. We are not obligated to redeem or repurchase any of the warrants. However, the Company may at any time and from time to time, at the Company’s option, redeem in whole or in part the outstanding warrants in cash a price per warrant equal to 140% of the exercise price, or $1,400 per warrant. Any such redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.

Market and Exchange Listing. We have not applied, and do not intend to apply, for listing of the warrants on any securities exchange or other trading system.

We have previously issued several series of warrants to purchase our common stock, which are exercisable for 4,926,335 shares in the aggregate, as of February 28, 2018.

Transfer Agent

The transfer agent for our common stock and warrant agent for the warrants is Columbia Stock Transfer Company, 1869 E. Seltice Way, Suite 292, Post Falls, Idaho 83854.

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UNDERWRITING

Maxim is acting as the book-running manager of this offering. We have entered into an underwriting agreement, dated as of ,            2018 with Maxim to solicit offers to purchase the Units in this offering.

Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and each underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of Units:

Underwriters	Number of Units
Maxim Group LLC	9,000
Total	9,000

The underwriters are committed to purchase all the Units offered by us, if they purchase any Units. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriter Compensation

We have agreed to pay the underwriters an aggregate fee equal to 8.0% of the gross proceeds of this offering and expect the net proceeds from this offering to be approximately $7,700,000  after deducting $720,000  in underwriting commissions and $ 580,000  in our other estimated offering expenses. We have also agreed to pay the underwriters an accountable expense allowance for certain of the underwriters’ expenses relating to the offering up to a maximum aggregate amount of $150,000, including the underwriters’ legal fees incurred in this offering.

We have paid an expense deposit of $25,000 to Maxim which will be applied against actual, out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering. Any portion of the $25,000 expense deposit paid to Maxim will be returned to us to the extent that offering expenses are not actually incurred by the underwriters in compliance with FINRA Rule 5110(f)(2)(C).

As additional compensation for Maxim’s services, we will issue to Maxim or its permitted designees at the closing of this offering warrants (the “Underwriter Warrants”) to purchase that number of Units equal to 8% of the aggregate number of Units sold in this offering. The Underwriter Warrants will be exercisable commencing six months after the effective date of the registration statement of which this prospectes forms a part ("Effective Date") at a price per share equal to 110.0% of the public offering price and expire five years from the Effective Date. The Underwriter Warrants will provide for registration rights (including a one-time demand registration right at the expense of the Company and one additional demand registration right at the expense of the holder of the Underwriter Warrants) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110(f)(2)(G).

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In accordance with FINRA Rule 5110(g)(1), neither the Underwriter Warrant nor any securities issued upon exercise of the Underwriter Warrant may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness, except the transfer of any security as permitted under FINRA Rule 5110(g)(2).

Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Unit	Total
Public offering price(1)	$1,000	$9,000,000
Underwriting discount (8%)	$80	$720,000
Proceeds, before expenses, to us	$920	$8,280,000

___________

(1)	The public offering price and underwriting discount corresponds to a public offering price of $1,000 per Unit.

We have agreed to reimburse the underwriters for their actual, out-of-pocket expenses, including the reasonable fees and disbursements of the underwriters’ counsel related to the offering, up to an aggregate maximum amount of $150,000. We estimate that the total expenses of the offering including all expenses to be reimbursed to the underwriters excluding the underwriters’ discount, will be approximately $150,000.

Lock-Up Agreements

We, all of our directors and executive officers, and holders of five percent (5%) or more of our outstanding securities (or securities convertible into shares of our common stock), other than Air Lease Corporation, have agreed that, for a period of six months after the offering is completed , subject to certain limited exceptions, they will not directly or indirectly, without the prior written consent of the underwriters, (1) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer any shares of common stock, warrant to purchase shares of common stock or any other security of the company or any other entity that is convertible into, or exercisable or exchangeable for, shares of common stock or any other equity security of the company owned beneficially or otherwise as of the date of this prospectus, which we refer to as relevant securities, or otherwise publicly disclose the intention to do so, (2) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to any relevant security or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of relevant securities, whether or not such transaction is to be settled by the delivery of relevant securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so, (3) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of relevant securities or (4) exercise any rights to require registration with the SEC of any proposed offering or sale of relevant securities.

Right of First Refusal

For a period of 12 months from the commencement of sales of this offering, Maxim shall have a right of first refusal to act as lead managing underwriter and bookrunner and placement agent during such 12-month period, for at least 80% of the economics of every public or private equity, equity-linked or debt offering of the Company during such 12-month period, on terms customary to Maxim.

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Price Stabilization, Short Positions and Penalty Bids

 The underwriter has advised us that it does not intend to conduct any stabilization or over-allotment activities in connection with this offering.

Electronic Offer, Sale and Distribution of Shares

The underwriters may facilitate the marketing of this offering online directly or through one of the underwriters’ affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this prospectus. In connection with this offering, the underwriters may distribute prospectuses electronically.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future, receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the units and the distribution of this prospectus outside the United States.

Notice to Prospective Investors in Canada

              This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the units. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the units and any representation to the contrary is an offence.

              Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

              The offer and sale of the units in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of units, or of the underlying shares of Series A Convertible Preferred Stock, warrants or shares of common stock acquired upon exercise of the warrants by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the units, the underlying shares of Series A Convertible Preferred Stock, warrants or shares of common stock acquired upon exercise of the warrants outside of Canada.

Representations of Purchasers

              Each Canadian investor who purchases units will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

              Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the units and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the units or with respect to the eligibility of the units for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

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Rights of Action for Damages or Rescission

              Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

              Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Sklar Williams PLLC, Las Vegas, Nevada and McGuireWoods LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of Airborne Wireless Network as of and for the fiscal years ended August 31, 2017, 2016 and 2015 have been included herein in reliance upon the report of Pritchett, Siler and Hardy PC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the financial statements for the fiscal years ended August 31, 2017, 2016 and 2015 contains an explanatory paragraph that states that our recurring losses from operations, lack of a reliable, consistent and proven source of revenue to meet our operating costs on an ongoing basis and our lack of sufficient available funding to fully implement our business plan, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Eastern Time. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at airbornewirelessnetwork.com. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

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INDEX TO AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED AUGUST 31, 2017, 2016, AND 2015

AIRBORNE WIRELESS NETWORK

AUDITED FINANCIAL STATEMENTS

AUGUST 31, 2017, 2016 AND 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Airborne Wireless Network

4115 Guardian Street, Suite C,

Simi Valley, California 93063

We have audited the accompanying balance sheets of Airborne Wireless Network as of August 31, 2017 and 2016 and the related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2017, 2016 and 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Airborne Wireless Network as of August 31, 2017 and 2016 and the results of its operations and its cash flows for the years ended August 31, 2017, 2016 and 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered continuing losses and has not yet established a reliable, consistent and proven source of revenue to meet its operating costs on an ongoing basis and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Farmington, Utah

November 13, 2017, except for Note 12, as to which the date is February 14, 2018.

F-2

AIRBORNE WIRELESS NETWORK

BALANCE SHEETS

	August 31,	August 31,
	2017	2016
Assets
Current Assets
Cash and cash equivalents	$217,694	$809
Prepaid expenses	285,284	9,167
Total Current Assets	502,978	9,976

Property and equipment, net	25,348	-

Total Assets	$528,326	$9,976

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$421,749	$55,275
Due to related parties	-	45,365
Total Current Liabilities	421,749	100,640

Total Liabilities	421,749	100,640

Commitments and Contingencies (note 10)

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 350,000,000 shares authorized; 90,589,154 and 74,097,796 shares issued and outstanding as of August 31, 2017 and 2016, respectively	90,589	74,098
Additional paid-in capital	37,144,817	51,108
Accumulated deficit	(37,128,829)	(215,870)
Total Stockholders’ Equity (Deficit)	106,577	(90,664)

Total Liabilities and Stockholders’ Equity (Deficit)	$528,326	$9,976

The accompanying notes are an integral part of these financial statements.

F-3

AIRBORNE WIRELESS NETWORK

STATEMENTS OF OPERATIONS

	Year Ended August 31,
	2017	2016	2015

Revenue	$-	$-	$-

Operating Expenses
Advertising and marketing	1,794,919	-	-
Depreciation	4,562	-	-
General and administrative expenses	358,707	5,531	2,352
Management fees	38,135	-	-
Professional fees	2,155,756	90,483	15,100
Research and development	1,086,599	-	-
Salaries and wages	608,282	-	-
Stock based compensation	30,376,431	72,309	-
Total operating expenses	36,423,391	168,323	17,452

Operating Loss	(36,423,391)	(168,323)	(17,452)

Other expenses
Interest expense	(150)	-	-
Gain on debt extinguishment	-	-	17,288
Loss on related party loan conversion	(489,418)	-	-
Total other expense	(489,568)	-	17,288

Net Loss	$(36,912,959)	$(168,323)	$(164)

Net loss per common share - basic and diluted	$(0.44)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	83,785,574	112,673,138	114,097,796

The accompanying notes are an integral part of these financial statements.

F-4

AIRBORNE WIRELESS NETWORK

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional	Share
	Common Stock		Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total
Balance as of, August 31, 2014	114,097,796	$114,098	$(98,758)	$(2,500)	$(47,383)	$(34,543)

Net loss	-	-	-	-	(164)	(164)
Balance as of, August 31, 2015	114,097,796	114,098	(98,758)	(2,500)	(47,547)	(34,707)

Common stock issued for acquisition of intellectual property	40,000,000	40,000	(40,000)	-	-	-
Common stock cancellation	(80,000,000)	(80,000)	80,000	-	-	-
Contributed capital	-	-	37,557	-	-	37,557
Founder’s shares subscription reversed	-	-	-	2,500	-	2,500
Stock options	-	-	72,309	-	-	72,309
Net loss	-	-	-	-	(168,323)	(168,323)
Balance as of, August 31, 2016	74,097,796	74,098	51,108	-	(215,870)	(90,664)

Common stock and warrants issued	4,104,998	4,105	4,715,268	-	-	4,719,373
Common stock issued for exercise of warrants	1,152,000	1,152	1,438,848	-	-	1,440,000
Common stock issued for services	10,894,480	10,894	13,902,182	-	-	13,913,076
Conversion of related party loans to common shares	339,880	340	574,058		-	574,398
Stock options issued to employees	-	-	16,234,692	-	-	16,234,692
Stock warrants issued for services	-	-	228,661		-	228,661
Net loss	-	-	-	-	(36,912,959)	(36,912,959)
Balance as of, August 31, 2017	90,589,154	$90,589	$37,144,817	$-	$(37,128,829)	$106,577

The accompanying notes are an integral part of these financial statements.

F-5

AIRBORNE WIRELESS NETWORK

STATEMENTS OF CASH FLOWS

	Years Ended August 31,
	2017	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,912,959)	$(168,323)	$(164)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	4,562	-	-
Stock-based compensation	30,376,431	72,309	-
Loss on related party loan conversions	489,418	-	-
Gain on extinguishment of debt	-	-	(17,288)
Decrease (Increase) in operating assets:	-	-
Prepaid expenses	(276,117)	(9,167)	-
Increase (Decrease) in operating liabilities:	-
Accounts payable and accrued liabilities	368,401	53,290	13,307
Line of credit	(1,929)	1,985	-
Net Cash Used in Operating Activities	(5,952,193)	(49,906)	(4,145)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(29,910)	-	-
Net Cash Used in Investing Activities	(29,910)	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party debt	49,980	45,288	4,145
Payments made to related party debt	(10,365)	-	-
Proceeds from exercise of warrants	1,440,000	-	-
Proceeds from issuance of common shares and warrants	4,719,373	-	-
Net Cash Provided by Financing Activities	6,198,988	45,288	4,145

Net increase (decrease) in cash and cash equivalents	216,885	(4,618)	-
Cash and cash equivalents, beginning of period	809	5,427	5,427
Cash and cash equivalents, end of period	$217,694	$809	$5,427

Supplemental cash flow information:
Cash paid for interest	$5	$-	$-
Cash paid for taxes	$-	$-	$-

Non-cash financing transactions:
Related party subscription receivable recorded to contributed capital	$-	$2,500	$-
Related party loan forgiven to contributed capital	$-	$37,557	$-
Related party assumption of accounts payable	$-	$33,782	$-
Related party loans converted to common shares	$84,980	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

AIRBORNE WIRELESS NETWORK

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED AUGUST 31, 2017, 2016 AND 2015

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Airborne Wireless Network (the “Company”) is a Nevada corporation incorporated on January 5, 2011 under the name Ample-Tee. Effective on May 19, 2016, the Company’s corporate name was changed to Airborne Wireless Network. It is based in Simi Valley, California, USA. The Company’s fiscal year end is August 31.

We are an early stage company with the principal business strategy of developing, marketing and licensing a fully meshed, high-speed broadband airborne wireless network by linking commercial aircraft in flight. We call this network the “Infinitus Super Highway” (“Infinitus”).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company’s continuation as a going concern. The Company has incurred operating losses of $36,423,391 during the year ended August 31, 2017 and has an accumulated deficit of $37,128,829 as of August 31, 2017.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. See Note 12 - Subsequent Events.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current year presentation.

Related Parties

We follow ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 9).

F-7

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of August 31, 2017 and 2016 the Company had $217,694 and $809 in cash and cash equivalents, respectively.

Fair Value of Financial Instruments

As required by the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consist primarily of cash, prepaid expenses, accounts payable and accrued expenses, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Black-Scholes option valuation model was used to estimate the fair value of common stock options granted to employees and warrants issued to investors. The model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time, of other comparative securities, equal to the weighted average life of the options.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Property and Equipment

Property and equipment are stated at cost. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded principally by the straight-line method over the estimated useful lives of our assets, which are reviewed periodically and generally have the following ranges:

Office Equipment and Furniture	5 years
Computer equipment	3 years

Intangible Assets

We account for intangible assets in accordance with ASC 350 “Intangibles-Goodwill and Other.” The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed, either on a straight-line or accelerated basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. Customer relationships, brands and other non-contractual intangible assets with determinable lives are amortized over 3 years. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

The Company issued 40 million shares of common stock (approximately 26% of its outstanding common stock on issuance) for the acquisition of certain intellectual property. Subsequent to the transferor’s receipt of the consideration shares, 80,000,000 shares held by Mr. Daniels were cancelled without consideration to the Company in August 2016 (for the purpose of making more shares available for issuance to new investors and making the Company’s capital structure more attractive to those new investors), thereby increasing the transferor’s beneficial ownership of the Company’s common stock to over 50%. Accordingly, the intellectual property was recorded on the Company’s books at its historical cost of $0. To further substantiate the valuation and due to the lack of readily available market information, the Company hired an independent third-party firm to perform a valuation on the acquired intangible assets. It was concluded that the intellectual property had nominal current value because future net economic benefit could not be reasonably estimated. This firm employed, but ultimately excluded or discounted the following methods of valuation: cost calculation, replacement value, relief from royalty-IP value and fair exchange. It was determined that the intellectual property had nominal current value because (i) the patent had fewer than three years left until expiration, (ii) management projections indicated approximately $582.8 million in capital was required to bring the proposed products/services to market, (iii) the Company, as of the valuation date, had no revenues, a limited business plan, no committed source of funding, a limited workforce and other limitations and (iv) the Company had limited or no contracts in place for personnel, customers or vendors to implement its business plan. As a result of further stock issuances by the Company, on and after February 28, 2017, the transferor held less than 50% of the outstanding common stock of the Company. Further, in July 2018, the transferor dividended all of such shares among its shareholders and thus, no longer has direct ownership in the Company.

F-8

Research and Development Expenses

We follow ASC 730-10, “Research and Development,” and expense research and development costs when incurred. Accordingly, third-party research and development costs, including designing, prototyping and testing of product, are expensed when the contracted work has been performed or milestone results have been achieved. Indirect costs are allocated based on percentage usage related to the research and development. Research and development costs of $1,086,599, $0 and $0 were incurred for the years ended August 31, 2017, 2016 and 2015, respectively.

Stock-Based Compensation

ASC 718, “Compensation - Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Stock-based compensation of $30,376,431, $72,309 and $0 were incurred for the years ended August 31, 2017, 2016 and 2015, respectively.

Income Taxes

We account for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Loss per Common Share

We compute basic and diluted earnings (loss) per share amounts in accordance with ASC Topic 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

For the years ended August 31, 2017, 2016 and 2015, respectively, the following options and warrants were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	Years ended August 31,
	2017	2016	2015
	(Shares)	(Shares)	(Shares)
Stock options	28,350,000	4,550,000	-
Warrants	3,077,998	-	-
Total	31,427,998	4,550,000	-

Diluted loss per share is the same as basic loss per share during periods where net losses are incurred since the inclusion of the potential common stock equivalents would be anti-dilutive as a result of the net loss.

F-9

Recently Issued Accounting Pronouncements

In September 2017, the FASB issued Accounting Standards Update (ASU) No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The amendments in ASU No. 2017-13 amends the early adoption date option for certain companies related to the adoption of ASU No. 2014-09 and ASU No. 2016-02. Both of the below entities may still adopt using the public company adoption guidance in the related ASUs, as amended. The effective date is the same as the effective date and transition requirements for the amendments for ASU 2014-09 and ASU 2016-02.

In May 2014, the FASB issued an accounting standards update which modifies the requirements for identifying, allocating and recognizing revenue related to the achievement of performance conditions under contracts with customers. This update also requires additional disclosure related to the nature, amount, timing and uncertainty of revenue that is recognized under contracts with customers. This guidance is effective for fiscal and interim periods beginning after December 15, 2017 and is required to be applied retrospectively to all revenue arrangements. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements.

In January 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” These amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The amendments also eliminate the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. Effective for public business entities that are a SEC filers for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 should be adopted on a prospective basis.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on January 1, 2018, however, early adoption is permitted with prospective application to any business development transaction.

F-10

In December 2016, the FASB has issued Accounting Standards Update (ASU) No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers.” The amendments affect narrow aspects of the guidance issued in ASU 2014-09 including Loan Guarantee Fees, Contract Costs, Provisions for Losses on Construction-Type and Production-Type Contracts, Disclosure of Remaining Performance Obligations, Disclosure of Prior Period Performance Obligations, Contract Modifications, Contract Asset vs. Receivable, Refund Liability, Advertising Costs, Fixed Odds Wagering Contracts in the Casino Industry, and Costs Capitalized for Advisors to Private Funds and Public Funds. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements for FASB Accounting Standards Codification Topic 606. Public entities should apply Topic 606 (and related amendments) for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein.

The Company is currently evaluating the method of adoption and the potential impact that Topic 606 may have on our financial position and results of operations.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - PREPAID EXPENSES

Prepaid expenses relate to prepayment made for future services in advance and will be expensed over time as the benefit of the services is received in the future, expected within one year.

Prepaid expenses consisted of the following at August 31, 2017 and 2016:

	August 31,	August 31,
	2017	2016
Legal and regulatory fees	$94,573	$9,167
Advertising and promotion	164,667	-
Rent expense	22,250	-
Professional fees	3,794	-
Total prepaid expenses	$285,284	$9,167

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at August 31, 2017 and 2016:

	August 31,	August 31,
	2017	2016
Equipment & Furniture	$16,327	$-
Computer Equipment	13,583	-
	29,910	-
Accumulated Depreciation	(4,562)	-
Property and equipment, net	$25,348	$-

Depreciation for years ended August 31, 2017, 2016 and 2015 was $4,562, $0 and $0, respectively.

NOTE 5 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following at August 31, 2017 and 2016:

	August 31,	August 31,
	2017	2016
Trade Payables	$334,132	$53,290
Credit Card Payable	56,501	1,985
Payroll Liabilities	25,636	-
Other Payable	5,480	-
Total accounts payable and accrued liabilities	$421,749	$55,275

F-11

NOTE 6 - EQUITY

Authorized Stock

The Company is authorized to issue an aggregate of 350,000,000 common shares and 10,000,000 shares of preferred stock, each with a par value of $0.001 per share. Each common share entitles the holder to one vote on any matter on which action of the stockholders of the corporation is sought.

Issuances

During the year ended August 31, 2017, the Company issued 16,491,358 shares of common stock, as follows:

•

4,104,998 units for aggregate proceeds of $4,719,373. Each unit consisted of one share of common stock and one share purchase warrant. Each share purchase warrant is exercisable for a period range from one to five years from issuance, at a price range of $1.25 to $3.25 per share.

•	1,152,000 shares of common stock issued for the exercise of warrants for proceeds of $1,440,000.

•	10,507,824 shares of common stock to strategic service providers, for services valued at $13,478,853.

•	386,656 shares of common stock to consultants, for services valued at $434,223.

•	339,880 shares of common stock issued at $1.69 for the settlement of notes payable of $84,980, resulting in a loss on related party loan conversion of $489,418.

During the year ended August 31, 2016 the Company had the following common stock transactions:

•	On August 3, 2016, the Company issued 40,000,000 common shares with a par value of $0.001 to Apcentive, Inc., for Intellectual Property valued at $0 (see Note 2 - Intangible Assets).

•	On August 11, 2016, an officer and director of the Company entered into a written Stock Issuance Cancellation Agreement with the Company to cancel 80,000,000 shares at $0.001 par value.

As at August 31, 2017 and 2016, the Company had 90,589,154 and 74,097,796 shares of common stock issued and outstanding, respectively.

F-12

Warrants

The below table, summarizes warrant activity during the years ended August 31, 2017, 2016 and 2015:

	Number of Shares	Weighted- Average Exercise Price
Balance as of August 31, 2015	-	$-
Granted	-	-
Exercised	-	-
Forfeited	-	-
Balance as of August 31, 2016	-	-
Granted	4,229,998	1.52
Exercised	(1,152,000)	1.25
Forfeited	-	-
Balance as of August 31, 2017	3,077,998	$1.63

The fair value of each warrant on the date of grant is estimated using the Black Scholes option valuation model. The following weighted-average assumptions were used for options granted during the years ended August 31, 2017, 2016 and 2015:

Year Ended August 31,
	2017	2016	2015
Exercise price	$1.25 - $3.25	-	-
Expected term	1 - 5 years	-	-
Expected average volatility	187%-216%	-	-
Expected dividend yield	-	-	-
Risk-free interest rate	0.66% - 1.84%	-	-

The following table summarizes information relating to outstanding and exercisable warrants as of August 31, 2017:

Warrants Outstanding			Warrants Exercisable
Number	Weighted Average Remaining Contractual life	Weighted Average Exercise	Number	Weighted Average Exercise
of Shares	(in years)	Price	of Shares	Price
152,500	0.15	$1.25	152,500	$1.25
10,000	0.15	$1.25	10,000	$1.25
820,500	0.22	$1.25	820,500	$1.25
4,110	0.26	$1.37	4,110	$1.37
6,098	0.30	$1.25	6,098	$1.25
4,762	0.30	$1.25	4,762	$1.25
1,000	0.39	$1.50	1,000	$1.50
8,334	0.41	$1.50	8,334	$1.50
4,300	0.45	$3.25	4,300	$3.25
100,000	2.49	$1.88	100,000	$1.88
13,300	2.50	$1.88	13,300	$1.88
100,000	2.52	$1.65	100,000	$1.65
62,200	2.61	$2.41	62,200	$2.41
120,000	2.63	$2.08	120,000	$2.08
203,252	4.71	$2.19	203,252	$2.19
203,252	4.71	$2.19	203,252	$2.19
81,169	2.77	$2.08	81,169	$2.08
120,250	2.77	$2.08	120,250	$2.08
24,050	2.78	$1.66	24,050	$1.66
12,000	2.80	$1.97	12,000	$1.97
51,921	2.81	$2.41	51,921	$2.41
100,000	4.92	$1.90	100,000	$1.90
25,000	4.92	$1.90	25,000	$1.90
200,000	2.92	$1.34	200,000	$1.34
200,000	2.92	$1.34	200,000	$1.34
100,000	2.92	$1.34	100,000	$1.34
100,000	2.93	$1.56	100,000	$1.56
200,000	2.93	$1.58	200,000	$1.58
20,000	2.93	$1.58	20,000	$1.58
30,000	2.93	$1.58	30,000	$1.58
3,077,998			3,077,998

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company’s stock exceeded the exercise price of the warrants at August 31, 2017, for those warrants for which the quoted market price was in excess of the exercise price (“in-the-money” warrants). As of August 31, 2017, the aggregate intrinsic value of warrants outstanding was approximately $660,538 based on the closing market price of $1.69 on August 31, 2017.

F-13

NOTE 7 - STOCK COMPENSATION PLANS

In the ordinary course of business, the Company may issue stock options to employees, officers and directors from time to time. Fair values of the stock option awards are based on the associated value of the services rendered, where reasonably determinable.

We granted stock options, which was adopted by our board of directors, which provides for equity incentives to be granted to certain employees.

During the year ended August 31, 2015, the Company did not grant any stock options.

During the year ended August 31, 2016, the Company granted the following stock options:

•	On August 7, 2016, the Company granted options to an employee to purchase 50,000 shares of our common stock at a price of $0.50 per share, that do not expire. The option had a value of $21,500.

•	On August 19, 2016, the Company granted options to an employee to purchase an aggregate of 4,500,000 shares of our common stock at a price of $0.75 per share, with 1/3 of the shares vesting on August 19, 2017, $1.25 per share for 1/3 of the shares vesting on August 19, 2018, and $2.00 per share for 1/3 of the shares vesting on August 19, 2019. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $2,528,880. Total compensation cost expected to be recognized in future periods for unvested options at August 31, 2017 amounted to $960,358. During the years ended August 31, 2017 and 2016, the Company charged to operations stock-based compensation expense of $1,517,713 and $50,809, respectively.

During the year ended August 31, 2017, the Company granted the following stock options:

•	On October 7, 2016, the Company granted options to an employee to purchase an aggregate of 4,500,000 shares of our common stock at a price of $0.75 per share for 1/3 of the shares vesting on October 7, 2017, $1.25 per share for 1/3 of the shares vesting on October 7, 2018, and $2.00 per share for 1/3 of the shares vesting on October 7, 2019. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $3,571,773. Total compensation cost expected to be recognized in future periods for unvested options at August 31, 2017 amounted to $1,610,288. During the year ended August 31, 2017, the Company charged to operations stock-based compensation expense of $1,961,485.

•	On November 1, 2016, the Company granted options to an employee to purchase an aggregate of 4,500,000 shares of our common stock at a price of $0.75 per share for 1/3 of the shares vesting on November 1, 2017, $1.25 per share for 1/3 of the shares vesting on November 1, 2018, and $2.00 per share for 1/3 of the shares vesting on November 1, 2019. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $3,960,769. Total compensation cost expected to be recognized in future periods for unvested options at August 31, 2017 amounted to $1,951,447. During the year ended August 31, 2017, the Company charged to operations stock-based compensation expense of $2,009,322.

•	On January 1, 2017, the Company granted options to an employee to purchase an aggregate of 3,750,000 shares of our common stock at a price of $1.25 per share for 1/3 of the shares vesting immediately on January 1, 2017, $1.75 per share for 1/3 of the shares vesting on January 1, 2018, and $2.50 per share for 1/3 of the shares vesting on January 1, 2019. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $5,143,711. Total compensation cost expected to be recognized in future periods for unvested options at August 31, 2017 amounted to $1,723,965. During the year ended August 31, 2017, the Company charged to operations stock-based compensation expense of $3,419,745.

•	On January 1, 2017, the Company granted options to an employee to purchase an aggregate of 50,000 shares of our common stock at a price of $1.25 per share vesting immediately on January 1, 2017. The options expire December 31, 2021, unless the employee is terminated pursuant to her employment agreement. The options had an aggregate value totaling $67,894. During the year ended August 31, 2017, the Company charged to operations stock-based compensation expense of $67,894.

•	On February 1, 2017, the Company granted options to an employee to purchase an aggregate of 6,000,000 shares of our common stock at a price of $2.00 per share for 1/3 of the shares vesting on January 1, 2018, $2.75 per share for 1/3 of the shares vesting on January 1, 2019, and $3.25 per share for 1/3 of the shares vesting on January 1, 2020. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $11,134,303. Total compensation cost expected to be recognized in future periods for unvested options at August 31, 2017 amounted to $6,933,313. During the year ended August 31, 2017, the Company charged to operations stock-based compensation expense of $4,200,990.

F-14

•	On July 31, 2017, the Company granted options to an employee to purchase an aggregate of 5,000,000 shares of our common stock at a price of $2.00 per share for 1/4 of the shares vesting immediately on July 31, 2017, $2.25 per share for 1/4 of the shares vesting on January 1, 2018, $2.50 per share for 1/4 of the shares vesting on January 1, 2019 and $2.75 per share for 1/4 of the shares vesting on January 1, 2020. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $9,436,160. Total compensation cost expected to be recognized in future periods for unvested options at August 31, 2017 amounted to $6,378,615. During the year ended August 31, 2017, the Company charged to operations stock-based compensation expense of $3,057,544.

Stock option activity during the years ended August 31, 2017, 2016 and 2015 were as follows:

	Options Outstanding
	Number of Shares	Weighted- Average Exercise Price	Fair Value on Grant Date	Intrinsic Value
Balances as of August 31, 2015	-	$-	$-	$-
Granted	4,550,000	1.32	2,550,380	21,000
Exercised	-	-	-	-
Forfeited	-	-	-	-
Balances as of August 31, 2016	4,550,000	1.32	2,550,380	59,500
Granted	23,800,000	1.97	33,314,610	1,982,000
Exercised	-	-	-	-
Forfeited	-	-	-	-
Balances as of August 31, 2017	28,350,000	$1.86	$35,864,990	$2,041,500

The following table summarizes information relating to exercisable stock options as of August 31, 2017:

Options Exercisable

Number	Weighted Average
of Shares	Exercise Price
4,100,000	$1.29

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company’s stock exceeded the exercise price of the stock options at August 31, 2017. As of August 31, 2017, options to purchase 2,850,000 shares of common stock were exercisable and the intrinsic values of these options are $2,041,500. As of August 31, 2017, the intrinsic value of outstanding options to purchase 25,500,000 shares is $0, as these options to employees vest in future periods.

Weighted-average grant-date fair value for non-vested stock options as of August 31, 2017, 2016 and 2015 were listed as follows:

		Weighted-Average
		Grant Date
		Fair Value
	Shares	Per Share
Unvested, August 31, 2015	-	$-
Granted	4,550,000	0.56
Vested	(50,000)	0.56
Forfeited	-	-
Unvested, August 31, 2016	4,500,000	$0.56
Granted	23,800,000	1.40
Vested	(4,050,000)	1.27
Forfeited	-	-
Unvested, August 31, 2017	24,250,000	$1.27

The fair value of each option on the date of grant is estimated using the Black Scholes option valuation model. The following weighted-average assumptions were used for options granted during the years ended August 31, 2017, 2016 and 2015:

	Years Ended August 31,
	2017	2016	2015
Expected term	4.34 - 6.73 years	5.97 - 7.97 years	-
Expected average volatility	177%-183%	179%	-
Expected dividend yield	-	-	-
Risk-free interest rate	1.17% - 2.25%	1.17% - 1.58%	-

F-15

The following table summarizes information relating to outstanding and exercisable stock options as of August 31, 2017:

Options Outstanding			Options Exercisable
Number	Weighted Average Remaining Contractual	Weighted Average	Number	Weighted Average
of Shares	life (in years)	Exercise Price	of Shares	Exercise Price
50,000	No expiration	$0.5	50,000	$0.50
4,500,000	5.97	$1.33	1,500,000	$0.75
4,500,000	6.11	$1.33	-	$-
4,500,000	6.17	$1.33	-	$-
3,750,000	5.34	$1.83	1,250,000	$1.25
6,000,000	6.34	$2.67	-	$-
50,000	4.34	$1.25	50,000	$1.25
5,000,000	6.73	$2.38	-	$-
28,350,000			2,850,000

2017 Equity Incentive Plan

On July 30, 2017, the Board of Directors of the Company approved, and on July 31, 2017 the shareholders of the Company approved, the Airborne Wireless Network 2017 Stock Option Plan (the “2017 Plan”). The 2017 Plan permits the Company to issue up to 10,000,000 shares of common stock upon exercise of options granted to selected employees, directors, consultants and advisers. The options may be either “incentive stock options” (as such term is defined in the Internal Revenue Code of 1986) or options that are not intended to qualify as “incentive stock options” (these are referred to as “non-qualified options”). Incentive stock options may be granted only to employees. The 2017 Plan is administered by the Board or, at the discretion of the Board, a Board committee. The administrator determines who will receive options and the terms of the options, including the exercise price, expiration date, vesting and the number of shares. The exercise price of each stock option may not be less than the fair market value of the Common Stock on the date of grant, although the exercise price of any incentive stock option granted to a 10% Shareholder may not be less than 110% of the fair market value on the grant date. Options may be exercisable (“vest”) immediately or in increments based on time and/or performance criteria as determined by the administrator. The term of any option may not exceed 10 years (five years for any incentive stock option granted to a 10% shareholder), and unless otherwise determined by the administrator, each option must terminate no later than three months after the termination of the optionee’s employment (one year in the event of death or disability). Subject to a few minor exceptions, options may not be transferred other than by will or by the laws of descent and distribution. The 2017 Plan will expire on December 31, 2026.

As of August 31, 2017, no options had been granted under the 2017 Plan.

NOTE 8 - PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of August 31, 2017, 2016 and 2015 are as follows:

	August 31,	August 31,	August 31,
	2017	2016	2015
Net Operating loss carryforward	$6,047,110	$96,014	$47,547
Effective tax rate	35%	35%	35%
Deferred tax asset	2,116,489	33,605	16,641
Less: valuation allowance	(2,116,489)	(33,605)	(16,641)
Net deferred tax asset	$-	$-	$-

As of August 31, 2017, utilization of the NOL carry forwards, which will begin to expire between 2031 and 2037, of approximately $6,047,110 for federal income tax reporting purposes, may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

Tax returns for the years ended 2011 through 2017 are subject to review by the tax authorities.

F-16

NOTE 9 - RELATED PARTY TRANSACTIONS

From inception and through change of control on October 20, 2015, the Company received advances from a former Director in the amount of $40,057 to pay for operating expenses on behalf of the Company. During the year ended August 30, 2016, the former Director forgave $37,557, which was recorded as contributed capital, and the rest of $2,500 was taken against stock subscription owed by him to the Company.

During the year ended August 31, 2016, the Company received advances from related parties in the amount of $45,288 to pay for expenses. The amounts due to the related parties are unsecured and non-interest bearing with no set terms of repayment. As of August 31, 2016, the amount due to related parties was $45,365. During the year ended August 31, 2017, the Company repaid $10,365 of that amount to related parties and converted the remaining $35,000 to common shares, resulting in a loss on related party loan conversion of $201,532.

During the year ended August 31, 2017, the Company received additional $49,980 from related parties, which was also converted to common shares as of August 31, 2017, resulting in a loss on related party loan conversion of $287,886.

On February 1, 2017, the Company paid $49,200 for housing occupied by our Chief Executive Officer (see Note 10).

During the year ended August 31, 2017, 2016 and 2015, the Company incurred management and salary expenses of $646,417, $0 and $0 respectively, to directors and officers of the Company.

As of August 31, 2017, and 2016, the Company owed to related parties $0 and $45,365, respectively.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Anti-Dilution Agreements

Pursuant to our agreement with Air Lease Corporation entered into in January 2017, in consideration of the services to be provided by Air Lease Corporation, we issued to Air Lease Corporation 7,700,000 shares of common stock representing 10% of our common stock outstanding at that date. The agreement with Air Lease Corporation provides full anti-dilution protection to Air Lease Corporation. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Air Lease Corporation without further consideration additional shares of our common stock or other class or series of capital stock so that Air Lease Corporation will own 10% of the outstanding shares of common stock and each other class or series of capital stock. Through August 31, 2017, we had issued 8,665,140 shares of common stock to Air Lease Corporation and were obligated to issue an additional 393,512 shares of common stock.

Pursuant to our agreement with Jet Midwest Group , LLC entered into in October 2016, in consideration of the services to be provided by Jet Midwest Group , LLC , we issued to Jet Midwest Group , LLC 1,250,000 shares of common stock representing 1.6% of our common stock outstanding at that date. The agreement with Jet Midwest Group , LLC provides full anti-dilution protection to Jet Midwest Group , LLC . As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Jet Midwest Group , LLC without further consideration additional shares of our common stock or other class or series of capital stock so that Jet Midwest Group , LLC will own 1.6% of the outstanding shares of common stock and each other class or series of capital stock. Through August 31, 2017, we had issued 1,250,000 shares of common stock to Jet Midwest Group , LLC and were obligated to issue an additional 199,172 shares of common stock. Jet Midwest Group, LLC has since sought protection from creditors under the bankruptcy code. The Company is evaluating how and whether the bankruptcy will impact our obligation to continue issuing shares to Jet Midwest Group, LLC.

F-17

Consulting agreement

On July 31, 2017, the Company engaged Brighton Capital, Ltd. (“Brighton”), for a three (3) year term, to render strategic advisory services. Pursuant to our agreement with Brighton, in consideration of the services to be provided by Brighton, we are to issue 410,000 shares of common stock and 1,000,000 warrants over a three year term. We issued 50,000 shares of common stock and 100,000 warrants upon execution of this agreement, and are to issue 10,000 shares of common stock and 25,000 warrants per month for thirty-six (36) months, with the first issuance beginning August 1, 2017. Through August 31, 2017, we had issued 60,000 shares of common stock and 125,000 warrants to Brighton. The warrants, as issued, shall immediately vest and have a term of five (5) years with an exercise price of $1.90. The warrants will have a cashless feature if the shares underlying the warrants are not effective for resale by March 1, 2018.

Other

On August 3, 2016, we acquired from Apcentive, Inc. (“Apcentive”) all of Apcentive’s right, title and interest in and to U.S. Patent No. 6,285,878 B1 and all related supporting materials, continuations, amendments, updates and contemplated updates and amendments and the trademark “Infinitus Super HighwaySM.” In consideration for the patent and the mark, we issued a number of shares of our common stock to Apcentive and agreed to pay Apcentive a future royalty equal to 1.5% of the net cash we receive from the promotion, marketing, sale, licensing, distribution and other exploitation of the patent. We are further required to issue an additional 20 million shares of common stock to Apcentive if we do not spend, on matters relating to the patent and trademark, a cumulative total of $8 million on or before August 3, 2019. The purchase agreement requires that we spend at least $1 million on or before August 3, 2017 (which goal has been met), a total of at least $2 million on or before August 3, 2018 (which goal has been) and a total of at least $5 million on or before August 3, 2019. As of August 31, 2017, the Company has not made a contingency for these events, but has expensed these costs as incurred which have exceeded the commitment.

Lease Commitment

In June 2016 and commencing July 1, 2016, we signed a lease agreement for our corporate office headquarters with approximately 1,500 sq ft., at 4115 Guardian Street, Simi Valley, California 93063. The lease expired on August 31, 2017 and our monthly rent was $1,750 (plus HVAC charges), payable in equal monthly installments. In August 2017, the lease was extended by two years commencing September 1, 2017 at $1,803 per month (plus HVAC charges) for the first year and $1,857 per month (plus HVAC charges) for the second year.

On February 1, 2017, the Company signed an operating lease for a residence to be used by our Chief Executive Officer, located in Moorpark, California. The lease term commences on February 1, 2017 and expires on January 31, 2018. Our monthly rent is $4,100, payable in equal monthly installments. On February 1, 2017, the Company prepaid the $49,200, for the full term of the lease. As at August 31, 2017, we recognize $19,800 as a prepaid expense.

Total net rent expense related to our operating leases for the year ended August 31, 2017, 2016 and 2015, was $57,521, $1,750 and $0 respectively.

Future minimum payments under the non-cancelable portion of our operating leases as of August 31, 2017 are as follows:

Years ending August 31,
2018	$42,136
2019	22,284
2020	-
2021	-
2022	-
Thereafter	-
Total	$64,420

NOTE 11 - SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year Ended August 31, 2017:
Revenue	$-	$-	$-	$-
Operating loss	(3,830,190)	(13,763,112)	(9,474,796)	(9,355,293)
Net loss	(3,830,195)	(13,763,235)	(9,474,818)	(9,844,711)
Loss per share (basic)	$(0.05)	$(0.17)	$(0.11)	$(0.11)
Loss per share (diluted)	$(0.05)	$(0.17)	$(0.11)	$(0.11)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year Ended August 31, 2016:
Revenue	$-	$-	$-	$-
Operating loss	-	(24,912)	(13,701)	(129,710)
Net loss	-	(24,912)	(13,701)	(129,710)
Loss per share (basic)	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Loss per share (diluted)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

F-18

NOTE 12 - SUBSEQUENT EVENTS

Subsequent to August 31, 2017 and through the date that these financials were made available, we obtained $6,394,872 in additional capital. We issued units consisting of an aggregate of 1,312,722 shares of common stock and warrants to purchase 1,312,722 shares of common stock, exercisable for one to five years from issuance at a price range of $0.81 to $2.60 per share, for aggregate gross proceeds of $1,079,998. We issued 2,317,948 shares of common stock for the exercise of warrants for proceeds of $1,597,123. We then issued 2,313,615 replacement warrants, exercisable for three years from issuance at exercise price ranging from $0.81 to $0.88. In addition, we issued convertible notes in the total amount of $4,299,433 which provided cash proceeds of $3,717,750. The Convertible Notes have maturity dates ranging from six months to one year, annual interest rates ranging from 0% to 12% and a conversion price equal to 70% of the lowest trading price of the Company’s common stock for the 25 days prior to the conversion. In conjunction with these convertible notes, the Company issued 279,277 shares of common stock and warrants to purchase 18,000 shares of common stock, exercisable in five years at $1.75 per share.

Pursuant to our agreement with Brighton Capital, Ltd. (see Note 10), we issued 20,000 shares of common stock and a total of 50,000 warrants at an exercise price of $1.90 for a term of five years.

Pursuant to our agreement with Zapzorn, we are obligated to a three month media buy for $1.65 million.

On February 1, 2018, the Company and Marius de Mos, an executive officer of the Company, Apcentive and certain other individuals were named as defendants in a lawsuit filed in the Superior Court of California, County of Orange, captioned Brian Cafferty v. Apcentive, Inc., Airborne Wireless Network, Robert Bruce Harris, Marius de Mos and Joseph Lai, Case No. 30-2017-00909113. The complaint makes breach of contract, conversion, breach of fiduciary duty and other claims against certain of the defendants, alleging that such defendants acted wrongfully in connection with the plaintiff’s prior service as an employee of Apcentive. The claims against the Company and Mr. de Mos relate only to the issuance of shares by the Company to Apcentive in connection with the Company’s purchase of Apcentive’s patent in August 2016. The complaint seeks a judicially rendered accounting from the Company, a judgment voiding the transaction between Apcentive and the Company and disgorgement of the Company stock held by Apcentive, if any. The outcome of this lawsuit is uncertain. The Company believes that the claims asserted against it in the complaint are without merit.

F-19

AIRBORNE WIRELESS NETWORK

INTERIM FINANCIAL STATEMENTS

FEBRUARY 28, 2018

(UNAUDITED)

F-20

AIRBORNE WIRELESS NETWORK

BALANCE SHEETS

(Unaudited)

	February 28,	August 31,
	2018	2017
Assets
Current Assets
Cash and cash equivalents	$205,163	$217,694
Prepaid expenses and other assets	748,988	285,284
Total Current Assets	954,151	502,978

Property and equipment, net	36,555	25,348

Total Assets	$990,706	$528,326

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$692,310	$421,749
Accrued interest	92,521	-
Convertible notes payable, net of unamortized debt discount of $2,145,562 and $0, respectively	2,375,871	-
Derivative liabilities	7,841,703	-
Total Current Liabilities	11,002,405	421,749

Total Liabilities	11,002,405	421,749

Commitments and Contingencies	-	-

Stockholders' Equity (Deficit)
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 350,000,000 shares authorized; 96,404,793 and 90,589,154 shares issued and outstanding as of February 28, 2018 and August 31, 2017, respectively	96,405	90,589
Additional paid-in capital	75,474,017	37,144,817
Accumulated deficit	(85,582,121)	(37,128,829)
Total Stockholders' Equity (Deficit)	(10,011,699)	106,577

Total Liabilities and Stockholders' Equity (Deficit)	$990,706	$528,326

The accompanying notes are an integral part of these unaudited interim financial statements.

F-21

AIRBORNE WIRELESS NETWORK

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended,
	February 28,		February 28,
	2018	2017	2018	2017

Revenue	$-	$-	$-	$-

Operating Expenses
Marketing and branding	1,882,452	546,289	2,971,732	606,177
Depreciation	2,464	729	4,552	729
General and administrative expenses	205,290	30,018	320,032	75,627
Management fees	42,000	-	42,000	11,635
Professional fees	1,143,232	550,918	2,000,517	759,651
Research and development	284,053	315,551	569,942	320,651
Salaries and wages	250,064	147,684	479,279	208,191
Stock based compensation	31,998,849	14,270,634	37,961,374	17,709,352
Total operating expenses	35,808,404	15,861,823	44,349,428	19,692,013

Operating Loss	(35,808,404)	(15,861,823)	(44,349,428)	(19,692,013)

Other expenses
Interest expense	(581,304)	(145)	(1,561,908)	(150)
Change in fair value of derivative liabilities	(2,006,888)	-	(2,541,956)	-
Total other expense	(2,588,192)	(145)	(4,103,864)	(150)

Net Loss	$(38,396,596)	$(15,861,968)	$(48,453,292)	$(19,692,163)

Net loss per common share - basic and diluted	$(0.40)	$(0.19)	$(0.52)	$(0.25)

Weighted average number of common shares outstanding	94,970,543	82,072,013	93,255,344	78,560,417

The accompanying notes are an integral part of these unaudited interim financial statements.

F-22

AIRBORNE WIRELESS NETWORK
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(Unaudited)

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance as of, August 31, 2016	74,097,796	$74,098	$51,108	(215,870)	$(90,664)

Common stock units for cash	4,104,998	4,105	4,715,268	-	4,719,373
Common stock issued for exercise of warrants	1,152,000	1,152	1,438,848	-	1,440,000
Common stock issued for services	10,894,480	10,894	13,902,182	-	13,913,076
Conversion of related party loans to common shares	339,880	340	574,058	-	574,398
Stock options issued to employees	-	-	16,234,692	-	16,234,692
Stock warrants issued for services	-	-	228,661	-	228,661
Net loss	-	-	-	(36,912,959)	(36,912,959)
Balance as of, August 31, 2017	90,589,154	90,589	37,144,817	(37,128,829)	106,577

Common stock units for cash	1,312,722	1,313	1,078,686	-	1,079,999
Common stock issued for exercise of warrants	2,314,615	2,315	1,589,809		1,592,124
Common stock issued for services	824,970	825	1,473,873	-	1,474,698
Common stock issued in conjunction with convertible notes	1,363,332	1,363	2,392,055	-	2,393,418
Stock options issued to employees and consultants	-	-	30,930,938	-	30,930,938
Net reduction of derivative liability from exercise of warrants	-	-	863,839	-	863,839
Net loss	-	-	-	(48,453,292)	(48,453,292)
Balance as of, February 28, 2018	96,404,793	$96,405	$75,474,017	(85,582,121)	$(10,011,699)

The accompanying notes are an integral part of these unaudited interim financial statements.

F-23

AIRBORNE WIRELESS NETWORK

STATEMENTS OF CASH FLOWS

(Unaudited)

	February 28,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,453,292)	$(19,692,163)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4,552	729
Stock-based compensation	37,961,374	17,709,352
Amortization of debt discount included in interest expense	1,469,387	-
Change in fair value of derivative liabilities	2,541,956	-
(Increase) decrease in operating assets:
Prepaid expenses and other assets	(463,704)	(521,645)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	270,561	481,501
Accrued interest	92,521	-
Line of credit	-	(1,884)
Net Cash Used in Operating Activities	(6,576,645)	(2,024,110)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(15,759)	(27,078)
Net Cash Used in Investing Activities	(15,759)	(27,078)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes to related parties	-	58,115
Proceeds from issuance of convertible notes	3,907,750	-
Proceeds from issuance of common stock units	1,079,999	1,742,170
Proceeds from exercise of warrants	1,592,124	940,000
Net Cash Provided by Investing Activities	6,579,873	2,740,285

Net increase (decrease) in cash and cash equivalents	(12,531)	689,097
Cash and cash equivalents, beginning of period	217,694	809
Cash and cash equivalents, end of period	$205,163	$689,906

Supplemental cash flow information:
Cash paid for interest	$-	$5
Cash paid for taxes	$800	$800

Non-cash financing transactions:
Derivative liabilities recognized as debt discount	$476,387	$-
Common shares and warrants issued in conjunction with convertible notes recognized as debt discount	$2,524,879	$-
Derivative liabilities from warrant valuations	$2,078,065	$-
Reduction of derivative liabilities from exercise of warrants	$2,905,132	$-
Common stock issued for services	$1,474,698	$-

The accompanying notes are an integral part of these unaudited interim financial statements.

F-24

AIRBORNE WIRELESS NETWORK

NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

FEBRUARY 28, 2018

NOTE 1 - ORGANIZATION, DESCRIPTION OF BUSINESS AND GOING CONCERN

Airborne Wireless Network (the “Company”) is a Nevada corporation incorporated on January 5, 2011 under the name Ample-Tee. Effective on May 19, 2016, the Company’s corporate name was changed to Airborne Wireless Network. It is based in Simi Valley, California, USA. The Company’s fiscal year end is August 31.

We are an early stage company with the principal business strategy of developing, marketing and licensing a fully meshed, high-speed broadband airborne wireless network by linking commercial aircraft in flight. We call this network the “Infinitus Super HighwaySM” (“Infinitus”).

Going concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company’s continuation as a going concern. The Company has incurred operating losses of $44,349,428 during the period ended February 28, 2018 and has an accumulated deficit of $85,582,121 as of February 28, 2018.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation of Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-Q and Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended February 28, 2018 are not necessarily indicative of the results that may be expected for the year ending August 31, 2018. Notes to the unaudited interim financial statements that would substantially duplicate the disclosures contained in the audited financial statements for fiscal year 2017 have been omitted. This report should be read in conjunction with the audited financial statements and the footnotes thereto for the fiscal year ended August 31, 2017 included in the Company’s Form 10-K as filed with the Securities and Exchange Commission on November 14, 2017.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Related Parties

We follow ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 9).

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of February 28, 2018 and August 31, 2017 the Company had $205,163 and $217,694 in cash and cash equivalents, respectively.

F-25

Intangible Assets

We account for intangible assets in accordance with ASC 350 “Intangibles-Goodwill and Other.” The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed, either on a straight-line or accelerated basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. Customer relationships, brands and other non-contractual intangible assets with determinable lives are amortized over 3 years. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

The Company issued 40 million shares of common stock (approximately 26% of its outstanding common stock on issuance) for the acquisition of certain intellectual property. Subsequent to the transferor’s receipt of the consideration shares, 80,000,000 shares held by Mr. Daniels were cancelled without consideration to the Company in August 2016 (for the purpose of making more shares available for issuance to new investors and making the Company’s capital structure more attractive to those new investors), thereby increasing the transferor’s beneficial ownership of the Company’s common stock to over 50%. Accordingly, the intellectual property was recorded on the Company’s books at its historical cost of $0. To further substantiate the valuation and due to the lack of readily available market information, the Company hired an independent third-party firm to perform a valuation on the acquired intangible assets. It was concluded that the intellectual property had nominal current value because future net economic benefit could not be reasonably estimated. This firm employed, but ultimately excluded or discounted the following methods of valuation: cost calculation, replacement value, relief from royalty-IP value and fair exchange. It was determined that the intellectual property had nominal current value because (i) the patent had fewer than three years left until expiration, (ii) management projections indicated approximately $582.8 million in capital was required to bring the proposed products/services to market, (iii) the Company, as of the valuation date, had no revenues, a limited business plan, no committed source of funding, a limited workforce and other limitations and (iv) the Company had limited or no contracts in place for personnel, customers or vendors to implement its business plan. As a result of further stock issuances by the Company, on and after February 28, 2017, the transferor held less than 50% of the outstanding common stock of the Company. Further, in July 2017, the transferor dividended all of such shares among its shareholders and thus, no longer has direct ownership in the Company.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, prepaid expense, deferred financing cost, accounts payable and accrued liabilities, accrued expenses, convertible notes and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company adopted ASC Topic 820, Fair Value Measurements (“ASC Topic 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets; liabilities in active markets;

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active;

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement

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The following table summarizes fair value measurements by level at February 28, 2018, and August 31, 2017, measured at fair value on a recurring basis:

February 28, 2018	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Liabilities	$-	$-	$7,841,703	$7,841,703

August 31, 2017	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Liabilities	$-	$-	$-	$-

Research and Development Expenses

We follow ASC 730-10, “Research and Development,” and expense research and development costs when incurred. Accordingly, third-party research and development costs, including designing, prototyping and testing of product, are expensed when the contracted work has been performed or milestone results have been achieved. Indirect costs are allocated based on percentage usage related to the research and development. Research and development costs of $569,942 and $320,651 were incurred for the six months ended February 28, 2018 and 2017, respectively.

Stock-Based Compensation

ASC 718, “Compensation - Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Stock-based compensation incurred for the six months ended February 28, 2018 and 2017, respectively, are summarized as follows:

	Six Months Ended
	February 28,
	2018	2017
Stock options issued to employees, strategic service provider and consultants	$30,930,938	$5,138,619
Stock warrants issued to investors and consultants	5,555,738	2,098,733
Common stock issued to strategic service providers and consultants	1,474,698	10,472,000
Total	$37,961,374	$17,709,352

Income Taxes

We account for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The Company’s deferred tax assets and liabilities are comprised primarily of differences between the book and tax valuation of derivative liabilities, resulting debt discounts and warrant and option valuations, in addition to Net Operating Loss carryforwards for Federal and State income tax purposes.  Net deferred tax assets and liabilities are offset in their entirety by a valuation allowance due to the uncertainty of their realization.

Recently Issued Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

F-27

NOTE 3 - PREPAID EXPENSES

Prepaid expenses relate to prepayment made for future services in advance and will be expensed over time as the benefit of the services is received in the future, expected within one year.

Prepaid expenses consisted of the following at February 28, 2018 and August 31, 2017:

	February 28,	August 31,
	2018	2017
Legal and regulatory fees	$68,628	$94,573
Advertising and promotion	559,000	164,667
Rent expense	49,610	22,250
Professional fees	71,750	3,794
	$748,988	$285,284

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following at February 28, 2018 and August 31, 2017:

	February 28,	August 31,
	2018	2017
Trade Payables	$677,026	$334,132
Credit Card Payable	9,804	56,501
Payroll Liabilities	-	25,636
Other Payable	5,480	5,480
Total accounts payable and accrued liabilities	$692,310	$421,749

NOTE 5 - EQUITY

Authorized Stock

The Company is authorized to issue an aggregate of 350,000,000 common shares and 10,000,000 shares of preferred stock, each with a par value of $0.001 per share. Each common share entitles the holder to one vote on any matter on which action of the stockholders of the corporation is sought.

Issuances

During the six months ended February 28, 2018, the Company issued 5,815,639 shares of common stock, as follows:

•

1,312,722 units for aggregate proceeds of $1,079,999. Each unit consisted of one share of common stock and one share purchase warrant. Each share purchase warrant is exercisable for a period ranging from one to five years from issuance, at a price range of $0.81 to $2.05 per share.

•	2,314,615 shares of common stock issued for the exercise of warrants for proceeds of $1,592,124.

•	676,230 shares of common stock to strategic service providers, for services valued at $1,176,135.

•	148,740 shares of common stock to a consultant, for services valued at $298,563.

•

1,363,332 shares of common stock in conjunction with the issuance of convertible notes. The common shares were valued at $2,393,418 based on quoted market prices of the Company’s stock on the date of each share issuance.

As at February 28, 2018 and August 31, 2017, the Company had 96,404,793 and 90,589,154 shares of common stock issued and outstanding, respectively.

F-28

Warrants

The below table summarizes warrant activity during the six months ended February 28, 2018 and the year ended August 31, 2017:

	Number of Shares	Weighted- Average Exercise Price
Balances as of August 31, 2016	-	$-
Granted	4,229,998	1.52
Exercised	(1,152,000)	1.25
Forfeited	-	-
Balances as of August 31, 2017	3,077,998	$1.63
Granted	4,162,952	0.97
Exercised	(2,314,615)	1.33
Forfeited	-	-
Balances as of February 28, 2018	4,926,335	$1.21

The fair value of each warrant on the date of grant is estimated using the Black-Scholes option valuation model. The following weighted-average assumptions were used for options granted during the six months ended February 28, 2018 and 2017:

Six Months Ended
February 28,
	2018	2017
Exercise price	$0.65 - $2.60	$1.25 - $3.25
Expected term	3 - 5 years	1 year
Expected average volatility	176%-189%	196% - 216%
Expected dividend yield	-	-
Risk-free interest rate	1.46% - 2.66%	0.66% - 0.90%

The following table summarizes information relating to outstanding and exercisable warrants as of February 28, 2018:

Warrants Outstanding			Warrants Exercisable
Weighted Average
Number	Remaining Contractual	Weighted Average	Number	Weighted Average
of Shares	life (in years)	Exercise Price	of Shares	Exercise Price
4,926,335	2.44	$1.21	4,926,335	$1.21

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company’s stock exceeded the exercise price of the warrants at February 28, 2018, for those warrants for which the quoted market price was in excess of the exercise price (“in-the-money” warrants). As of February 28, 2018, the aggregate intrinsic value of warrants outstanding was approximately $857,167 based on the closing market price of $1.98 on February 28, 2018.

The Company determined that the warrants qualify for derivative accounting as a result of the related issuance of the convertible note on September 15, 2017, which led to no explicit limit to the number of shares to be delivered upon future settlement of the conversion options. On September 15, 2017, the Company revalued the fair value on the 3,415,498 units of share purchase warrants granted prior to September 15, 2017 at $2,937,553 based on Black-Scholes option valuation model and reclassified the previously determined fair value of $2,078,065 on the date of grant for each warrant unit from additional paid-in capital to derivative liabilities, resulting in loss on warrants of $859,448 included in change in fair value of derivatives liabilities (see Note 8).

F-29

NOTE 6 - STOCK COMPENSATION PLANS

In the ordinary course of business, the Company may issue stock options to employees, officers and directors from time to time. Fair values of the stock option awards are based on the associated value of the services rendered, where reasonably determinable.

Equity Compensation not approved by security holders

During the six months ended February 28, 2018 and the year ended August 31, 2017, options to purchase 15,464,031 and 28,300,000 shares of our common stock had been granted to our directors, officers, employees, consultants and strategic service provider under equity compensation not approved by security holders.

Options issued had the following terms:

	Six Months Ended	Year Ended
	February 28,	August 31,
	2018	2017
Exercise price	$1.50 - $2.50	$0.75 - $3.75
Time to vest	On issuance - 4 years	On issuance - 4 years
Expiration after vesting	5 years	3 years - 5 years

2017 Equity Incentive Plan

On July 30, 2017, the Board of Directors of the Company approved, and on July 31, 2017 the shareholders of the Company approved, the Airborne Wireless Network 2017 Stock Option Plan (the “2017 Plan”). The 2017 Plan permits the Company to issue up to 10,000,000 shares of common stock upon exercise of options granted to selected employees, directors, consultants and advisers. The options may be either “incentive stock options” (as such term is defined in the Internal Revenue Code of 1986) or options that are not intended to qualify as “incentive stock options” (these are referred to as “non-qualified options”). Incentive stock options may be granted only to employees. The 2017 Plan is administered by the Board or, at the discretion of the Board, a Board committee. The administrator determines who will receive options and the terms of the options, including the exercise price, expiration date, vesting and the number of shares. The exercise price of each stock option may not be less than the fair market value of the Common Stock on the date of grant, although the exercise price of any incentive stock option granted to a 10% Shareholder may not be less than 110% of the fair market value on the grant date. Options may be exercisable (“vest”) immediately or in increments based on time and/or performance criteria as determined by the administrator. The term of any option may not exceed 10 years (five years for any incentive stock option granted to a 10% shareholder), and unless otherwise determined by the administrator, each option must terminate no later than three months after the termination of the optionee’s employment (one year in the event of death or disability). Subject to a few minor exceptions, options may not be transferred other than by will or by the laws of descent and distribution. The 2017 Plan will expire on December 31, 2026.

On December 30, 2017, the Company granted options to directors (see below) to purchase an aggregate of 400,000 shares of our common stock at a price of $1.98 per share vesting immediately on December 31, 2017. The options expire December 29, 2022, unless such director ceases his or her service as a director prior the exercise or expiration of the option.

As of February 28, 2018, there were 9,600,000 shares available for future grant under the 2017 Plan.

Stock Options

During the period ended February 28, 2018 and the year ended August 31, 2017, the Company granted options with an aggregate fair value of $32,996,834 and $33,314,610, respectively, which are being amortized into compensation expense over the vesting period of the options as the services are being provided.

F-30

The following is a summary of stock option activity during the six months ended February 28, 2018 and the year ended August 31, 2017:

	Options Outstanding
	Number of Shares	Weighted- Average Exercise Price	Fair Value on Grant Date	Intrinsic Value
Balances as of August 31, 2016	4,550,000	$1.32	$2,550,380	$1,919,000
Granted	23,800,000	1.97	33,314,610	6,021,500
Exercised	-	-	-	-
Forfeited	-	-	-	-
Balances as of August 31, 2017	28,350,000	$1.86	$35,864,990	$7,940,500
Granted	15,864,031	1.99	32,996,834	2,085,621
Exercised	-	-	-	-
Forfeited	-	-	-	-
Balances as of February 28, 2018	44,214,031	$1.91	$68,861,824	$10,026,121

The following table summarizes information relating to exercisable stock options as of February 28, 2018:

Options Exercisable
Number	Weighted Average
of Shares	Exercise Price
22,464,031	$1.59

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company’s stock exceeded the exercise price of the stock options exercisable at February 28, 2018. As of February 28, 2018, the aggregate intrinsic value of stock options outstanding was approximately $10,026,121 based on the closing market price of $1.98 on February 28, 2018.

Weighted-average grant-date fair value for non-vested stock options as of February 28, 2018 and August 31, 2017 were listed as follows:

		Weighted-Average
		Grant Date
		Fair Value
	Shares	Per Share
Unvested, August 31, 2016	4,500,000	$0.56
Granted	23,800,000	1.40
Vested	(4,050,000)	1.27
Forfeited	-	-
Unvested, August 31, 2017	24,250,000	$1.27
Granted	15,864,031	2.08
Vested	(18,364,031)	1.59
Forfeited	-	-
Unvested, February 28, 2018	21,750,000	$1.59

F-31

The fair value of each option on the date of grant is estimated using the Black-Scholes option valuation model. The following weighted-average assumptions were used for options granted during the six months ended February 28, 2018 and 2017:

Six Months Ended
February 28,
	2018	2017
Expected term	4.84 years - 5.88 years	1 - 5 years
Expected average volatility	175% - 176%	176% - 189%
Expected dividend yield	-	-
Risk-free interest rate	2.20% - 2.35%	1.42% - 2.01%

The total fair values of stock options that vested during the period ended February 28, 2018 and year ended August 31, 2017 were $30,930,938 and $16,234,697, respectively.

As of February 28, 2018, there was $21,623,880 of total unrecognized compensation cost related to non vested stock options granted. The Company expects to recognize that cost over a remaining weighted average period of 6.38 years as of February 28, 2018.

NOTE 7 - CONVERTIBLE NOTES

The Company had the following principal balances under its convertible notes outstanding as of February 28, 2018 and August 31, 2017:

	February 28,	August 31,
	2018	2017
Convertible Notes - originated in September 2017	$1,660,000	$-
Convertible Notes - originated in October 2017	730,125	-
Convertible Notes - originated in November 2017	200,000	-
Convertible Notes - originated in December 2017	1,300,975	-
Convertible Notes - originated in January 2018	408,333	-
Convertible Notes - originated in February 2018	222,000	-
Less debt discount and debt issuance cost	(2,145,562)	-
	2,375,871	-
Less current portion of convertible notes payable	(2,375,871)	-
Long-term convertible notes payable	$-	$-

The Company recognized amortization expense related to the debt discount and deferred financing fees of $1,469,387 and $0 for the six months ended February 28, 2018 and 2017, respectively, which is included in interest expense in the statements of operations.

Convertible Notes - Issued during the six months ended February 28, 2018

During the six months ended February 28, 2018, the Company issued a total principal amount of $4,521,433 convertible notes for cash proceeds of $3,907,750, after deducting an original issuance discount of $444,933 and financing fees of $168,750. The convertible notes were also provided with a total of 1,363,332 common shares and warrant units to purchase up to 96,000 shares of common stock at a $1.75 exercise price per share. The terms of convertible notes are summarized as follows:

•	Term ranging from six months to two years;

•	Annual interest rates ranging from 0% to 12%;

F-32

•	Convertible at the option of the holders either at issuance or 180 days from issuance; and

•

Conversion prices are typically based on the discounted (70% discount) lowest trading prices of the Company’s shares during 20-25 days prior to the conversion, resulting in debt discount comprising derivative liabilities of $554,762 (see Note 8).

For the six months ended February 28, 2018 and 2017, the interest expense on convertible notes was $92,521 and $0, respectively. As of February 28, 2018 and August 31, 2017, the accrued interest payable was $92,521 and $0, respectively.

NOTE 8 - DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, “Derivatives and Hedging,” and determined that the convertible notes should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company accounts for warrants as a derivative liability due to there being no explicit limit to the number of shares to be delivered upon settlement of all conversion options.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of February 28, 2018. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note and warrant is estimated using the Black-Scholes valuation model. The following weighted-average assumptions were used in February 28, 2018 and August 31, 2017:

	Six Months Ended	Year Ended
	February 28, 2018	August 31, 2017
Expected term	0.10- 4.93 years	-
Expected average volatility	49% - 350%	-
Expected dividend yield	-	-
Risk-free interest rate	0.98%-2.66%	-

The following table summarizes the derivative liabilities included in the balance sheet at February 28, 2018:

Fair Value Measurements Using Significant Observable Inputs (Level 3)
Balance - August 31, 2017	$-
Addition of new derivative liabilities upon issuance of convertible notes as debt discounts	476,387
Addition of new derivative liabilities recognized as day one loss on derivatives from convertible notes	282,093
Addition of new derivative liabilities from reclass of warrants from additional paid in capital	2,078,065
Addition of new derivative liabilities recognized upon issuance of warrants	5,650,426
Addition of new derivative liabilities recognized as day one loss on derivatives from warrants	859,488
Reduction of derivative liabilities from exercise of warrants	(2,905,131)
Loss on change in fair value of the derivative liabilities	1,400,375
Balance - February 28, 2018	$7,841,703

The Company valued the conversion feature using the Black-Scholes valuation model. The fair value of the derivative liability for all the notes and warrants that became convertible as of February 28, 2018 amounted to $7,841,703. During the six months ended February 28, 2018, $476,387 of the value assigned to the derivative liability was recognized as a debt discount to the convertible notes, $282,093 was recognized as a “day 1” derivative loss on convertible notes, $2,078,065 of new derivative liabilities recognized from reclass of additional paid in capital, $5,650,426 of new derivative liabilities was recognized upon issuance of warrants, $859,488 was recognized as a “day 1” derivative loss on warrants, $2,905,131 of derivative liabilities was a reclassification to additional paid in capital upon exercise of warrants, and $1,400,375 was recorded as loss on change in fair value of derivative liability.

F-33

The following table summarizes the loss on derivative liability included in the income statement for the six months ended February 28, 2018 and 2017, respectively.

	Six Months Ended
	February 28,
	2018	2017
Day one loss due to derivative liabilities on convertible notes and warrants	$1,141,581	$-
Loss on change in fair value of the derivative liabilities	1,400,375	-
Total loss on change in the fair value of derivative liabilities	$2,541,956	$-

NOTE 9 - RELATED PARTY TRANSACTIONS

On February 1, 2018, the Company paid $54,120 for housing occupied by our Chief Executive Officer (see Note 10).

During the six months ended February 28, 2018 and 2017, the Company incurred management fees of $0 and $11,635, respectively, to directors and officers of the Company.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Anti-Dilution Agreements

Pursuant to our agreement with Air Lease Corporation entered into in January 2017, in consideration of the services to be provided by Air Lease Corporation, we issued to Air Lease Corporation 7,700,000 shares of common stock representing 10% of our common stock outstanding at that date. The agreement with Air Lease Corporation provides full ratchet anti-dilution protection to Air Lease Corporation. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Air Lease Corporation without further consideration additional shares of our common stock or other class or series of capital stock so that Air Lease Corporation will continue to own 10% of the outstanding shares of common stock and each other class or series of capital stock. Through February 28, 2018, we had issued 9,058,652 shares of common stock to Air Lease Corporation and were obligated to issue an additional 582,687 shares of common stock.

Pursuant to our agreement with Jet Midwest Group, LLC entered into in October 2016, in consideration of the services to be provided by Jet Midwest Group, LLC, we issued to Jet Midwest Group, LLC 1,250,000 shares of common stock representing 1.6% of our common stock outstanding at that date. The agreement with Jet Midwest Group, LLC provides full ratchet anti-dilution protection to Jet Midwest Group, LLC. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Jet Midwest Group, LLC without further consideration additional shares of our common stock or other class or series of capital stock so that Jet Midwest Group, LLC will continue to own 1.6% of the outstanding shares of common stock and each other class or series of capital stock. Through February 28, 2018, we had issued 1,449,172 shares of common stock to Jet Midwest Group, LLC and were obligated to issue an additional 93,543 shares of common stock. Jet Midwest Group, LLC has sought protection from creditors under the bankruptcy code. The Company is evaluating how and whether the bankruptcy will impact its obligation to continue issuing shares to Jet Midwest Group, LLC.

F-34

Consulting agreement

On July 31, 2017, the Company engaged Brighton Capital, Ltd. (“Brighton”) for a three (3) year term to render strategic advisory services. Pursuant to our agreement with Brighton, in consideration of the services to be provided by Brighton, we are to issue 410,000 shares of common stock and 1,000,000 warrants over a three-year term. We issued 50,000 shares of common stock and 100,000 warrants upon execution of this agreement, and are to issue 10,000 shares of common stock and 25,000 warrants per month for thirty-six (36) months, with the first issuance beginning August 1, 2017. Through February 28, 2018, we had issued 120,000 shares of common stock and 275,000 warrants to purchase common stock to Brighton. The warrants, as issued, shall immediately vest and have a term of five (5) years with an exercise price of $1.90 per share. The warrants have a cashless exercise feature that can be utilized if the shares underlying the warrants cannot be resold under an effective registration statement filed with the Securities and Exchange Commission by March 1, 2018.

Other

On August 3, 2016, we acquired from Apcentive, Inc. (“Apcentive”) all of Apcentive’s right, title and interest in and to U.S. Patent No. 6,285,878 B1 and all related supporting materials, continuations, amendments, updates and contemplated updates and amendments and the trademark “Infinitus Super HighwaySM.” In consideration for the patent and the trademark, we issued a number of shares of our common stock to Apcentive and agreed to pay Apcentive a future royalty equal to 1.5% of the net cash we receive from the promotion, marketing, sale, licensing, distribution and other exploitation of the patent. We are further required to issue an additional 20 million shares of common stock to Apcentive if we do not spend, on matters relating to the patent and trademark, a cumulative total of $8 million on or before August 3, 2019. The purchase agreement requires that we spend at least $1 million on or before August 3, 2017 (which goal has been met), a total of at least $2 million on or before August 3, 2018 (which goal has been met) and a total of at least $5 million on or before August 3, 2019. As of February 28, 2018, the Company has not made a contingency for these events, but has expensed these costs, as incurred, which have exceeded the commitment.

Lease Commitment

In June 2016, we signed a lease agreement that commenced on July 1, 2016 for our corporate office headquarters with approximately 1,500 square feet, at 4115 Guardian Street, Simi Valley, California 93063. The lease expired on August 31, 2017 and our monthly rent was $1,750 (plus HVAC charges), payable in equal monthly installments. In August 2017, the lease was extended by two years commencing September 1, 2017 at $1,803 per month (plus HVAC charges) for the first year and $1,857 per month (plus HVAC charges) for the second year.

On February 1, 2018, the Company signed an operating lease for a residence to be used by our Chief Executive Officer, located in Moorpark, California. The lease term commenced on February 1, 2018 and expires on January 31, 2019. Our monthly rent is $4,510, payable in equal monthly installments. On February 1, 2018, the Company prepaid the $54,120, for the full term of the lease. As at February 28, 2018, we recognized $49,610 as a prepaid expense.

Total net rent expense related to our operating leases for the six months ended February 28, 2018 and 2017, was $25,010 and $4,100 respectively.

F-35

Future minimum payments under the non-cancelable portion of our operating leases as of February 28, 2018 are as follows:

Year ending August 31,
2018	$10,818
2019	22,284
Total	$33,102

NOTE 11 - SUBSEQUENT EVENTS

Subsequent to February 28, 2018 and through the date that these financials were made available, the Company had the following subsequent events:

We issued units consisting of an aggregate of 31,500 shares of common stock and warrants to purchase 31,500 shares of common stock, exercisable for three years from issuance at $2.00 per share, for aggregate gross proceeds of $63,000.

We issued 91,448 shares of common stock upon the exercise of 60,000 unit of stock warrants on a cashless basis.

We issued a convertible note in the principal amount of $145,833 for cash proceeds of $125,000, after reductions for an original issuance discount of $14,583 and deferred financing cost of $6,250. The convertible note has a term of one year, accrues interest at 10% annually and the balance outstanding thereunder is convertible into the Company’s common stock at a price equal to 70% of the lowest trading price of the Company’s Common Stock for the 25 days prior to the conversion date. In conjunction with this convertible note, the Company issued 226,645 shares of common stock.

The Company issued 671,606 shares of common stock for the conversion of convertible notes in the aggregate principal amount of $406,750 and accrued interest of $9,887.

Pursuant to our agreement with Brighton Capital, Ltd., we issued 20,000 shares of common stock and a total of 50,000 warrants at an exercise price of $1.90 per share for a term of five years.

F-36

9,000 UNITS, EACH CONSISTING OF ONE SHARE OF SERIES A CONVERTIBLE PREFERRED STOCK AND SERIES 1 WARRANTS TO PURCHASE ONE SHARE OF SERIES A CONVERTIBLE PREFERRED STOCK, SERIES 2 WARRANTS TO PURCHASE ONE SHARE OF SERIES A CONVERTIBLE PREFERRED STOCK AND SERIES 3 WARRANTS TO PURCHASE ONE SHARE OF SERIES A CONVERTIBLE PREFERRED STOCK

________________________

PROSPECTUS

________________________

Maxim Group LLC

, 2018

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions payable by the Registrant relating to this offering. All amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee	$4,849.52
FINRA filing fee	6,461.60
Printing and transfer agent fees	1,650.00
Accounting fees and expenses	17,000.00
Legal fees and expenses	400,000.00
Miscellaneous	-
Total	$429,961.12

________

* To be filed by amendment

Item 14. Indemnification of directors and officers

Section 78.7502(1) of the Nevada Revised Statutes, which is referred to as the NRS, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502(2) of the NRS provides that a corporation may similarly indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the NRS provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue, or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751(1) of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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Section 78.751(2) of the NRS provides that the articles of incorporation, bylaws, or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such provision does not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 78.751(3) of the NRS provides that the indemnification pursuant to Section 78.7502 of the NRS and advancement of expenses authorized in, or ordered by, a court pursuant to Section 78.751, (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses made pursuant to Section 78.751 (2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who acted in any of the capacities set forth above for any liability asserted against such person for any liability asserted against him or her and liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liabilities and expenses.

Our Amended and Restated Articles of Incorporation and Amended Bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Item 15. Recent sales of unregistered securities

On or about October 12, 2016, we sold to an individual 312,500 shares of our common stock, for a total purchase price of $250,000. Additionally, pursuant to that transaction, we granted to the purchaser of those shares a warrant to purchase, for a period of one year, up to an additional 312,500 shares of our common stock at a price of $1.25 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about October 24, 2016, we sold to an individual a unit which consists of (i) 312,500 shares of our common stock and (ii) one 1-year warrant to purchase 312,500 shares of our common stock at a price of $1.25 per share, for a total purchase price of $250,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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On or about October 25, 2016, we sold to an individual a unit which consists of (i) 10,000 shares of our common stock and (ii) one 1-year warrant to purchase 10,000 shares of our common stock at a price of $1.25 per share, for a total purchase price of $8,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about October 26, 2016, as compensation for services to be provided, we issued to ZapZorn Inc. 150,000 shares of our common stock valued at $1.00 per share. ZapZorn represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about October 27, 2016, as compensation for services to be provided, we issued to Jet Midwest Group LLC, 1,250,000 shares of our common stock, which represented 1.6% of our outstanding common stock. Jet Midwest Group LLC represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about November 2, 2016, as compensation for services, we issued to IRTH Communications, LLC, 125,000 shares of our common stock. IRTH represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about November 16, 2016, as compensation for services, we issued to Eurasian Capital, LLC 13,518 shares of our common stock. Eurasian Capital LLC represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about November 18, 2016, we sold to an individual a unit which consists of (i) 1,500,000 shares of our common stock and (ii) one 1-year warrant to purchase 1,500,000 shares of our common stock at a price of $1.25 per share, for a total purchase price of $1,200,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about December 6, 2016, we sold to an individual a unit which consists of (i) 4,110 shares of our common stock and (ii) one 1-year warrant to purchase 4,110 shares of our common stock at a price of $1.25 per share, for a total purchase price of $3,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about December 20, 2016, as compensation for services, we issued to Eurasian Capital, LLC 12,600 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about December 20, 2016, we sold to an individual a unit which consists of (i) 6,098 shares of our common stock and (ii) one 1-year warrant to purchase 6,098 shares of our common stock at a price of $1.25 per share, for a total purchase price of $5,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about December 22, 2016, we sold to an individual a unit which consists of (i) 4,762 shares of our common stock and (ii) one 1-year warrant to purchase 4,762 shares of our common stock at a price of $1.25 per share, for a total purchase price of $5,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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On or about January 6, 2017, as compensation for services, we issued to Eurasian Capital, LLC 10,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 11, 2017, as compensation for services, we issued to Air Lease Corporation 7,700,000 shares of our common stock. Air Lease represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 24, 2017, we sold to an individual a unit which consists of (i) 1,000 shares of our common stock and (ii) one 1 year warrant to purchase 1,000 shares of our common stock at a purchase price of $1.50 per share, for a total purchase price of $1,150. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 25, 2017, we sold to an individual 8,334 units with each unit consisting of (i) one share of our common stock and (ii) one 1 year warrant to purchase 8,334 shares of our common stock at a price of $1.20 per share, for a total purchase price of $10,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

In February 2017, we sold to an individual a unit which consists of (i) 429,688 shares of our common stock and (ii) one 1-year warrant to purchase 429,688 shares of our common stock at a price of $1.25 per share, for a total purchase price of $550,000. The issuance of the foregoing securities was made in reliance upon the exemption from registration under the Securities Act pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and as a condition to closing, the investor represented that it understands the securities would not be registered under the Securities Act.

On February 9, 2017, as compensation for services, we issued to Eurasian Capital, LLC 4,100 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On February 13-15, 2017, we issued 160,000 shares of common stock upon the exercise of previously issued warrants, at a price of $1.25 per share, for an aggregate price of $200,000. Such shares were sold pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated pursuant thereto.

On or about February 15, 2017, we sold to two individuals a unit which consists of (i) 4,300 shares of our common stock and (ii) one 1-year warrant to purchase 4,300 shares of our common stock at a price of $3.25 per share, for a total purchase price of $10,019. The purchasers represented that they are accredited investors and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about February 21, 2017, we issued to an individual 592,000 shares of common stock upon the exercise of previously issued warrants, at a price of $1.25 per share, for an aggregate price of $740,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

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On or about March 1, 2017, we issued to an individual a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.88 per share, for a total purchase price of $188,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about March 3, 2017, we sold to two individuals a unit which consists of (i) 13,300 shares of our common stock and (ii) a 3-year warrant to purchase 13,300 shares of our common stock at a price of $1.88 per share, for a total purchase price of $25,004. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investors were not U.S. persons, and the investors represented that they understand the securities would not be registered under the Securities Act.

On or about March 9, 2017, as compensation for services, we issued to Eurasian Capital, LLC 4,132 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about March 10, 2017, we issued to an investor a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.65 per share, for a total purchase price of $165,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about March 13, 2017, we issued to Air Lease 965,140 shares of our common stock in a transaction not involving a public offering of securities, to comply with our non-dilution agreement with Air Lease.

On or about April 10, 2017, as compensation for services, we issued to Eurasian Capital, LLC 3,760 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about April 11, 2017, we sold to an individual a unit which consists of (i) 62,200 shares of our common stock and (ii) a 3-year warrant to purchase 62,200 shares of our common stock at a price of $2.41 per share, for a total purchase price of $149,902. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about April 19, 2017, we sold to an individual a unit which consists of (i) 120,000 shares of our common stock and (ii) a 3-year warrant to purchase 120,000 shares of our common stock at a price of $2.08 per share, for a total purchase price of $249,600. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about May 9, 2017, as compensation for services, we issued to Eurasian Capital, LLC 3,960 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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On or about May 17, 2017, we sold to an individual a unit which consists of (i) 203,252 shares of our common stock and (ii) a 5-year warrant to purchase 203,252 shares of our common stock at a price of $2.19 per share, for a total purchase price of $250,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about May 17, 2017, we sold to an individual a unit which consists of (i) 203,252 shares of our common stock and (ii) a 5-year warrant to purchase 203,252 shares of our common stock at a price of $2.19 per share, for a total purchase price of $250,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 8, 2017, we sold to an individual a unit which consists of (i) 81,169 shares of our common stock and (ii) a 3-year warrant to purchase 81,169 shares of our common stock at a price of $2.10 per share, for a total purchase price of $135,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 8, 2017, we sold to an individual a unit which consists of (i) 120,250 shares of our common stock and (ii) a 3-year warrant to purchase 120,250 shares of our common stock at a price of $2.08 per share, for a total purchase price of $200,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 13, 2017, we sold to an individual a unit which consists of (i) 24,050 shares of our common stock and (ii) a 3-year warrant to purchase 24,050 shares of our common stock at a price of $1.66 per share, for a total purchase price of $40,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 15, 2017, we issued to an individual 400,000 shares of common stock upon the exercise of warrants at a price of $1.25 per share, for an aggregate price of $500,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 20, 2017, we sold to an individual a unit which consists of (i) 12,000 shares of our common stock and (ii) a 3-year warrant to purchase 12,000 shares of our common stock at a price of $1.97 per share, for a total purchase price of $18,900. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 23, 2017, we sold to two individuals, as joint tenants, a unit which consists of (i) 51,921 shares of our common stock and (ii) a 3-year warrant to purchase 51,921 shares of our common stock at a price of $2.41 per share, for a total purchase price of $100,000. The purchasers represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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On or about July 31, 2017, as compensation for services, we issued to Brighton Capital, Ltd. 50,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about August 1, 2017, as compensation for services, we issued to Brighton Capital, Ltd. 10,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about August 2, 2017, we sold to an individual a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock at a price of $1.34 per share, for a total purchase price of $268,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 2, 2017, we sold to an individual a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock at a price of $1.34 per share, for a total purchase price of $268,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 2, 2017, we sold to an individual a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.34 per share, for a total purchase price of $134,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 4, 2017, we sold to an individual a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.56 per share, for a total purchase price of $156,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 7, 2017, we sold to two individuals, as joint tenants, a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock at a price of $1.58 per share, for a total purchase price of $316,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 7, 2017, we sold to an individual a unit which consists of (i) 20,000 shares of our common stock and (ii) a 3-year warrant to purchase 20,000 shares of our common stock at a price of $1.58 per share, for a total purchase price of $31,600. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 7, 2017, we sold to an individual a unit which consists of (i) 30,000 shares of our common stock and (ii) a 3-year warrant to purchase 30,000 shares of our common stock at a price of $1.58 per share, for a total purchase price of $47,400. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

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On or about September 1, 2017, we sold to an individual a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock for a total purchase price of $248,000, or $1.24 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about September 1, 2017, we sold to two individuals a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock for a total purchase price of $124,000, or $1.24 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about September 6, 2017, we sold to two individual a unit which consists of (i) 12,500 shares of our common stock and (ii) a warrant to purchase 12,000 shares of our common stock for a total purchase price of $20,000, or $1.60 per share. The purchasers represented that they were accredited investors and the foregoing securities were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about September 15, 2017, we sold to an individual a unit which consists of (i) 6,105 shares of our common stock and (ii) a warrant to purchase 6,105 shares of our common stock for a total purchase price of $10,000, or $1.64 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On September 15, 2017, we sold to Black Mountain Equities, Inc. a promissory note in the principal amount of $287,500 and a 5-year warrant to purchase 60,000 shares of our common stock at a price of $1.75 per share. Upon the occurrence of an event of default, Black Mountain Equities, Inc. has the right to convert the outstanding amounts owed under the promissory note into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. The warrant, and the shares of common stock issuable upon exercise of the warrant, were and will be, respectively, issued in a transaction exempt from registration under Section 4(a)(2) of the Securities Act, and therefore, neither the warrant nor the shares issued upon exercise of the warrant may be transferred except under an effective registration statement under the Securities Act or pursuant to an exemption from registration.

On September 19, 2017, we sold to Concord Holding Group, LLC (“Concord”) two 8% Convertible Promissory Notes in the aggregate principal amount of $525,000. Concord has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. The promissory notes were offered and sold to Concord in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Concord also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On September 25, 2017, we sold to Adar Bays, LLC (“Adar Bays”) six 8% Convertible Promissory Notes in the aggregate principal amount of $1,110,000. Adar Bays has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued Adar Bays 165,000 shares of common stock for no additional consideration. The promissory notes and shares of common stock were offered and sold to Adar Bays in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Adar Bays also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

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On September 25, 2017, we sold to Eagle Equities, LLC (“Eagle Equities”) three 8% Convertible Promissory Notes in the aggregate principal amount of $1,110,000. Eagle Equities has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Eagle Equities 165,000 shares of common stock for no additional consideration. The promissory notes were offered and sold to Eagle Equities in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Eagle Equities also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On October 2, 2017, we sold to GS Capital Partners, LLC (“GS Capital”) two 8% Convertible Promissory Notes in the aggregate principal amount of $444,000. GS Capital has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to GS Capital 66,000 shares of common stock for no additional consideration. The promissory notes and shares of common stock were offered and sold to GS Capital in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. GS Capital also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On October 3, 2017, we sold to an individual a promissory note in the principal amount of $86,250 and a 5-year warrant to purchase 18,000 shares of our common stock at a price of $1.75 per share. Upon the occurrence of an event of default, the purchaser has the right to convert the outstanding amounts owed under the promissory note into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. The warrant, and the shares of common stock issuable upon exercise of the warrant, were and will be, respectively, issued in a transaction exempt from registration under Section 4(a)(2) of the Securities Act, and therefore, neither the warrant nor the shares issued upon exercise of the warrant may be transferred except under an effective registration statement under the Securities Act or pursuant to an exemption from registration.

On October 30, 2017, we sold to Einstein Investments LLC (“Einstein”) a convertible promissory note in the aggregate principal amount of $144,375. Einstein has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Einstein 55,555 shares of common stock for no additional consideration. The promissory notes and shares of common stock were offered and sold to Einstein in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Einstein also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On November 1, 2017, we sold to Auctus Fund, LLC (“Auctus”) a Convertible Promissory Note in the principal amount of $277,500. Auctus has the right to convert the outstanding amounts owed under the promissory note into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Auctus 82,500 shares of common stock for no additional consideration. The promissory notes and shares of common stock were offered and sold to Auctus in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Auctus also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On November 29, 2017, we sold to JSJ Investments Inc. (“JSJ”) a 12% Convertible Promissory Note in the principal amount of $200,000. JSJ has the right to convert the outstanding amounts owed under the promissory note into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 20 days prior to the conversion date. The promissory note was offered and sold to JSJ in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. JSJ also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On December 22, 2017, we sold to Bellridge Capital, LP (“Bellridge”) two 8% Convertible Redeemable Notes in the aggregate principal amount of $500,000. Bellridge has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Bellridge 181,500 shares of common stock for no additional consideration. The promissory notes and shares were offered and sold to Bellridge in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Bellridge also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On December 22, 2017, we sold to Einstein an additional Convertible Promissory Note in the principal amount of $109,725. Einstein has the right to convert the outstanding amounts owed under the promissory note into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued 42,222 shares of common stock for no additional consideration. The promissory note was offered and sold to Einstein in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Einstein also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On December 22, 2017, we sold to an individual a Promissory Note in the principal amount of $86,250 and a 5-year warrant to purchase 18,000 shares of our common stock at a price of $1.75 per share. The individual has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to such individual 181,500 shares of common stock for no additional consideration. The promissory note and the warrant were offered and sold to such individual in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

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On December 29, 2017, we sold to Adar Bays and Eagle Equities 12 8% Convertible Redeemable Notes in the aggregate principal amount of $1,500,000, however, the Company did not receive any cash payment for these notes upon their issuance. Instead, Adar Bays and Eagle Equities paid for such notes by issuing offsetting notes made by each of Adar Bays and Eagle Equities to the Company in amounts reflective of the aggregate purchase price of the notes, less a 10% original issue discount. The offsetting notes are secured by a pledge of cash equal to the purchase price of the notes, and will be repaid by Adar Bays and Eagle Equities, thereby funding the notes, by or before the applicable maturity dates, which are December 29, 2018, January 29, 2019, February 28, 2019, March 29, 2019 and April 29, 2019. Each of Adar Bays and Eagle Equities has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued 225,000 shares of common stock to each of Adar Bays and Eagle Equities for no additional consideration. The promissory note and shares were offered and sold to Adar Bays and Eagle Equities in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Adar Bays and Eagle Equities also represented that they qualified as an “accredited investors” within the meaning of Rule 501 of Regulation D.

On January 10, 2018, we sold to Concord two 10% Convertible Promissory Notes in the aggregate principal amount of $291,666. Concord paid cash for one note and paid for the other by issuing an offsetting note in an amount reflective the purchase of the other note, less an original issue discount. Concord has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Concord 55,555 shares of common stock for no additional consideration. The promissory note and shares were offered and sold to Concord in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Concord also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On or about December 27, 2017, as compensation for services, we issued to IRTH Communications LLC 78,740 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 12, 2018 as compensation for services, we issued to an individual 10,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act.

On or about January 24, 2018, we sold to a trust a unit which consists of (i) 5,000 shares of our common stock and (ii) a 3-year warrant to purchase 5,000 shares of our common stock at a price of $2.10 per share, for a total purchase price of $10,500. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act.

During the fiscal quarter ended February 28, 2018, we issued an aggregate of 2,314,615 shares of common stock to various individuals upon the exercise of previously outstanding warrants held by such individuals at an average price of $0.69 per share, for an aggregate price of $1,592,123. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act pursuant to Regulation S, with respect to original purchasers of the warrants that were not U.S. persons, and the exemption provided by Section 4(a)(2) of the Securities Act. The Company issued replacement warrants to purchase an aggregate of 2,313,615 shares of common stock to certain of these individuals for no additional consideration, which issuance was contemplated under the terms of their initial investment.

During the fiscal quarter ended February 28, 2018, we sold to individuals units which consisted of (i) 881,642 shares of our common stock and (ii) 3-year warrants to purchase 881,642 shares of our common stock for a total purchase price of $596,000, or an average of approximately $0.68 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investors were not a U.S. persons, and the investors represented that they understood that the securities would not be registered under the Securities Act.

On or about March 2, 2018, we sold to a trust a unit which consists of (i) 31,500 shares of our common stock and (ii) a 3-year warrant to purchase 31,500 shares of our common stock at a price of $2.00 per share, for a total purchase price of $63,000. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act.

On March 30, 2018, we sold to Concord two 10% Convertible Promissory Notes in the aggregate principal amount of $291,666. Concord paid cash for one note and paid for the other by issuing an offsetting note in an amount reflective of the purchase price of the other note, less an original issue discount. Concord has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Concord 226,645 shares of common stock for no additional consideration. The promissory note and shares were offered and sold to Concord in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. Concord also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

On April 9, 2018, we sold to YA II PN, Ltd. (“Yorkville”) an 8% Convertible Debenture in the principal amount of $1,250,000. Yorkville paid $1,030,000 in cash for the note after giving effect to an original issue discount and other reductions. Yorkville has the right to convert the outstanding amounts owed under the promissory notes into shares of our common stock by dividing the amount to be converted by a conversion price equal to 70% of the lowest volume weighted average price at which the Company’s common stock traded during the 25 days prior to the conversion date. As part of the transaction, the Company also issued to Yorkville a warrant to purchase 625,000 shares of common stock at an exercise price of $2.00 per share. The promissory note and warrant were offered and sold to Yorkville in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. Yorkville also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D.

Since the end of the fiscal quarter ended February 28 and through May 11 , 2018, we issued an aggregate of 435,909 shares of common stock for the conversion warrants. We issued 91,448 shares of common stock to a note holder upon the exercise of previously outstanding 60,000 warrants on a cashless basis and 344,461 shares of common stock on the exercise of previously outstanding 344,461 warrants for proceeds of $256,146 .

Since the end of the fiscal quarter ended February 28, 2017 and through May 11 , 2018, we sold to individuals units which consisted of (i) 31,955 shares of our common stock and (ii) 3-year warrants to purchase 31,500 shares of our common stock for a total purchase price of $63,501, or an average of $2.00 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investors were not a U.S. persons, and the investors represented that they understood that the securities would not be registered under the Securities Act.

Since the end of the fiscal quarter ended February 28, 2017 and through May 11 , 2018, we issued  4,541,782 shares of common stock for the conversion of convertible notes in the aggregate principal amount and accrued interest of $2,286,680 .

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Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference to exhibits previously filed with the SEC.

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation, effective as of July 31, 2017	8-K	3.1	08/01/2017
3.2	Amended and Restated Bylaws effective as of July 30, 2017	8-K	3.2	08/01/2017
3.3**	Certificate of Designation for Series A Convertible Preferred Stock
4.1**	Form of Series 1/2/3 Preferred Stock Warrant
4.2	Form of Underwriters’ Warrant	S-1	4.2	05/03/2018
4.3	Form of Warrant Agent Agreement between Airborne Wireless Network and Columbia Stock Transfer Company	S-1	4.3	04/18/2018
4.4	Promissory Note, dated September 15, 2017, issued by Airborne Wireless Network to Black Mountain Equities, Inc.	8-K	4.1	09/29/2017
4.5	8% Convertible Promissory Note due September 19, 2018, dated September 19, 2017, issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.2	09/29/2017
4.6	8% Convertible Promissory Note due September 19, 2018 Back End Note, dated September 19, 2017, issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.3	09/29/2017
4.7	8% Convertible Redeemable Note due September 25, 2018, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.4	09/29/2017
4.8	8% Convertible Redeemable Note due September 25, 2018, Back End Note 1, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.5	09/29/2017
4.9	8% Convertible Redeemable Note due September 25, 2018, Back End Note 2, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.6	09/29/2017
4.10	8% Convertible Redeemable Note due September 25, 2018, Back End Note 3, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.7	09/29/2017
4.11	8% Convertible Redeemable Note due September 25, 2018, Back End Note 4, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.8	09/29/2017
4.12	8% Convertible Redeemable Note due September 25, 2018, Back End Note 5, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.9	09/29/2017
4.13	8% Convertible Redeemable Note due September 25, 2018, issued by Airborne Wireless Network to Eagle Equities, LLC, LLC	8-K	4.10	09/29/2017
4.14	8% Convertible Redeemable Note due September 25, 2018, Back End Note 1, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.11	09/29/2017
4.15	8% Convertible Redeemable Note due September 25, 2018, Back End Note 2, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.12	09/29/2017
4.16	8% Convertible Redeemable Note due September 25, 2018, Back End Note 3, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.13	09/29/2017
4.17	8% Convertible Redeemable Note due September 25, 2018, Back End Note 4, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.14	09/29/2017
4.18	8% Convertible Redeemable Note due September 25, 2018, Back End Note 5, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.15	09/29/2017
4.19	8% Convertible Redeemable Note due October 2, 2018, issued by Airborne Wireless Network to GS Capital Partners, LLC	8-K	4.1	10/06/2017
4.20	8% Convertible Redeemable Note due October 2, 2018 Back End Note 1, issued by Airborne Wireless Network to GS Capital Partners, LLC	8-K	4.2	10/06/2017
4.21	8% Convertible Redeemable Note due October 2, 2018 Back End Note 2, issued by Airborne Wireless Network to GS Capital Partners, LLC	8-K	4.3	10/06/2017
4.22	Promissory Note dated October 3, 2017, issued by Airborne Wireless Network to Lucas Hoppel	8-K	4.4	10/06/2017
4.23	Convertible Promissory Note due July 30, 2018, issued by Airborne Wireless Network to Einstein Investments LLC	8-K	4.1	11/03/2017
4.24	Convertible Promissory Note due August 1, 2018, issued by Airborne Wireless Network to Auctus Fund, LLC	8-K	4.2	11/03/2017

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4.25	12% Convertible Promissory Note due November 29, 2018, issued by Airborne Wireless Network to JSJ Investments Inc.	8-K	4.1	12/05/2017
4.26	8% Convertible Promissory Note due December 22, 2018, Note No. 1, issued by Airborne Wireless Network to Bellridge Capital, LP	8-K	4.1	12/29/2017
4.27	8% Convertible Promissory Note due December 22, 2018, Note No. 2, issued by Airborne Wireless Network to Bellridge Capital, LP	8-K	4.2	12/29/2017
4.28	Convertible Promissory Note due September 22, 2018, issued by Airborne Wireless Network to Einstein Investments, LLC	8-K	4.3	12/29/2017
4.29	Promissory Note due May 22, 2018, issued by Airborne Wireless Network to Lucas Hoppel	8-K	4.4	12/29/2017
4.30	8% Convertible Redeemable Note due December 29, 2019, Back End Note 1, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.1	01/02/2018
4.31	8% Convertible Redeemable Note due December 29, 2019, Back End Note 2, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.2	01/02/2018
4.32	8% Convertible Redeemable Note due December 29, 2019, Back End Note 3, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.3	01/02/2018
4.33	8% Convertible Redeemable Note due December 29, 2019, Back End Note 4, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.4	01/02/2018
4.34	8% Convertible Redeemable Note due December 29, 2019, Back End Note 5, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.5	01/02/2018
4.35	8% Convertible Redeemable Note due December 29, 2019, Back End Note 1, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.6	01/02/2018
4.36	8% Convertible Redeemable Note due December 29, 2019, Back End Note 2, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.7	01/02/2018
4.37	8% Convertible Redeemable Note due December 29, 2019, Back End Note 3, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.8	01/02/2018
4.38	8% Convertible Redeemable Note due December 29, 2019, Back End Note 4, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.9	01/02/2018
4.39	8% Convertible Redeemable Note due December 29, 2019, Back End Note 5, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.10	01/02/2018
4.40	8% Convertible Redeemable Note due December 29, 2019, Back End Note, issued by Airborne Wireless Network to Adar Bays, LLC	8-K	4.11	01/02/2018
4.41	8% Convertible Redeemable Note due December 29, 2019, Back End Note, issued by Airborne Wireless Network to Eagle Equities, LLC	8-K	4.12	01/02/2018
4.42	10% Convertible Promissory Note issued January 10, 2018 issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.1	01/16/2018
4.43	10% Convertible Promissory Note, Back End Note, issued January 10, 2018 issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.2	01/16/2018
4.44	Amendment to the $287,500 Promissory Note dated September 15, 2017 issued by Airborne Wireless Network to Black Mountain Equities, Inc.	8-K	4.1	03/20/2018
4.45	10% Convertible Promissory Note, dated as of March 30, 2018, issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.1	04/05/2018
4.46	10% Convertible Promissory Note, Back-end Note, dated as of March 30, 2018, issued by Airborne Wireless Network to Concord Holding Group, LLC	8-K	4.2	04/05/2018
4.47	Convertable Debenture, dated as of April 9, 2018, issued by Airborne Wireless Network to YA II PN, Ltd.	8-K	4.1	04/13/2018
5.1	Opinion of Sklar Williams PLLC	S-1	5.1	05/01/2018
5.2	Opinion of McGuireWoods LLP	S-1	5.2	05/01/2018
10.1	Intellectual Property Purchase Agreement with Apcentive, Inc., dated as of July 31, 2016	8-K/A	10.1	10/21/2016
10.2	Consulting Agreement with C. Neal Monte dated as of August 7, 2016	8-K	10.1	8/16/2016
10.3	Memorandum of Understanding between Airborne Wireless Network and Concept Development Inc., dated August 8, 2016	8-K	10.1	8/11/2016
10.4	Memorandum of Understanding between Airborne Wireless Network and Jet Midwest Group, LLC dated August 30, 2016	8-K	10.1	9/1/2016
10.5	Consulting Agreement between Airborne Wireless and Aero Certification and Engineering LLC dated as of October 18, 2016	8-K	10.1	10/26/2016
10.6	Media and Services Agreement with ZapZorn Inc. dated October 24, 2016	10-K	10.12	12/13/2016
10.7	Services and Compensation Agreement between Airborne Wireless Network and Jet Midwest, LLC dated as of October 31, 2016	8-K	10.1	11/1/2016
10.8	Services Agreement between Airborne Wireless Network and IRTH Communications, LLC dated November 2, 2016	10-K	10.11	12/13/2016
10.9	Institutional Market Awareness Agreement between Airborne Wireless Network and Eurasian Capital, LLC dated November 16, 2016	10-K	10.13	12/13/2016
10.10	Memorandum of Understanding between Airborne Wireless Network and Electric Lightwave Holdings, Inc. dated December 12, 2016	8-K	10.1	12/27/2016
10.11	Software Development Agreement between Airborne Wireless Network and Thinking Different Technologies	8-K	10.1	06/26/2017
10.12	Memorandum of Understanding between Airborne Wireless Network and Air Lease Corporation, dated January 9, 2017	10-Q	10.1	7/17/2017
10.13	Consulting Agreement between Airborne Wireless Network and Brighton Capital, Ltd., dated July 31, 2017	8-K	10.2	8/04/2017

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10.14	Design and Manufacturing Services Agreement between Airborne Wireless Network and ViaLight Communications Gmbh.	8-K	10.1	8/15/2017
10.15†	Employment Agreement between Airborne Wireless Network and Marius D. de Mos dated as of August 19, 2016	8-K	10.1	8/26/2016
10.16†	Employment Agreement between Airborne Wireless Network and Jason T. de Mos dated as of October 7, 2016	8-K	10.1	10/14/2016
10.17†	Employment Agreement between Airborne Wireless Network and Earle Olson dated as of November 1, 2016	10-K	10.10	12/13/2016
10.18†	Employment Agreement between Airborne Wireless Network and Michael J. Warren dated February 1, 2017	8-K	10.1	2/21/2017
10.19†	Employment Agreement between Airborne Wireless Network and J. Edward Daniels dated July 31, 2017	8-K	10.1	8/04/2017
10.20†	Form of Indemnification Agreement for Officers and Directors	8-K	10.1	8/02/2017
10.21†	2017 Stock Option Plan	8-K	10.2	8/02/2017
10.22	Securities Purchase Agreement, dated September 15, 2017, between Airborne Wireless Network and Black Mountain Equities, Inc.	8-K	10.1	09/29/2017
10.23	Warrant to Purchase Shares of Common Stock, dated September 15, 2017, issued by Airborne Wireless Network to Black Mountain Equities, Inc.	8-K	10.2	09/29/2017
10.24	Securities Purchase Agreement, dated September 19, 2017, between Airborne Wireless Network and Concord Holding Group, LLC	8-K	10.3	09/29/2017
10.25	Securities Purchase Agreement, dated September 25, 2017, between Airborne Wireless Network and Adar Bays, LLC	8-K	10.4	09/29/2017
10.26	Securities Purchase Agreement, dated September 25, 2017, between Airborne Wireless Network and Eagle Equities, LLC	8-K	10.5	09/29/2017
10.27	Securities Purchase Agreement, dated October 2, 2017, between Airborne Wireless Network and GS Capital Partners, LLC	8-K	10.1	10/06/2017
10.28	Securities Purchase Agreement, dated October 3, 2017, between Airborne Wireless Network and Lucas Hoppel	8-K	10.2	10/06/2017
10.29	Warrant to Purchase Shares of Common Stock, dated October 3, 2017, issued by Airborne Wireless Network to Lucas Hoppel	8-K	10.3	10/06/2017
10.30	Securities Purchase Agreement, dated November 1, 2017, between Airborne Wireless Network and Auctus Fund, LLC	8-K	10.1	11/03/2017
10.31	Securities Purchase Agreement, dated December 22, 2017, by and between Airborne Wireless Network and Bellridge Capital LP	8-K	10.1	12/29/2017
10.32	Securities Purchase Agreement, dated December 22, 2017, between Airborne Wireless Network and Lucas Hoppel	8-K	10.2	12/29/2017
10.33	Warrant to Purchase Shares of Common Stock, dated December 22, 2017, issued by Airborne Wireless Network to Lucas Hoppel	8-K	10.3	12/29/2017
10.34	Services Agreement, dated December 26, 2017, between Airborne Wireless Network and Intellicom Technologies, Ltd.	8-K	10.1	01/02/2018
10.35	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Adar Bays, LLC	8-K	10.1	01/02/2018
10.36	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Eagle Equities, LLC	8-K	10.1	01/02/2018
10.37	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Adar Bays, LLC	8-K	10.3	01/02/2018
10.38	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Eagle Equities, LLC	8-K	10.4	01/02/2018
10.39	Letter Acknowledgement, dated December 29, 2017 from Airborne Wireless Network to Adar Bays, LLC	8-K	10.5	01/02/2018
10.40†	Employment Agreement, dated as of December 28, 2017, between Airborne Wireless Network and Kevin L. Spence	8-K	10.1	01/03/2018
10.41	Securities Purchase Agreement, dated as of January 10, 2018, between Airborne Wireless Network and Concord Holding Group, LLC	8-K	10.1	01/16/2018
10.42	Services and Compensation Agreement, dated March 6, 2018, between Airborne Wireless Network and South Bay Aviation Inc.	8-K	10.1	03/12/2018
10.43	Securities Purchase Agreement, dated as of March 30, 2018, by and between Airborne Wireless Network and Concord Holding Group, LLC	8-K	10.1	04/05/2018
10.44	Securities Purchase Agreement, dated as of April 9, 2018, by and between Airborne Wireless Network and YA II PN, Ltd.	8-K	10.1	04/13/2018
10.45	Warrant, dated as of April 9, 2018, issued by Airborne Wireless Network to YA II PN, Ltd.	8-K	10.2	04/13/2018
23.1**	Consent of Pritchett, Siler & Hardy P.C.
23.2	Consent of Sklar Williams PLLC (included in Exhibit 5.1)
23.3	Consent of McGuireWoods LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included in signature page to prior amendment of the registration statement)
101**

The following financial information for th fiscal years ended August 31, 2017, 2016, 2015 and for the interim period ended February 28, 2018, formatted in Extensible Business Reporting Language (XBRL): (i) balance sheets, (ii) statements of operations, (iii) statement of stockholders’ deficit, (iv) statements of cash flows and (v) notes to the financial statements.

________

* To be filed by amendment.

** Filed herewith.

† Management contract or plan.

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Item 17. Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that it will:

(1) for purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simi Valley, California, on May 14, 2018.

Airborne Wireless Network

By:	/s/ Michael J. Warren
	Name:	Michael J. Warren
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Michael J. Warren	Chief Executive Officer and Director	May 14 , 2018
Michael J. Warren	(principal executive officer)

*	Chief Financial Officer	May 14 , 2018
Kevin L. Spence	(principal financial officer and principal accounting officer)

*	President, Treasurer, Secretary and Director	May 14 , 2018
J. Edward Daniels

*	Director	May 14 , 2018
Samuel Gulko

*	Director	May 14 , 2018
James H. Leach

*	Director	May 14 , 2018
Karen Laustsen

*	Director	May 14 , 2018
James C. Witham

           *By: /s/ Michael J. Warren

           Michael J. Warren

           Attorney-in-Fact

85